Exhibit (4)(d)








==========================================================================





                INTERNATIONAL BUSINESS MACHINES CORPORATION

                                    and


                                 as Trustee



                                 Indenture

                     Dated as of                , 199






                       Providing for the Issuance of
                   Subordinated Debt Securities in Series






==========================================================================

                  INTERNATIONAL BUSINESS MACHINES CORPORATION

   Reconciliation and Tie Between Trust Indenture Act of 1939 and Indenture
                                  Provisions*





Trust Indenture
  Act Section                                  Indenture Section
---------------                                -----------------

Sec. 310(a)(1)       .........................       709
        (a)(2)       .........................       709
        (a)(3)       .........................       Not Applicable
        (a)(4)       .........................       Not Applicable
        (b)          .........................       708
                     .........................       710
Sec. 311(a)          .........................       713(a)
                     .........................       713(c)
        (b)          .........................       713(b)
        (b)(2)       .........................       803(a)(2)
                     .........................       803(b)
Sec. 312(a)          .........................       801
                     .........................       802(a)
        (b)          .........................       802(b)
        (c)          .........................       802(c)
Sec. 313(a)          .........................       803(a)
        (b)          .........................       803(b)
        (c)          .........................       803(d)
        (d)          .........................       803(c)
Sec. 314(a)          .........................       804
        (b)          .........................       Not Applicable
        (c)(1)       .........................       102
        (c)(2)       .........................       102
        (c)(3)       .........................       Not Applicable
        (d)          .........................       Not Applicable
        (e)          .........................       102
Sec. 315(a)          .........................       701(a)
        (b)          .........................       702
                     .........................       803(a)(6)
        (c)          .........................       701(b)
        (d)          .........................       701(c)
        (d)(1)       .........................       701(a)
        (d)(2)       .........................       701(c)(2)
        (d)(3)       .........................       701(c)(3)
        (e)          .........................       614
Sec. 316(a)          .........................       101
        (a)(1)(A)    .........................       602
                     .........................       612
        (a)(1)(B)    .........................       613
        (a)(2)       .........................       Not Applicable
        (b)          .........................       608
Sec. 317(a)(1)       .........................       603
        (a)(2)       .........................       604
        (b)          .........................       1103
Sec. 318(a)          .........................       107


--------------------

    * This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

                                                                       Page

                             TABLE OF CONTENTS1
                                ARTICLE ONE

          Definitions and Other Provisions of General Application

SECTION 101.  Definitions . . . . . . . . . . . . . . . . . . . . . . .   1
               Act  . . . . . . . . . . . . . . . . . . . . . . . . . .   2
               Affiliate  . . . . . . . . . . . . . . . . . . . . . . .   2
               Authenticating Agent . . . . . . . . . . . . . . . . . .   2
               Authorized Newspaper . . . . . . . . . . . . . . . . . .   2
               Bearer Security  . . . . . . . . . . . . . . . . . . . .   2
               Blockage Notice  . . . . . . . . . . . . . . . . . . . .   2
               Board of Directors . . . . . . . . . . . . . . . . . . .   2
               Board Resolution . . . . . . . . . . . . . . . . . . . .   2
               Business  Day  . . . . . . . . . . . . . . . . . . . . .   2
               Commission . . . . . . . . . . . . . . . . . . . . . . .   2
               Common Depositary  . . . . . . . . . . . . . . . . . . .   2
               Company  . . . . . . . . . . . . . . . . . . . . . . . .   3
               Company Request; Request of the Company;
                 Company Order; Order of the Company  . . . . . . . . .   3
               Component Currency . . . . . . . . . . . . . . . . . . .   3
               Conversion Date  . . . . . . . . . . . . . . . . . . . .   3
               Conversion Rate  . . . . . . . . . . . . . . . . . . . .   3
               Corporate  Trust  Office . . . . . . . . . . . . . . . .   3
               corporation  . . . . . . . . . . . . . . . . . . . . . .   3
               Coupon or coupon . . . . . . . . . . . . . . . . . . . .   3
               Defaulted Interest . . . . . . . . . . . . . . . . . . .   3
               Discharged . . . . . . . . . . . . . . . . . . . . . . .   3
               Dollar . . . . . . . . . . . . . . . . . . . . . . . . .   3
               Dollar Equivalent of the Currency Unit . . . . . . . . .   3
               Dollar Equivalent of the Foreign Currency  . . . . . . .   3
               ECU  . . . . . . . . . . . . . . . . . . . . . . . . . .   3
               Euro-clear . . . . . . . . . . . . . . . . . . . . . . .   3
               European Communities . . . . . . . . . . . . . . . . . .   3
               Event of Default . . . . . . . . . . . . . . . . . . . .   3
               Exchange Rate Agent  . . . . . . . . . . . . . . . . . .   3
               Exchange Rate Officers' Certificate  . . . . . . . . . .   4
               Foreign Currency . . . . . . . . . . . . . . . . . . . .   4
               Foreign Government Securities  . . . . . . . . . . . . .   4
               Holder or holder . . . . . . . . . . . . . . . . . . . .   4

 --------------------
    1This  table  of  contents  shall  not,  for   any purpose, be deemed to
     be part of the Indenture.

                                                             Contents, P. 2

                                                                       Page


                 Indebtedness . . . . . . . . . . . . . . . . . . . . .   4
                 Indenture  . . . . . . . . . . . . . . . . . . . . . .   4
                 interest . . . . . . . . . . . . . . . . . . . . . . .   4
                 Interest Payment Date  . . . . . . . . . . . . . . . .   4
                 Market Exchange Rate . . . . . . . . . . . . . . . . .   4
                 Maturity . . . . . . . . . . . . . . . . . . . . . . .   4
                 Medium-Term Debt Securities  . . . . . . . . . . . . .   4
                 Medium-Term Debt Securities Certificate  . . . . . . .   4
                 Officers' Certificate  . . . . . . . . . . . . . . . .   5
                 Official Currency Unit Exchange Rate . . . . . . . . .   5
                 Opinion of Counsel . . . . . . . . . . . . . . . . . .   5
                 Original Issue Discount Security . . . . . . . . . . .   5
                 Outstanding or outstanding . . . . . . . . . . . . . .   5
                 Paying Agent . . . . . . . . . . . . . . . . . . . . .   6
                 Payment Blockage Period  . . . . . . . . . . . . . . .   6
                 Person or person . . . . . . . . . . . . . . . . . . .   6
                 Place of Payment . . . . . . . . . . . . . . . . . . .   6
                 Predecessor Security . . . . . . . . . . . . . . . . .   6
                 Redemption Date  . . . . . . . . . . . . . . . . . . .   6
                 Redemption Price . . . . . . . . . . . . . . . . . . .   6
                 Registered Security  . . . . . . . . . . . . . . . . .   7
                 Regular Record Date  . . . . . . . . . . . . . . . . .   7
                 Representative . . . . . . . . . . . . . . . . . . . .   7
                 Required Currency  . . . . . . . . . . . . . . . . . .   7
                 Responsible Trust Officer  . . . . . . . . . . . . . .   7
                 Securities . . . . . . . . . . . . . . . . . . . . . .   7
                 Security Register  . . . . . . . . . . . . . . . . . .   7
                 Security Registrar . . . . . . . . . . . . . . . . . .   7
                 Senior Indebtedness  . . . . . . . . . . . . . . . . .   7
                 Special Record Date  . . . . . . . . . . . . . . . . .   8
                 Specified Amount . . . . . . . . . . . . . . . . . . .   8
                 Stated Maturity  . . . . . . . . . . . . . . . . . . .   8
                 Subsidiary . . . . . . . . . . . . . . . . . . . . . .   8
                 Trust Indenture Act  . . . . . . . . . . . . . . . . .   8
                 Trustee  . . . . . . . . . . . . . . . . . . . . . . .   8
                 United States  . . . . . . . . . . . . . . . . . . . .   8
                 U.S. Government Obligations  . . . . . . . . . . . . .   8
                 Valuation Date . . . . . . . . . . . . . . . . . . . .   8
                 Vice President . . . . . . . . . . . . . . . . . . . .   8
                 Voting Shares  . . . . . . . . . . . . . . . . . . . .   8

SECTION 102   Compliance Certificates and Opinions  . . . . . . . . . .   8

SECTION 103.  Form of Documents Delivered to Trustee  . . . . . . . . .   9

                                                             Contents, P. 3

                                                                       Page


SECTION 104.  Acts of Holders . . . . . . . . . . . . . . . . . . . . .   9

SECTION 105.  Notices, etc., to Trustee and Company . . . . . . . . . .  11

SECTION 106.  Notice to Holders; Waiver . . . . . . . . . . . . . . . .  12

SECTION 107.  Conflict with Trust Indenture Act . . . . . . . . . . . .  13

SECTION 108.  Effect of Headings and Table of Contents  . . . . . . . .  13

SECTION 109.  Successors and Assigns  . . . . . . . . . . . . . . . . .  13

SECTION 110.  Separability Clause . . . . . . . . . . . . . . . . . . .  13

SECTION 111.  Benefits of Indenture . . . . . . . . . . . . . . . . . .  13

SECTION 112.  Governing Law . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 113.  Legal Holidays  . . . . . . . . . . . . . . . . . . . . .  13

SECTION 114.  Moneys of Different Currencies To Be Segregated . . . . .  14

SECTION 115.  Payment To Be in Proper Currency  . . . . . . . . . . . .  14

SECTION 116.  Language of Notices, etc  . . . . . . . . . . . . . . . .  14

SECTION 117.  Changes in Exhibits . . . . . . . . . . . . . . . . . . .  14

                                ARTICLE TWO

                           Issuance of Securities

SECTION 201.  Creation of Securities in Amount Unlimited  . . . . . . .  15

SECTION 202.  Documents Required for Issuance of Each Series of
              Securities Other Than Medium-Term Debt
                Securities  . . . . . . . . . . . . . . . . . . . . . .  15

                               ARTICLE THREE

                  Issuance of Medium-Term Debt Securities

SECTION 301.  Documents Required for Issuance of Each Series of
                Medium-Term Debt Securities   . . . . . . . . . . . . .  18

SECTION 302.  Form of Medium-Term Debt Securities . . . . . . . . . . .  23

                                ARTICLE FOUR

                               The Securities

SECTION 401.  Form and Denomination . . . . . . . . . . . . . . . . . .  23

SECTION 402.  Execution, Delivery, Dating and Authentication  . . . . .  24

                                                             Contents, P. 4

                                                                       Page


SECTION 403.  Temporary Securities  . . . . . . . . . . . . . . . . . .  25

SECTION 404.  Registration, Registration of Transfer and
                Exchange  . . . . . . . . . . . . . . . . . . . . . . .  27


SECTION 405.  Mutilated, Destroyed, Lost and Stolen Securities. . . . .  30

SECTION 406.  Payment of Interest; Interest Rights Preserved. . . . . .  31

SECTION 407.  Persons Deemed Owners . . . . . . . . . . . . . . . . . .  32

SECTION 408.  Cancelation . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 409.  Computation of Interest . . . . . . . . . . . . . . . . .  33

SECTION 410.  Currency and Manner of Payment in Respect of
                Securities .. . . . . . . . . . . . . . . . . . . . . .  33

SECTION 411.  Securities in Global Form . . . . . . . . . . . . . . . .  38

                                ARTICLE FIVE

                         Satisfaction and Discharge

SECTION 501.  Satisfaction and Discharge of Indenture in
                Respect of Any Series of Securities . . . . . . . . . .  39

SECTION 502.  Application of Trust Money  . . . . . . . . . . . . . . .  40

SECTION 503.  Satisfaction, Discharge and Defeasance of
                Securities of Any Series  . . . . . . . . . . . . . . .  40

SECTION 504.  Reinstatement . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 505.  Definitions . . . . . . . . . . . . . . . . . . . . . . .  42

                                ARTICLE SIX

                                  Remedies

SECTION 601.  Events of Default . . . . . . . . . . . . . . . . . . . .  43

SECTION 602.  Acceleration of Maturity; Rescission and
                Annulment   . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 603.  Collection of Indebtedness  and  Suits  for
                Enforcement  by Trustee   . . . . . . . . . . . . . . .  45

SECTION 604.  Trustee May File Proofs of Claim  . . . . . . . . . . . .  46

SECTION 605.  Trustee May Enforce Claims Without Possession of
                Securities  . . . . . . . . . . . . . . . . . . . . . .  47

SECTION 606.  Application of Money Collected  . . . . . . . . . . . . .  47

                                                             Contents, P. 5

                                                                       Page


SECTION 607.  Limitation on Suits . . . . . . . . . . . . . . . . . . .  47

SECTION 608.  Unconditional Right of Holders To Receive
                Principal, Premium and Interest   . . . . . . . . . . .  48

SECTION 609.  Restoration of Rights and Remedies  . . . . . . . . . . .  48

SECTION 610.  Rights and Remedies Cumulative  . . . . . . . . . . . . .  48

SECTION 611.  Delay or Omission Not Waiver  . . . . . . . . . . . . . .  49

SECTION 612.  Control by Holders  . . . . . . . . . . . . . . . . . . .  49

SECTION 613.  Waiver of Past Defaults . . . . . . . . . . . . . . . . .  49

SECTION 614.  Undertaking for Costs . . . . . . . . . . . . . . . . . .  50

SECTION 615.  Waiver of Stay or Extension Laws  . . . . . . . . . . . .  50

                               ARTICLE SEVEN

                                The Trustee

SECTION 701.  Certain Duties and Responsibilities . . . . . . . . . . .  50

SECTION 702.  Notice of Defaults  . . . . . . . . . . . . . . . . . . .  51

SECTION 703.  Certain Rights of Trustee . . . . . . . . . . . . . . . .  51

SECTION 704.  Not Responsible for Recitals or Issuance
                of Securities . . . . . . . . . . . . . . . . . . . . .  52

SECTION 705.  May Hold Securities . . . . . . . . . . . . . . . . . . .  52

SECTION 706.  Money Held in Trust . . . . . . . . . . . . . . . . . . .  53

SECTION 707.  Compensation and Reimbursement  . . . . . . . . . . . . .  53

SECTION 708.  Disqualification; Conflicting Interests . . . . . . . . .  53

SECTION 709.  Corporate Trustee Required; Eligibility . . . . . . . . .  54

SECTION 710.  Resignation and Removal; Appointment of
                Successor . . . . . . . . . . . . . . . . . . . . . . .  54

SECTION 711.  Acceptance of Appointment by Successor  . . . . . . . . .  56

SECTION 712.  Merger, Conversion, Consolidation or Succession
                to Business . . . . . . . . . . . . . . . . . . . . . .  57

SECTION 713.  Preferential Collection of Claims Against
                Company . . . . . . . . . . . . . . . . . . . . . . . .  57

SECTION 714.  Judgment Currency . . . . . . . . . . . . . . . . . . . .  60

SECTION 715.  Appointment of Authenticating Agent . . . . . . . . . . .  61

                                                             Contents, P. 6

                                                                       Page


                               ARTICLE EIGHT

             Holders' Lists and Reports by Trustee and Company

SECTION 801.  Company To Furnish Trustee Names and Addresses of
                Holders   . . . . . . . . . . . . . . . . . . . . . . .  63

SECTION 802.  Preservation of Information; Communications to
                Holders   . . . . . . . . . . . . . . . . . . . . . . .  64

SECTION 803.  Reports by Trustee  . . . . . . . . . . . . . . . . . . .  65

SECTION 804.  Reports by Company  . . . . . . . . . . . . . . . . . . .  66

                                ARTICLE NINE

               Consolidation, Merger, Conveyance or Transfer

SECTION 901.  Company May Consolidate, etc., Only on
                Certain Terms   . . . . . . . . . . . . . . . . . . . .  67

SECTION 902.  Successor Corporation Substituted . . . . . . . . . . . .  67

                                ARTICLE TEN

                          Supplemental Indentures

SECTION 1001.  Supplemental Indentures Without Consent
                 of Holders . . . . . . . . . . . . . . . . . . . . . .  68

SECTION 1002.  Supplemental Indentures with Consent
                 of Holders . . . . . . . . . . . . . . . . . . . . . .  69

SECTION 1003.  Execution of Supplemental Indentures . . . . . . . . . .  70

SECTION 1004.  Effect of Supplemental Indentures  . . . . . . . . . . .  70

SECTION 1005.  Conformity with Trust Indenture Act  . . . . . . . . . .  70

SECTION 1006.  Reference in Securities to Supplemental
                 Indentures . . . . . . . . . . . . . . . . . . . . . .  70

                               ARTICLE ELEVEN

                                 Covenants

SECTION 1101.  Payment of Principal, Premium and Interest . . . . . . .  71

SECTION 1102.  Maintenance of Office or Agency  . . . . . . . . . . . .  71

SECTION 1103.  Money for Securities Payments To Be Held
                 in Trust . . . . . . . . . . . . . . . . . . . . . . .  72

SECTION 1104.  Statement by Officers as to Default  . . . . . . . . . .  73

SECTION 1105.  Additional Amounts . . . . . . . . . . . . . . . . . . .  74

                                                             Contents, P. 7

                                                                       Page


                               ARTICLE TWELVE

                          Redemption of Securities

SECTION 1201.  Applicability of Article . . . . . . . . . . . . . . . .  74

SECTION 1202.  Election To Redeem; Notice to Trustee  . . . . . . . . .  75

SECTION 1203.  Selection by Trustee of Securities To
                 Be Redeemed  . . . . . . . . . . . . . . . . . . . . .  75

SECTION 1204.  Notice of Redemption . . . . . . . . . . . . . . . . . .  75

SECTION 1205.  Deposit of Redemption Price  . . . . . . . . . . . . . .  76

SECTION 1206.  Securities Payable on Redemption Date  . . . . . . . . .  76

SECTION 1207.  Securities Redeemed in Part  . . . . . . . . . . . . . .  77

                              ARTICLE THIRTEEN

                               Sinking Funds

SECTION 1301.  Applicability of Article . . . . . . . . . . . . . . . .  77

SECTION 1302.  Satisfaction of Sinking Fund Payments
                 with Securities  . . . . . . . . . . . . . . . . . . .  77

SECTION 1303.  Redemption of Securities for Sinking Fund  . . . . . . .  78

                              ARTICLE FOURTEEN

                     Meetings of Holders of Securities

SECTION 1401.  Purposes for Which Meetings May Be Called  . . . . . . .  78

SECTION 1402.  Call, Notice and Place of Meetings . . . . . . . . . . .  78

SECTION 1403.  Persons Entitled To Vote at Meetings . . . . . . . . . .  79

SECTION 1404.  Quorum; Action . . . . . . . . . . . . . . . . . . . . .  79

SECTION 1405.  Determination of Voting Rights; Conduct and
                 Adjournment of Meetings  . . . . . . . . . . . . . . .  80

SECTION 1406.  Counting Votes and Recording Action of Meetings. . . . .  80

                              ARTICLE FIFTEEN

                               Subordination

SECTION 1501.  Agreement to Subordinate . . . . . . . . . . . . . . . .  81

SECTION 1502.  Liquidation, Dissolution, Bankruptcy . . . . . . . . . .  81

SECTION 1503.  Default on Senior Indebtedness . . . . . . . . . . . . .  81

                                                             Contents, P. 8

                                                                       Page


SECTION 1504.  Acceleration of Payment of Securities  . . . . . . . . .  82

SECTION 1505.  When Distributions Must Be Paid Over . . . . . . . . . .  82

SECTION 1506.  Subrogation  . . . . . . . . . . . . . . . . . . . . . .  82

SECTION 1507.  Relative Rights  . . . . . . . . . . . . . . . . . . . .  82

SECTION 1508.  Subordination May Not Be Impaired by
                 Company  . . . . . . . . . . . . . . . . . . . . . . .  83

SECTION 1509.  Rights of Trustee and Paying Agent . . . . . . . . . . .  83

SECTION 1510.  Distribution or Notice to Representative . . . . . . . .  83

SECTION 1511.  Article Fifteen Not To Prevent Events of
                 Default or Limit Right To Accelerate . . . . . . . . .  83

SECTION 1512.  Trust Moneys Not Subordinated  . . . . . . . . . . . . .  83

SECTION 1513.  Trustee Entitled To Rely . . . . . . . . . . . . . . . .  83

SECTION 1514.  Trustee To Effectuate Subordination  . . . . . . . . . .  84

SECTION 1515.  Trustee Not Fiduciary for Holders of
                 Senior Indebtedness  . . . . . . . . . . . . . . . . .  84

SECTION 1516.  Reliance by Holders of Senior Indebtedness
                 on Subordination Provisions  . . . . . . . . . . . . .  84


EXHIBIT A     Forms of Debt Securities

EXHIBIT B.1   Form of Certificate to be given by Person entitled to receive
              Bearer Security

EXHIBIT B.2   Form of Certificate to be given by Euro-clear and Cedel Bank societe anonyme in connection with the Exchange of a portion of Temporary Global Security

EXHIBIT B.3   Form of Certificate to be given by Euro-clear and Cedel Bank societe anonyme to obtain Interest prior to an Exchange Date

EXHIBIT B.4   Form of Certificate to be given by Beneficial Owners to
              obtain Interest prior to an Exchange Date

EXHIBIT B.5   Form of Confirmation to be sent to Purchasers of Bearer
              Securities

          INDENTURE dated as of                , 199 , between
        INTERNATIONAL BUSINESS MACHINES CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company"), having its principal office at One Old Orchard Road, Armonk, New York 10504, and
                                                                  , as
        Trustee (herein called the "Trustee"), the office of the Trustee at which at the date hereof its corporate trust business is
        principally administered being                            .

                          RECITALS OF THE COMPANY

   The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

   All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

   For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

                                ARTICLE ONE

          Definitions and Other Provisions of General Application

   SECTION 101. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; and

     (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

   Certain terms, used principally within an Article of this Indenture, may be defined in that Article.

   "Act", when used with respect to any Holder, has the meaning specified in Section 104.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 715 to act on behalf of the Trustee to authenticate Securities of one or more series.

   "Authorized Newspaper" means a newspaper of general circulation in the place of publication, printed in the official language of the country of publication and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized Newspaper are authorized or required hereunder, they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.

   "Bearer Security" means any Security which is not registered in the Security Register as to both principal and interest (including without limitation any Security in temporary or definitive global bearer form).

   "Blockage Notice" has the meaning specified in Section 1503.

   "Board of Directors" means either the board of directors of the Company, any executive officer of the Company duly authorized to act in the name of or on behalf of that board or any committee consisting of two or more persons who need not be directors duly authorized to act in the name of or on behalf of that board.

   "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

   "Business Day", when used with respect to any Place of Payment or place of publication, means each day on which commercial banks and foreign exchange markets settle payments in the Place of Payment or place of publication, or as specified for a series of Securities pursuant to
Section 202 or Section 301, as the case may be. Unless otherwise specified pursuant to Section 202 or Section 301, as the case may be, when used with respect to Securities bearing interest at a rate or rates determined by reference to London interbank offered rates for deposits in U.S. Dollars, "Business Day" shall exclude any day on which commercial banks and foreign exchange markets do not settle payments in London.

   "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

   "Common Depositary" has the meaning specified in Section 403.

   "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

   "Company Request", "Request of the Company", "Company Order" or "Order of the Company" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

   "Component Currency" has the meaning specified in Section 410(i).

   "Conversion Date" has the meaning specified in Section 410(e).

   "Conversion Rate" has the meaning specified in Section 714.

   "Corporate Trust Office" means the office of the Trustee in New York, New York, at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is except that with respect to the presentation of Securities (or Coupons, if any, representing an installment of interest) for payment or for registration of transfer and exchange, such term shall mean the office or the agency of the Trustee in said city at which at any particular time its corporate agency business shall be conducted.

   "corporation" includes corporations, associations, companies and business trusts.

   "Coupon" or "coupon" means any interest coupon appertaining to a Bearer Security.

   "Defaulted Interest" has the meaning specified in Section 406.

   "Discharged" has the meaning specified in Section 505.

   "Dollar" means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   "Dollar Equivalent of the Currency Unit" has the meaning specified in
Section 410(h).

   "Dollar Equivalent of the Foreign Currency" has the meaning specified in
Section 410(g).

   "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

   "Euro-clear" means the operator of the Euro-clear System.

   "European Communities" means the European Economic Community, the European Coal and Steel Community and the European Atomic Energy Community.

   "Event of Default" has the meaning specified in Section 601.

   "Exchange Rate Agent" means the entity appointed by the Company pursuant to Section 104(g). Unless otherwise specified as contemplated by
Section 202 or Section 301, as the
case may be, the Luxembourg Stock Exchange shall act as Exchange Rate Agent for purposes of Section 410 in the case of each series of Securities listed on the Luxembourg Stock Exchange.

   "Exchange Rate Officers' Certificate" means a telecopy or tested telex or a certificate setting forth (i) the applicable Official Currency Unit Exchange Rate and (ii) the Dollar or Foreign Currency or currency unit amounts of principal, premium, if any, and interest, if any, respectively (on an aggregate basis and on the basis of a Security having a principal amount of 1,000 units in the relevant currency or currency unit), payable on the basis of such Official Currency Unit Exchange Rate, sent (in the case of a telecopy or telex) or executed (in the case of a certificate) by the Controller or any Assistant Controller or by the Treasurer or any Assistant Treasurer of the Company and delivered to the Trustee; such telecopy, tested telex or certificate need not comply with Section 102.

   "Foreign Currency" means a currency issued by the government of any country other than the United States of America.

   "Foreign Government Securities" has the meaning specified in
Section 505.

   "Holder" or "holder" means, with respect to a Registered Security, the Person in whose name at the time a particular Registered Security is registered in the Security Register and, with respect to a Bearer Security and/or a Coupon, the bearer thereof.

   "Indebtedness" of any corporation means all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such corporation or for which such corporation is otherwise responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others).

   "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 202 and Section 301, as the case may be.

   "interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

   "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
   "Market Exchange Rate" has the meaning specified in Section 410(i).

   "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

   "Medium-Term Debt Securities" has the meaning specified in Section 301.

   "Medium-Term Debt Securities Certificate" shall mean a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, the Controller, any Secretary or Assistant Treasurer, Assistant Controller or Assistant Secretary of the Company, or any other employee of the Company designated by a Board Resolution as having the authority to deliver a Medium-Term Debt Securities Certificate hereunder.

   "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or any Vice President, and by the Treasurer, the Controller, the Secretary or any Assistant Treasurer, Assistant Controller or Assistant Secretary, of the Company, and delivered to the Trustee. Each such Officers' Certificate shall contain the statements provided in Section 102 if and to the extent required by the provisions of such Section.

   "Official Currency Unit Exchange Rate" means, with respect to any payment to be made hereunder, the exchange rate between the relevant currency unit and the currency or currency unit of payment calculated by the Exchange Rate Agent for the Securities of the relevant series (in the case of ECU, reported by the Commission of the European Communities and on the date hereof based on the rates in effect at 2:30 p.m., Brussels time, on the exchange markets of the Component Currencies of ECU), on the Business Day (in the city in which such Exchange Rate Agent has its principal office) immediately preceding delivery of any Exchange Rate Officers' Certificate.

   "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Company. Each Opinion of Counsel shall contain the statements provided in Section 102 if and to the extent required by the provisions of such Section.

   "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 602.

   "Outstanding" or "outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

     (i) Securities theretofore canceled by the Trustee or delivered or deemed delivered to the Trustee for cancelation;

     (ii) Securities for whose payment or redemption money in the necessary amount and in the required currency or currency unit has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

     (iii) Securities which have been paid pursuant to Section 405 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of Outstanding

Securities or the number of votes entitled to be cast by each Holder of a Security in respect of such Security at any such meeting, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to
Section 602, (ii) the principal amount of a Security denominated in a Foreign Currency or currency unit shall be the Dollar equivalent obtained by converting the specified Foreign Currency or currency unit into Dollars at the Market Exchange Rate on the date of such determination (or, in the case of a Security denominated in a currency unit for which there is no Market Exchange Rate, the Dollar equivalent obtained by adding together the results obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for each such Component Currency on the date of such determination) of the principal amount (or, in the case of an Original Issue Discount Security, of the amount determined as provided in (i) above) of such Security, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

   "Paying Agent" means the Trustee or any other Person authorized by the Company to pay the principal of (and premium, if any) or interest, if any, on any Securities on behalf of the Company.

   "Payment Blockage Period" has the meaning specified in Section 1503.

   "Person" or "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Place of Payment", when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of that series are payable as specified in accordance with Section 202 or Section 301, as the case may be.

   "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 405 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

   "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

   "Redemption Price", when used with respect to any Security to be redeemed, means the price, in the currency or currency unit in which such Security is payable, at which it is to be redeemed pursuant to this Indenture.

   "Registered Security" means any Security registered in the Security Register (including without limitation any Security in temporary or definitive global registered form).

   "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Securities of any series means the date specified for that purpose as contemplated by Section 202 or Section 301, as the case may be, which date shall be, unless otherwise specified pursuant to
Section 202 or Section 301, as the case may be, the fifteenth day preceding such Interest Payment Date, whether or not such day shall be a Business Day.

   "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness.

   "Required Currency" has the meaning specified in Section 115.

   "Responsible Trust Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

   "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities (including Medium-Term Debt Securities) authenticated and delivered under this Indenture and, in the case of any Bearer Security, shall include where appropriate any Coupons appertaining thereto.

   "Security Register" has the meaning specified in Section 404.

   "Security Registrar" means the Person appointed as the initial Security Registrar in Section 404 or any Person appointed by the Company as a successor or replacement Security Registrar.

   "Senior Indebtedness" means the principal of, premium, if any, and interest on, (i) all the Company's other indebtedness for money borrowed, other than the Securities, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Securities or to rank pari passu with the Securities and (ii) any deferrals, renewals or extensions of any such Senior Indebtedness; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any indebtedness, guarantee or obligation of the Company which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of the Company, including any senior subordinated Indebtedness and any other subordinated obligations, (5) any obligations with respect to any capital Stock, or (6) any

Indebtedness incurred in violation of this Indenture. The term "indebtedness for money borrowed" as used herein shall include, without limitation, any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

   "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 406.

   "Specified Amount" has the meaning specified in Section 410(i).

   "Stated Maturity", when used with respect to any Security (or Coupon, if any, representing an installment of interest) or any installment of principal thereof or interest thereon, means the date specified in such Security (or Coupon) as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

   "Subsidiary" means any corporation a majority of the Voting Shares of which are at the time owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

   "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and as in force at the date as of which this instrument was executed, except as provided in Section 1005.

   "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

   "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

   "U.S. Government Obligations" has the meaning specified in Section 505. "Valuation Date" has the meaning specified in Section 410(e).

   "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

   "Voting Shares" means, as to shares of a particular corporation, outstanding shares of stock of any class of such corporation entitled to vote in the election of directors, excluding shares entitled so to vote only upon the happening of some contingency.

   SECTION 102. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an

Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

   Unless expressly otherwise specified with respect to any certificate or opinion provided for in this Indenture, every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 1104) shall include:

     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

   SECTION 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

   Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

   Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

   SECTION 104. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities of any series may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Holders in person or by proxies duly appointed in writing, (ii) the record of such Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Fourteen, or (iii) a combination of any such record and one or more instruments of substantially similar tenor signed by such Holders in person or by proxies duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such record and/or instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such record or instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such proxy shall be sufficient for any purpose of this Indenture and (subject to Section 701) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1406.

   (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

   (c) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed by any trust company, bank, banker or other depository, wherever situated, showing that at the date therein mentioned such Person had on deposit with such depository, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to bc satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, (2) such Bearer Security is produced to the Trustee by some other Person, (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding.

   (d) The fact and date of execution of any such instrument or writing pursuant to clause (c) above, the authority of the Person executing the same and the principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this clause.

   (e) The principal amount and serial numbers of Registered Securities held by any Person and the date of holding the same shall be proved by the Security Register.

   (f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of a Holder shall bind every future Holder of the same Security and/or Coupon and the Holder of every

Security and/or Coupon issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security and/or Coupon.

   (g) Whenever any Act is to be taken hereunder by the Holders of two or more series of Securities denominated in different currencies (or currency units), then, for the purpose of determining the principal amount of Securities held by such Holders, the aggregate principal amount of the Securities denominated in a Foreign Currency (or any currency unit) shall be deemed to be that amount determined by the Company or by an authorized Exchange Rate Agent and evidenced to the Trustee by an Officers' Certificate as of the date the taking of such Act by the Holders of the requisite percentage in principal amount of the Securities is evidenced to the Trustee to be equal to the Dollar equivalent obtained by converting the specified Foreign Currency or currency unit into Dollars at the Market Exchange Rate on such date (or, in the case of a Security denominated in a currency unit for which there is no Market Exchange Rate, the Dollar equivalent obtained by adding together the results obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for each such Component Currency on such date) of the principal amount (or, in the case of an Original Issue Discount Security, the principal amount thereof that would be due and payable as of the declaration of acceleration of the Maturity thereof pursuant to
Section 602) of such Security. An Exchange Rate Agent may be authorized in advance or from time to time by the Company. Any such determination by the Company or by any such Exchange Rate Agent shall be conclusive and binding on all Holders, the Company and the Trustee, and neither the Company nor any such Exchange Rate Agent shall be liable therefor in the absence of bad faith.

   (h) If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

   SECTION 105. Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (1) the Trustee by any Holder or by the Company shall be made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office and unless otherwise herein expressly provided, any such document shall be deemed to be sufficiently made, given, furnished or filed upon its receipt by a Responsible Trust Officer of the Trustee, or

     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered in person, mailed, first-class postage prepaid, or sent by overnight courier or, until such time as the Company shall have notified the Trustee in writing that it shall no longer accept delivery of notice by telecopy or telex, given by telecopy or by telex (with answerback received) to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, or at its telecopy or telex number from time to time furnished in writing to the Trustee expressly for purposes of this Indenture, Attention: Secretary.

   SECTION 106. Notice to Holders; Waiver. (a) Where this Indenture provides for notice to Holders of any event:

     (i) if any of the Securities affected by such event are Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided or unless otherwise specified in such Securities) if in writing and delivered in person, mailed, first-class postage prepaid or sent by overnight courier, to each Holder affected by such event, at his address as it appears in the Security Register, within the time prescribed for the giving of such notice, and

     (ii) if any of the Securities affected by such event are Bearer Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided or unless otherwise specified in such Securities) if (A) published once in an Authorized Newspaper in New York City and London and, if applicable, in Luxembourg or such other place of publication as may be required pursuant to the rules and regulations of any securities exchange on which such Securities are listed, and (B) delivered in person, mailed, first-class postage prepaid or sent by overnight courier to such Persons whose names were previously filed with the Trustee, within the time prescribed for the giving of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Registered Securities in the manner specified above, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder.

   (b) In any case where notice to a Holder of Registered Securities is given in any manner specified in paragraph (a) above, such notice shall be conclusively presumed to have been duly given, whether or not such Holder receives such notice. In any case where notice to Holders of Registered Securities is given in any manner specified in paragraph (a) above, neither the failure to deliver, mail or send such notice, nor any defect in any notice so mailed or sent, to any



















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                                     13


particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Neither the failure to give notice by publication to Holders of Bearer Securities as provided in paragraph (a) above, nor any defect in any notice so published, shall affect the sufficiency of any notice to Holders of Registered Securities given as provided herein.

   (c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

   SECTION 107. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

   SECTION 108. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

   SECTION 109. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

   SECTION 110. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

   SECTION 111. Benefits of Indenture. Nothing in this Indenture or in the Securities or Coupons, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

   SECTION 112. Governing Law. THIS INDENTURE AND THE SECURITIES AND COUPONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

   SECTION 113. Legal Holidays. Except as otherwise specified as contemplated by Section 202 or Section 301, as the case may be, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or Coupon shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of such Security or Coupon) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, as the case may be, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day at such Place of Payment.

   SECTION 114. Moneys of Different Currencies To Be Segregated. The Trustee shall segregate moneys, funds and accounts held by the Trustee hereunder in one currency (or currency unit) from any moneys, funds or accounts in any other currencies (or currency units), notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts.

   SECTION 115. Payment To Be in Proper Currency. In the case of any Security denominated in any particular currency or currency unit (the "Required Currency"), subject to applicable law and except as otherwise provided herein, therein or in or pursuant to the related Board Resolution, Medium-Term Debt Securities Certificate or supplemental indenture, the obligation of the Company to make any payment of principal, premium or interest thereon shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency or currency unit other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee's timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is made in other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such other currency or currency unit for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall be liable for any shortfall or delinquency in the full amount of the Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor. The Company hereby waives any defense of payment based upon any such tender or recovery which is not in the Required Currency, or which, when exchanged for the Required Currency by the Trustee, is less than the full amount of the Required Currency then due and payable

   SECTION 116. Language of Notices, etc. Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

   SECTION 117. Changes in Exhibits. At any time and from time to time, the Company may substitute a new form, or add new forms, of the Exhibits hereto. Such substitution shall be effective upon receipt by the Trustee of such new form of Exhibit and a Board Resolution or Officers' Certificate adopting such new form of Exhibit, and thereafter all references in this Indenture to such Exhibit shall be deemed to refer to such new form of Exhibit.
                                ARTICLE TWO

                           Issuance of Securities

   SECTION 201. Creation of Securities in Amount Unlimited. An unlimited aggregate principal amount of Securities may be issued pursuant to this Article Two and, in the case of Medium-Term Debt Securities, pursuant to Article Three. The Securities (including Medium-Term Debt Securities) may be authenticated and delivered, as authorized by the Board of Directors, in an unlimited number of series.

   SECTION 202. Documents Required for Issuance of Each Series of
Securities Other than Medium-Term Debt Securities. At any time and from time to time, Securities of each series created pursuant to the provisions of this Article Two may be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and shall be authenticated by the Trustee and delivered to, or upon the order of, the Company upon receipt by the Trustee of the following:

     (a) A Board Resolution or Board Resolutions authorizing the execution, authentication and delivery of the Securities of the series, and specifying:

        (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

        (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Article Two (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 403, 404, 405, 1006 or 1207 and except for any Securities which, pursuant to Section 402, are deemed never to have been authenticated and delivered hereunder);

        (3) the date or dates on which the principal (and premium, if any) of any of the Securities of the series are payable or the method of determination thereof;

        (4) the rate or rates, or the method of determination thereof, at which any of the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Registered Securities on any Interest Payment Date;

        (5) the place or places where the principal of (and premium, if any) and interest, if any, on any of the Securities and Coupons, if any, of the series shall be payable and the office or agency for the Securities of the series maintained by the Company pursuant to
     Section 1102;

        (6) the period or periods within which, the price or prices at which and the terms and conditions upon which any of the Securities of the series may be redeemed, in whole or in part, at the option of the Company;

        (7) the terms of any sinking fund and the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part;

        (8) the terms of the obligation of the Company, if any, to permit the conversion of the Securities of the series into stock or other securities of the Company or of any other corporation;

        (9) the terms, if any, for the attachment to Securities of the series of warrants, optionsor other rights to purchase or sell stock or other securities of the Company;

        (10) if other than denominations of $1,000 and in any integral multiple thereof, if Registered Securities, and $5,000, if Bearer Securities, for Securities denominated in Dollars, the denominations in which the Securities of the series shall be issuable;

        (11) if other than the principal amount thereof, the portion of the principal amount of any of the Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 602;

        (12) the application, if any, of Section 503, or such other means of satisfaction and discharge as may be specified for the Securities and Coupons, if any, for a series;

        (13) any deletions or modifications of or additions to the Events of Default set forth in Section 601 or covenants of the Company set forth in Article Nine or Eleven pertaining to the Securities of the series;

        (14) the forms of the Securities and Coupons, if any, of the series;

        (15) if other than Dollars, the currency or currencies, or currency unit or units, in which the Securities of such series will be denominated and/or in which payment of the principal of (and premium, if any) and interest, if any, on any of the Securities of the series shall be payable and the Exchange Rate Agent, if any, for such series;

        (16) if the principal of (and premium, if any) or interest, if any, on any of the Securities of the series are to be payable at the election of the Company or a Holder thereof, or under some or all other circumstances, in a currency or currencies, or currency unit or units, other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made, or the other circumstances under which any of the Securities are to be so payable, including without limitation the application of Section 410(b) and any deletions to, modifications of or additions to the provisions thereof, and any provision requiring the Holder to bear currency exchange costs by deduction from such payments;

        (17) if the amount of payments of principal of (and premium, if any) or interest, if any, on any of the Securities of the series may be determined with reference to an index based on (i) a currency or currencies or currency unit or units other than that in which such Securities are stated to be payable or (ii) any method, not inconsistent with the provisions of this Indenture, specified in or pursuant to such Board Resolution, then in each case (i) and (ii) the manner in which such amounts shall be determined;

        (18) whether the Securities of the series are to be issued as Registered Securities or Bearer Securities (with or without Coupons), or any combination thereof, whether Bearer Securities may be exchanged for Registered Securities of the series and whether Registered Securities may be exchanged for Bearer Securities of the series (if permitted by applicable laws and regulations) and the circumstances under which and the place or places where any such exchanges, if permitted, may be made; and whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in definitive global form with or without

     Coupons and, if so, whether beneficial owners of interests in any such definitive global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which and the place or places where any such exchanges may occur, if other than in the manner provided in Section 404;

        (19) if the Securities and Coupons, if any, of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities and Coupons, if any, to be authenticated and delivered;

        (20) whether and under what circumstances and with what procedures and documentation the Company will pay additional amounts on any of the Securities and Coupons, if any, of the series to any Holder who is not a U.S. Person (including definition of such term), in respect of any tax assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay additional amounts (and the terms of any such option);

        (21) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the Coupons appertaining thereto as they severally mature and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 403; and

        (22) any other terms of any of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture).

     If any of the terms of the series are established by action taken pursuant to a Board Resolution or Board Resolutions, an Officers' Certificate certifying as to such action also shall be delivered to the Trustee.

     (b) In case the Securities of the series to be authenticated and delivered are to be created pursuant to one or more supplemental indentures, such supplemental indenture or indentures, accompanied by a Board Resolution or Board Resolutions authorizing such supplemental indenture or indentures and designating the new series to be created and prescribing pursuant to paragraph (a) above, consistent with the applicable provisions of this Indenture, the terms and provisions relating to the Securities of the series.

     (c) Either (i) a certificate or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel that the Trustee is entitled to rely thereon and that the authorization, approval or consent of no other governmental body is required, or (ii) an Opinion of Counsel that no authorization, approval or consent of any governmental body is required.

     (d) An Opinion of Counsel that all instruments furnished the Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver the Securities and to deliver the Coupons, if any, of the series; that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the Securities and delivery of the Coupons, if any, of the series have been complied with and the Company is duly entitled to the authentication and delivery of the Securities and Coupons, if any, of the series in accordance with the provisions of this Indenture; that all laws and requirements with respect to the form and execution by the Company of the supplemental indenture, if any, and the execution and delivery by the Company of the Securities and Coupons, if any, of the series have been complied with; that the Company has corporate power to execute and deliver the supplemental indenture, if any, and to issue the Securities and Coupons, if any, of the series and has duly taken all necessary corporate action for those purposes; and that the supplemental indenture, if any, as executed and delivered and the Securities and Coupons, if any, of the series, when issued, will be the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect, the enforceability of the Company's obligations also being subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that the Securities and Coupons, if any, of the series, when issued, will be entitled to the benefits of this Indenture, equally and ratably with all other Securities and Coupons, if any, of such series theretofore issued and then outstanding hereunder; and that the amount of Securities then outstanding under this Indenture, including the Securities of the series, will not exceed the amount at the time permitted by law or this Indenture.

     (e) An Officers' Certificate stating that the Company is not in default under this Indenture and that the issuance of the Securities and Coupons, if any, of the series will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Company's certificate of incorporation or by-laws or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Company is a party or by which it may be bound or to which it may be subject; and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Securities and Coupons, if any, of the series have been complied with.

     (f) Such other documents as the Trustee may reasonably require.

                               ARTICLE THREE

                  Issuance of Medium-Term Debt Securities

   SECTION 301. Documents Required for Issuance of Each Series of Medium-Term Debt Securities. At any time, and from time to time, Securities (sometimes referred to herein as "Medium-Term Debt Securities") of each series created pursuant to the provisions of this Article Three may be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to, or upon the order of, the Company upon receipt by the Trustee of the following:

     (a) A Board Resolution or Board Resolutions authorizing the execution, authentication and delivery of Medium-Term Debt Securities up to a specified aggregate principal amount, in such series and subject to such terms as shall be established by officers of the Company authorized by such resolutions to establish such series and terms.

     (b) A Medium-Term Debt Securities Certificate requesting the Trustee to authenticate and deliver Medium-Term Debt Securities of a series as contemplated by Section 402, and specifying the following terms with respect to the Medium-Term Debt Securities of the particular series, authorized pursuant to the Board Resolution or Board Resolutions referred to in paragraph (a) above:

        (1) the title of the Medium-Term Debt Securities of the series (which shall distinguish the Medium-Term Debt Securities of the series from all other Securities);

        (2) the date of the Medium-Term Debt Securities of the series;

        (3) any limit upon the aggregate principal amount of the Medium-Term Debt Securities of the series which may be authenticated and delivered under this Article Three (except for Medium-Term Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Medium-Term Debt Securities of the series pursuant to Section 403, 404, 405, 1006 or 1207 and except for any Medium-Term Debt Securities which, pursuant to
     Section 402, are deemed never to have been authenticated and delivered hereunder);

        (4) the date or dates on which the principal (and premium, if any) of any of the Medium-Term Debt Securities of the series are payable or the method of determination thereof, which in any event may not be less than nine months subsequent to the date of the first authentication of Medium-Term Debt Securities of the series;

        (5) the rate or rates. or the method of determination thereof, at which any of the Medium-Term Debt Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Medium-Term Debt Securities of the series that are Registered Securities on any Interest Payment Date;

        (6) the place or places where the principal of (and premium, if any) and interest, if any, on any of the Medium-Term Debt Securities and Coupons, if any, of the series shall be payable and the office or agency for the Medium-Term Debt Securities of the series maintained by the Company pursuant to Section 1102;

        (7) the period or periods within which, the price or prices at which and the terms and conditions upon which any of the Medium-Term Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company;

        (8) the terms of any sinking fund and the obligation, if any, of the Company to redeem or purchase Medium-Term Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Medium-Term Debt Securities of the series shall be redeemed or purchased, in whole or in part;

        (9) the terms of the obligation of the Company, if any, to permit the conversion of the Medium-Term Debt Securities of the series into stock or other securities of the Company or of any other corporation;

        (10) the terms, if any, for the attachment to Medium-Term Debt Securities of the series of warrants, options or other rights to purchase or sell stock or other securities of the Company;

        (11) if other than denominations of $1,000 and in any integral multiple thereof, if Registered Securities, and $5,000 if Bearer Securities, for Medium-Term Debt Securities denominated in Dollars, the denominations in which the Medium-Term Debt Securities of the series shall be issuable;

        (12) if other than the principal amount thereof, the portion of the principal amount of any of the Medium-Term Debt Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 602;

        (13) the application, if any, of Section 503, or such other means of satisfaction and discharge as may be specified for the Medium-Term Debt Securities and Coupons, if any, of the series;

        (14) any deletions or modifications of or additions to the Events of Default set forth in Section 601 or covenants of the Company set forth in Article Nine or Eleven pertaining to the Medium-Term Debt Securities of the series;

        (15) if other than Dollars, the currency or currencies, or currency unit or units, in which the Medium-Term Debt Securities of the series will be denominated and/or in which payment of the principal of (and premium, if any) and interest, if any, on any of the Medium-Term Debt Securities of the series shall be payable and the Exchange Rate Agent, if any, for such series;

        (16) if the principal of (and premium, if any) or interest, if any, on any of the Securities of the series are to be payable at the election of the Company or Holder thereof, or under some or all other circumstances, in a currency or currencies, or currency unit or units, other than that in which the Medium-Term Debt Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, or the other circumstances under which any of the Medium-Term Debt Securities are to be so payable, including without limitation the application of
     Section 410(b) and any deletions to, modification of or additions to the provisions thereof, and any provision requiring the Holder to bear currency exchange costs by deduction from such payments;

        (17) if the amount of payments of principal of (and premium, if any) or interest, if any, on any of the Medium-Term Debt Securities of the series may be determined with reference to an index based on (i) a currency or currencies or currency unit or units other than that in which such Securities are stated to be payable or (ii) any method, not inconsistent with the provisions of this Indenture, specified in or pursuant to such Board Resolution, then in each case (i) and (ii) the manner in which such amounts shall be determined;

        (18) whether the Medium-Term Debt Securities of the series are to be issued as Registered Securities or Bearer Securities (with or without Coupons), or any combination thereof, whether Bearer Securities may be exchanged for Registered Securities of the series and whether Registered Securities may be exchanged for Bearer Securities of the series (if permitted by applicable laws and regulations) and the circumstances under which and the place or places where any such exchanges, if permitted, may be made; and whether any Medium-Term Debt Securities of the series are to be issuable initially in temporary global form and whether any Medium-Term Debt Securities of the series are to be issuable in definitive global form with or without Coupons and, if so, whether beneficial owners of interests in any such definitive global Medium-Term Debt Security may exchange such interests for Medium-Term Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which and the place or places where any such exchange may occur, if other than in the manner provided in Section 404;

        (19) if the Medium-Term Debt Securities and Coupons, if any, of the series are to be issued upon the exercise of warrants, the time, manner and place for such Medium-Term Debt Securities and Coupons, if any, of the series to be authenticated and delivered;

        (20) whether and under what circumstances and with what procedures and documentation the Company will pay additional amounts on any of the Medium-Term Debt Securities of the series to any Holder who is not a U.S. Person (including a definition of such term), in respect of any tax assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Medium-Term Debt Securities rather than pay additional amounts (and the terms of any such option);

        (21) the Person to whom any interest on any Medium-Term Debt Security of the series shall be payable, if other than the Person in whose name that Medium-Term Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the Coupons appertaining thereto as they severally mature and the extent to which, or the manner in which, any interest payable on a temporary global Medium-Term Debt Security on an Interest Payment Date will be paid if other than in the manner provided in Section 403;

        (22) if other than the forms set forth in Exhibit A hereto, the forms of the Medium-Term Debt Securities and Coupons, if any, of the series; and

        (23) any other terms of any of the Medium-Term Debt Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture).

     Unless the Company shall be required to deliver an Officers' Certificate pursuant to paragraph (d) below in connection with the authentication of the Medium-Term Debt Securities of the series, the delivery of such Medium-Term Debt Securities Certificate to the Trustee shall be deemed to be a certification by the Company that all matters certified in the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (d) below continue to be true and correct, as if such Officers' Certificate related to the Medium-Term Debt Securities covered by such Medium-Term Debt Securities Certificate, on and as of the date of such Medium-Term Debt Securities Certificate. The delivery of such Medium-Term Debt Securities Certificate also shall be deemed to be a certification that the Board Resolution or Board Resolutions referred to in paragraph (a) above are in full force and effect on and as of the date of such Medium-Term Debt Securities Certificate and that the terms and form or forms of the Medium-Term Debt Securities and Coupons, if any, of the series have been established by an officer or officers of the Company authorized by such Board Resolution or Board Resolutions in accordance with the provisions thereof and hereof.

     (c) If (i) the Company shall not have previously delivered to the Trustee an Opinion of Counsel to the effect set forth in this paragraph
   (c) with respect to the Medium-Term Debt Securities authorized pursuant to the Board Resolution or Board Resolutions referred to in paragraph
   (a) above or (ii) if the Medium-Term Debt Securities Certificate referred to in paragraph (b) above specifies a means of satisfaction and discharge other than the application of Section 503 with respect to the series of Medium-Term Debt Securities to which such Medium-Term Debt Securities Certificate relates, an Opinion of Counsel that the Medium-Term Debt Securities have been duly authorized by resolutions of the Board of Directors of the Company, subject to the establishment of certain terms of the Medium-Term Debt Securities and Coupons, if any, of the series by officers of the Company authorized by such resolutions to establish such terms, that when the terms of the Medium-Term Debt Securities and Coupons, if any, of the series have been established as provided in such resolutions and in this Indenture and the Medium-Term Debt Securities and Coupons, if any, of the series have been executed, authenticated and delivered in accordance with the provisions of this Indenture, the Medium-Term Debt Securities and Coupons, if any, of the series, assuming they do not violate any applicable law then binding on the Company, will constitute legal, valid and binding obligations of the Company entitled to the benefits of this Indenture, equally and ratably with all other Securities and Coupons, if any, of such series theretofore issued and then outstanding hereunder, and that the amount of Securities then outstanding under this Indenture, including the Medium-Term Debt Securities of the series, will not exceed the amount at the time permitted by law or this Indenture.

     (d) If the Company shall not have delivered an Officers' Certificate pursuant to the provisions of this paragraph (d) to the Trustee during the immediately preceding 12-month period, an Officers' Certificate stating that the Company is not in default under this Indenture, that the issuance of the Medium-Term Debt Securities and Coupons, if any, of the series will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Company's certificate of incorporation or By-laws or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Company is a party or by which it may be bound or to which it may be subject, that all laws and requirements with respect to the execution and delivery by the Company of the Medium-Term Debt Securities and Coupons, if any, of the series have been complied with and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Medium-Term Debt Securities and Coupons, if any, of the series have been complied with.

     (e) Such other documents as the Trustee shall reasonably request.

   SECTION 302. Form of Medium-Term Debt Securities. The Medium-Term Debt Securities and Coupons, if any, of each series shall be in such forms as shall be specified as contemplated by Section 301. In the absence of any such provisions with respect to the Medium-Term Debt Securities of any series, the Medium-Term Debt Securities and Coupons, if any, of such series shall be substantially in the applicable form or forms set forth in Exhibit A hereto, except with such additions, changes and deletions thereto as may be required to reflect the different provisions thereof as shall be specified as provided in Section 301.

                                ARTICLE FOUR

                               The Securities

   SECTION 401. Form and Denomination. All Securities of any one series and the Coupons appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to in Section 202 or Section 301, as the case may be, and (subject to Section 402) set forth in the Officers' Certificate or Medium-Term Debt Securities Certificate referred to in Section 202 or
Section 301, as the case may be, or in any indenture supplemental hereto.

   The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 202 or Section 301, as the case may be. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series denominated in Dollars shall be issuable in denominations of $l,000 and in any integral multiple thereof, if registered, and in denominations of $5,000 if bearer. Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee. Each Security shall bear the appropriate legends, if any, as required by U.S. Federal tax law and regulations.

   SECTION 402. Execution, Delivery, Dating and Authentication. The Securities shall be executed on behalf of the Company by a manual or facsimile signature of its Chairman, its President, any of its Vice Presidents, its Treasurer, any Assistant Treasurer, its Secretary or any Assistant Secretary, under its corporate seal reproduced thereon. Any Coupons shall be executed on behalf of the Company by the manual or facsimile signature of any such officer of the Company. In case any of the above referenced officers of the Company who shall have signed any of the Securities or Coupons shall cease to be such officer before the Securities so signed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Securities and/or Coupons had not ceased to be such officer; and any Securities or Coupons may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security or Coupon, shall be such officers of the Company, although at the date of the execution of this Indenture any such person was not such officer.

   At any time and from time to time, the Company may deliver Securities of any series, together with any Coupons appertaining thereto, executed by the Company to the Trustee for authentication, together (except in the case of any Medium-Term Debt Securities) with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order (or, in the case of Medium-Term Debt Securities of any series, upon receipt of a Medium-Term Debt Securities Certificate and in accordance with the terms thereof) shall authenticate and make available for delivery such Securities; provided, however, that, unless otherwise specified in the Board Resolution (or, in the case of any Bearer Securities that are Medium-Term Debt Securities in the Medium-Term Debt Securities Certificate) with respect to an Bearer Securities, in connection with its original issuance, no Bearer Security (including any temporary Bearer Security issued pursuant to Section 403 which is not in global form) shall be mailed or otherwise delivered to any location in the United States; and provided further that, unless otherwise specified in the Board Resolution (or, in the case of any Bearer Securities that are Medium-Term Debt Securities, in the Medium-Term Debt Securities Certificate) with respect to such Bearer Securities, such Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security (including any temporary Bearer Security issued pursuant to Section 403 which is not in global form) shall have furnished to the Company or any agent, underwriter or selling group member a certificate substantially in the form set forth in Exhibit B.1 to this Indenture, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture. In connection with the original issuance of any Bearer Security and unless otherwise specified in the Board Resolution (or, in the case of any Bearer Securities that are Medium-Term Debt Securities, in the Medium-Term Debt Securities Certificate) with respect to such Bearer Securities, a confirmation substantially in the form set forth in Exhibit B.5 to this Indenture shall be sent to each purchaser thereof. If any Security shall bc represented by a definitive global Bearer Security, then, for purposes of this Section and Section 403, the notation of a beneficial owner's interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner's interest in such definitive global Bearer Security. Except as permitted by

Section 405, the Trustee shall not authenticate and make available for delivery any Bearer Security unless all appurtenant Coupons for interest then matured have been detached and canceled.

   The Trustee shall not be required to authenticate Securities of any series if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee, or if the Trustee determines that such action may not lawfully be taken.

   Unless otherwise specified pursuant to Section 301(b)(2), each Registered Security shall be dated the date of its authentication, and each Bearer Security and any Bearer Security in global form shall be dated as of the date of original issuance of the first Security of such series to be issued.

   No Security or Coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for below executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancelation as provided in Section 408 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

   The Trustee's certificate of authentication shall be in substantially the following form:

Dated:

   This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

                                                               ,
                                        as Trustee

                                        By
                                           ---------------------------
                                               Authorized Signatory

   SECTION 403. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order (or, in the case of Medium-Term Debt Securities, receipt of the Medium-Term Debt Securities Certificate with respect to such Medium-Term Debt Securities) the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more Coupons or without Coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced conclusively by their execution of such Securities. Such temporary Securities may be in global form.

   Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained pursuant to Section 1102 in a Place of Payment for such series for the purpose of exchanges of Securities of such series, without charge to the Holder. Upon surrender for cancelation of any one or more temporary Securities of any series (accompanied by any unmatured Coupons) the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like aggregate principal amount of definitive Securities of the same series and of like tenor or authorized denominations; provided, however, that, unless otherwise specified as contemplated by Section 202 or Section 301, as the case may be, no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; provided further that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 402.

   If temporary Bearer Securities of any series are issued in global form, such temporary global Bearer Securities shall, unless otherwise specified as contemplated by Section 202 or Section 301, as the case may be, be delivered to the London office of a depository or common depository (the "Common Depositary"), for the benefit of Euro-clear and Cedel Bank societe anonyme ("Cedel"), for credit to the respective accounts of the beneficial owners of interests in such Securities (or to such other accounts as they may direct).

   Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security (the "Exchange Date"), the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Company. On or after the Exchange Date such temporary global Security shall be surrendered by the Common Depositary to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee shall authenticate and make available for delivery, in exchange for each portion of such temporary global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary global Security shall be in bearer form, registered form, definitive global form or any combination thereof, as specified as contemplated by Section 202 or Section 301, as the case may be, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified as contemplated by Section 202 or Section 301, as the case may be, upon such presentation by the Common Depositary, such temporary global Security shall be accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euro-clear as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Cedel as to the portion of such temporary global Security held for its account then to be exchanged, each in the form set forth in Exhibit B.2 to this Indenture; provided further that definitive Bearer Securities (including a definitive global Bearer Security) shall be delivered in exchange for a portion of a temporary global Security only in compliance with the requirements of Section 402.

   Unless otherwise specified as contemplated by Section 202 or Section 301, as the case may be, the interest of a beneficial owner of Securities of a series in a temporary global Bearer Security shall be exchanged for definitive Bearer Securities of the same series and of like tenor following the Exchange Date when the beneficial owner instructs Euro-clear or Cedel, as the case may be, to request such exchange on his behalf and delivers to Euro-clear or Cedel, as the case may be, a certificate substantially in the form set forth in Exhibit B.1 to this Indenture, dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euro-clear, Cedel, the Trustee, any Authenticating Agent appointed for such series of Securities and any Paying Agent appointed for such series of Securities. Unless otherwise specified as contemplated by Section 202 or Section 301, as the case may be, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euro-clear or Cedel. The definitive Bearer Securities to be delivered in exchange for any portion of a temporary global Security shall be delivered only outside the United States.

   Until exchanged in full as provided above, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 202 or Section 301, as the case may be, interest payable on a temporary global Bearer Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euro-clear and Cedel on such Interest Payment Date upon delivery by Euro-clear and Cedel to the Trustee of a certificate or certificates substantially in the form set forth in Exhibit B.3 to this Indenture, for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Security (or to such other accounts as they may direct) on such Interest Payment Date and who have each delivered to Euro-clear or Cedel, as the case may be, a certificate substantially in the form set forth in Exhibit B.4 to this Indenture. Any interest so received by Euro-clear and Cedel and not paid as herein provided shall be returned to the Trustee immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company in accordance with Section 1103.

   SECTION 404. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at an office or agency to be maintained by the Company in accordance with Section 1102 a register (being the combined register of the Security Registrar and all additional transfer agents designated pursuant to Section 1102 for the purpose of registration of transfer of Securities and sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and the registration of transfers of Registered Securities is hereby appointed the initial Security Registrar. At all reasonable times each register maintained by the Security Registrar and any additional transfer agents shall be open for inspection by the Trustee.

   Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained pursuant to
Section 1102 for such purpose in a Place of Payment for such series, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

   At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange. the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive. Unless otherwise specified as contemplated by
Section 202 or Section 301, as the case may be, Bearer Securities may not be issued in exchange for Registered Securities.

   At the option of the Holder and unless otherwise specified as contemplated by Section 202 or Section 301, as the case may be, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured Coupons and all matured Coupons in default appertaining thereto. If the Holder of a Bearer Security is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in
Section 1102, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

   Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

   Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 202 or Section 301, as the case may be, any definitive global Bearer Security shall be exchangeable only as provided in this paragraph. If the beneficial owners of interests in a definitive global Bearer Security are entitled to exchange such interests for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 202 or Section 301, as the case may be, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the Trustee definitive Securities in an aggregate principal amount equal to the principal amount of such definitive global Bearer Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such definitive global Bearer Security shall be surrendered by the Common Depositary or such other depositary or Common Depositary) as shall be specified in the Company Order or Medium-Term Debt Securities Certificate, as the case may be, with respect thereto to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee shall authenticate and make available for delivery, in exchange for each portion of such definitive global Bearer Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such definitive global Bearer Security to be exchanged which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as specified as contemplated by Section 202 or Section 301, as the case may be, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 Business Days before any selection of Securities of that series to be redeemed and ending on the relevant Redemption Date; provided further that no Bearer Security delivered in exchange for a portion of a definitive global Security shall be mailed or otherwise delivered to any location in the United States. If a Registered Security is issued in exchange for any portion of a definitive global Bearer Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such definitive global Bearer Security is payable in accordance with the provisions of this Indenture.

   All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

   Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

   No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 403, 1006 or 1207 not involving any transfer.

   The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 Business Days before any selection of Securities of that series to be redeemed and ending at the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption, or
(ii) to register the transfer of or exchange any Registered Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor; provided that such Registered Security shall be simultaneously surrendered for redemption.

   SECTION 405. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security or Security with a mutilated Coupon appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding with Coupons corresponding to the Coupons, if any, appertaining to the surrendered Security, provided that if such new Security is a Bearer Security, such Security shall be delivered only outside the United States.

   If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or Coupon and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or Coupon has been acquired by a bona ride purchaser, the Company shall execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen Coupon appertains (upon surrender to the Trustee of such Security with all appurtenant Coupons not destroyed, lost or stolen), a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with Coupons corresponding to the Coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen Coupon appertains.

   In case any such mutilated, destroyed, lost or stolen Security or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security or Coupon, pay such Security or Coupon; provided, however, that principal of (and premium, if any) and any interest on Bearer Securities shall, except as otherwise provided in Section 1102, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 202 or Section 301, as the case may be, any interest on Bearer Securities shall be payable only upon presentation and surrender of the Coupons appertaining thereto.

   Upon the issuance of any new Security or Coupon under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

   Every new Security or Coupon of any series issued pursuant to this
Section in lieu of any mutilated, destroyed, lost or stolen Security or Coupon shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities or Coupons of that series duly issued hereunder.

   The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated. destroyed, lost or stolen Securities or Coupons.

   SECTION 406. Payment of Interest; Interest Rights Preserved. Unless otherwise provided as contemplated by Section 202 or Section 301, as the case may be, with respect to any series of Securities, interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. At the option of the Company, interest on the Registered Securities of any series that bears interest may be paid by mailing a check to the address of any Holder as such address shall appear in the Security Register.

   Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall

















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                                     32


   notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

    (2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

   Subject to the foregoing provisions of this Section and Section 404, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     SECTION 407. Persons Deemed Owners. Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 404, 406 and 411 and unless otherwise specified as contemplated by Section 202 or Section 301, as the case may
be) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

   Title to any Bearer Security and any Coupons shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the Holder of any Bearer Security and the Holder of any Coupon as the absolute owner of such Security or Coupon for the purpose of receiving payment thereof or on account thereof (unless otherwise specified as contemplated by Section 202 or Section 301, as the case may be) and for all other purposes whatsoever, whether

















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                                     33


or not such Security or Coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

   SECTION 408. Cancelation. All Securities and Coupons surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities and Coupons so delivered shall be promptly canceled by the Trustee. All Bearer Securities and unmatured Coupons held by the Trustee pending such cancelation shall be deemed to be delivered for cancelation for all purposes of this Indenture and the Securities. The Company may at any time deliver to the Trustee for cancelation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancelation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered to the Trustee shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities and Coupons held by the Trustee shall be disposed of in a manner selected by the Trustee unless otherwise directed by a Company Order; provided, however, that the Trustee may, but shall not be required to, destroy such canceled Securities and Coupons.

   SECTION 409. Computation of Interest. Except as otherwise specified as contemplated by Section 202 or Section 301, as the case may be, for Securities of any series, interest on the Securities of each series shall bc computed on the basis of a 360-day year of twelve 30-day months.

   SECTION 410. Currency and Manner of Payment in Respect of Securities. The provisions of this Section shall apply to the Securities of any series unless otherwise provided as contemplated by Section 202 or Section 301, as the case may be.

     (a) The following payment provisions shall apply to any Registered Security of any series denominated in a Foreign Currency or any currency unit, including without limitation ECU, except as provided in paragraph
   (b) below:

          (1) Except as provided in subparagraph (a)(2) or in paragraph (e) below, payment of principal of and premium, if any, on such Registered Security will be made at the Place of Payment by delivery of a check in the currency or currency unit in which the Security is denominated on the payment date against surrender of such Registered Security, and any interest on any Registered Security will be paid at the Place of Payment by mailing a check in the currency or currency unit in which such interest is payable (which shall be the same as that in which the Security is denominated unless otherwise provided) to the Person entitled thereto at the address of such Person appearing on the Security Register.

          (2) Payment of the principal of, premium, if any, and interest, if any, on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.



















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                                     34


     (b) With respect to any Registered Security of any series denominated in any currency unit, including without limitation ECU, if the following provisions (or any substitute therefor, or addition thereto, not inconsistent with this Indenture) are established pursuant to Section 202 or Section 301, as the case may be, and if the Company has not, before the delivery of the election referred to in clause (1) below, deposited funds or securities in compliance with Section 501 or clause
   (a)(i) or (if specified pursuant to Section 202 or Section 301, as the case may be) clause (a)(ii) of Section 503, the following payment provisions shall apply to any payment to be made prior to the giving of any notice to Holders of any election to redeem pursuant to Section 1204, except as otherwise provided in paragraphs (e) and (f) below:

        (1) A Holder of Securities of a series shall have the option to elect to receive payments of principal of, premium, if any, and interest, if any, on such Securities in a currency or currency unit (including Dollars), other than that in which the Security is denominated, such election, as designated in the certificates for such Securities (or as provided by Section 202 or Section 301, as the case may be, or a supplemental indenture hereto with respect to uncertificated securities), shall be made by delivering to the Paying Agent a written election, to be in form and substance satisfactory to the Paying Agent, not later than the close of business in New York, New York, on the day 15 days prior to the applicable payment date. Such election will remain in effect for such Holder until changed by the Holder by written notice to the Paying Agent (but any such written notice must be received by the Paying Agent not later than the close of business on the day 15 days prior to the next payment date to be effective for the payment to be made on such payment date and no such change may be made with respect to payments to be made on any Security of such series with respect to which notice of redemption has been given by the Company pursuant to Article Twelve). Any Holder of any such Security who shall not have delivered any such election to the Paying Agent in accordance with this paragraph (b) will be paid the amount due on the applicable payment date in the relevant currency unit as provided in paragraph (a) of this Section. Payment of principal of and premium, if any, shall be made on the payment date therefor against surrender of such Security. Payment of principal, premium, if any, and interest, if any, shall be made at the Place of Payment by mailing at such location a check, in the applicable currency or currency unit, to the Holder entitled thereto at the address of such Holder appearing on the Security Register.

        (2) Payment of the principal of, premium, if any, and interest, if any, on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

     (c) Payment of the principal of and premium, if any, and interest, if any, on any Bearer Security will be made, except as provided in
   Section 403 with respect to temporary global Securities, unless otherwise specified pursuant to Section 202 or Section 301, as the case may be, and/or Section 1001(8), at such place or places outside the United States as may be designated by the Company pursuant to any applicable laws or regulations by any appropriate method in the currency or currencies or currency unit or units in which the Security is payable (except as provided in paragraph (e) below) on the payment date therefor against surrender of the Bearer Security, in the case of payment of principal and premium, if any, or the relevant

   Coupon, in the case of payment of interest, if any, to a Paying Agent designated for such series pursuant to Section 1102.

     (d) Not later than 10 Business Days (with respect to any Place of Payment) prior to each payment date, the Paying Agent shall deliver to the Company a copy of its record of the respective aggregate amounts of principal of, premium, if any, and interest, if any, on the Securities to be made on such payment date, in the currency or currency unit in which each of the Securities is payable, specifying the amounts so payable in respect of Registered Securities and Bearer Securities and in respect of the Registered Securities as to which the Holders of Securities denominated in any currency unit shall have elected to be paid in another currency or currency unit as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to Section 202 or Section 301, as the case may be, and if at least one Holder has made such election, then, not later than the fifth Business Day (with respect to any Place of Payment) prior to the applicable payment date the Company will deliver to the Trustee an Exchange Rate Officers' Certificate in respect of the Dollar or Foreign Currency or currency unit payments to be made on such payment date. The Dollar or Foreign Currency or currency unit amount receivable by Holders of Registered Securities denominated in a currency unit who have elected payment in another currency or currency unit as provided in paragraph
   (b) above shall be determined by the Company on the basis of the applicable Official Currency Unit Exchange Rate set forth in the applicable Exchange Rate Officers' Certificate.

     (e) If a Foreign Currency in which any Security is denominated or payable ceases to be recognized both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, or if ECU ceases to be used within the European Monetary System, or if any other currency unit in which a Security is denominated or payable ceases to be used for the purposes for which it was established, in each case as determined in good faith by the Company, then with respect to each date for the payment of principal of, premium, if any, and interest, if any, on the applicable Security denominated or payable in such Foreign Currency, ECU or such other currency unit occurring after the last date on which such Foreign Currency, ECU or such other currency unit was so used (the "Conversion Date"), the Dollar shall become the currency of payment for use on each such payment date (but ECU or the Foreign Currency or the currency unit previously the currency of payment shall, at the Company's election, resume being the currency of payment on the first such payment date preceded by 15 Business Days during which the circumstances which gave rise to the Dollar becoming such currency no longer prevail, in each case as determined in good faith by the Company). The Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holder of such Security with respect to such payment date shall be the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the currency unit, as determined by the Exchange Rate Agent (which shall be delivered in writing to the Trustee not later than the fifth Business Day prior to the applicable payment date) as of the Conversion Date or, if later, the date most recently preceding the payment date in question on which such determination is possible of performance, but not more than 15 days before such payment date (such Conversion Date or date preceding a payment date as aforesaid being called the "Valuation Date") in the manner provided in paragraph (g) or (h) below.

     (f) If the Holder of a Registered Security denominated in a currency unit elects payment in a specified Foreign Currency or currency unit as provided for by paragraph (b) and such Foreign Currency ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, or if ECU ceases to be used within the European Monetary System, or if another currency unit ceases to be used for the purposes for which it is established, in each case as determined in good faith by the Company, such Holder shall (subject to paragraph (e) above) receivable payment in the currency unit in which the Security is denominated. Each payment covered by an election pursuant to paragraph (b) above shall be governed by the provisions of this paragraph (f) (but, subject to any contravening valid election pursuant to paragraph (b) above, the specified Foreign Currency or ECU or other currency unit shall, at the Company's election, resume being the currency or currency unit, as applicable, of payment with respect to Holders who have so elected, but only with respect to payments on payment dates preceded by 15 Business Days during which the circumstances which gave rise to such currency unit becoming the currency unit of payment, no longer prevail, in each case as determined in good faith by the Company).

     (g) The "Dollar Equivalent of the Foreign Currency" shall be determined by the Exchange Rate Agent as of each Valuation Date and shall be obtained by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Valuation Date.

     (h) The "Dollar Equivalent of the Currency Unit" shall be determined by the Exchange Rate Agent as of each Valuation Date and shall be the sum obtained by adding together the results obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate on the Valuation Date for such Component Currency.

     (i) For purposes of this Section 410 the following terms shall have the following meanings:

        A "Component Currency" shall mean any currency which, on the Conversion Date, was a component currency of the relevant currency unit, including without limitation ECU.

        A "Specified Amount" of a Component Currency shall mean the number of units (including decimals) which such Component Currency represented in the relevant currency unit, on the Conversion Date or, if ECU and such currency unit is being used for settlement of transactions by public institutions of or within the European Communities or was so used after the Conversion Date, the Valuation Date or the last date the currency unit was so used, whichever is later. If after such date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after such date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an





















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                                     37


     amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency. If after such date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by specified amounts of such two or more currencies, the sum of which, at the Market Exchange Rate of such two or more currencies on the date of such replacement, shall be equal to the Specified Amount of such former Component Currency and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies.

        "Market Exchange Rate" shall mean, as of any date, for any currency or currency unit the noon Dollar buying rate for that currency or currency unit, as the case may be, for cable transfers quoted in New York City on such date as certified for customs purposes by the Federal Reserve Bank of New York or such other rate as may be established pursuant to Section 202 or Section 301, as the case may be. If such rates are not available for any reason with respect to one or more currencies or currency units for which an Exchange Rate is required, the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency or currency unit in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a nonresident issuer of securities designated in such currency or currency unit would, as determined in its sole discretion and without liability on the part of the Exchange Rate Agent, purchase such currency or currency unit in order to make payments in respect of such securities.

        All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit and the Market Exchange Rate shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company and all Holders of the Securities and Coupons denominated or payable in the relevant currency or currency units. In the event that a Foreign Currency ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, the Company, after learning thereof, will immediately give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 106 to the Holders) specifying the Conversion Date. In the event the ECU ceases to be used within the European Monetary System, or any other currency unit in which Securities or Coupons are denominated or payable, ceases to be used for the purposes for which it was established, the Company, after learning thereof, will immediately give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 106 to the Holders) specifying the Conversion Date. Any actions taken pursuant to the parentheticals at the end of the first sentence of Section 410(e) and at the end of Section 410(f) shall be promptly set forth in like notices from the Company to the Trustee and then from the Trustee to the Holders (which notice may be mailed with payment to the Holders).

        Subject to the provisions of Sections 701 and 703, the Trustee shall be fully justified and protected in relying and acting upon information received by it from the Company and the Exchange Rate Agent, and shall not otherwise have any duty or obligation to determine such information independently.

   SECTION 411. Securities in Global Form. If Securities of a series are issuable in global form, as specified as contemplated by Section 202 or
Section 301, as the case may be, then, notwithstanding clause (a)(8) of
Section 202 or clause (b)(9) of Section 301, as the case may be, and the provisions of Section 401, such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order (or, in the case of Medium-Term Debt Securities, the Medium-Term Debt Securities Certificate) to be delivered to the Trustee pursuant to Section 402 or
Section 403. Subject to the provisions of Section 402 and, if applicable,
Section 403, the Trustee shall deliver and redeliver any Security in definitive global bearer form in the manner and upon written instructions given by the Person or Persons specified therein or in the applicable Company Order (or, in the case of Medium-Term Debt Securities, the Medium-Term Debt Securities Certificate). If a Company Order (or, in the case of Medium-Term Debt Securities, Medium-Term Debt Securities Certificate) pursuant to Section 402 or 403 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

   The provisions of the last sentence of the fifth paragraph of
Section 402 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of the fifth paragraph of Section 402.

   Notwithstanding the provisions of Section 406, unless otherwise specified as contemplated by Section 202 or Section 301, as the case may be, payment of principal of and any premium and any interest on any Security in definitive global form shall be made to the Person or Persons specified therein.



















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                                     39


   Notwithstanding the provisions of Section 407 and except as provided in the preceding paragraph, the Company, and any agent of the Company may, and the Trustee and any agent of the Trustee, at the direction of the Company, may treat a Person as the Holder of such principal amount of Outstanding Securities represented by a definitive global Security as shall be specified in a written statement of the Holder of such definitive global Security or, in the case of a definitive global Security in bearer form, of Euro-clear or Cedel which is produced to the Trustee by such Person; provided, however, that none of the Company, the Trustee, the Security Registrar or any Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                                ARTICLE FIVE

                         Satisfaction and Discharge

   SECTION 501. Satisfaction and Discharge of Indenture in Respect of Any Series of Securities. This Indenture shall upon Company Request cease to be of further effect with respect to a series of Securities (except as to any surviving rights of (as applicable) registration of transfer or exchange of Securities and Coupons, if any, of such series herein expressly provided for), and the Trustee, at the request and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series, when

     (1) either

        (A) all Securities and Coupons, if any, of such series theretofore authenticated and delivered (other than (i) Securities and Coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 405 and (ii) Securities and Coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1103) have been delivered to the Trustee for cancelation; or

        (B) all such Securities and Coupons of such series not theretofore delivered to the Trustee for cancelation

          (i) have become due and payable, or

          (ii) will become due and payable at their Stated Maturity within one year, or

          (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency or currency unit in which such Securities and Coupons of such series are payable sufficient to pay and discharge the entire indebtedness on such Securities and Coupons of such series not theretofore delivered to the Trustee for cancelation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities and Coupons of such series which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such series of Securities; and

     (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Securities of the series under this Indenture have been complied with.

   Notwithstanding the satisfaction and discharge of this Indenture with respect to a series, the obligations of the Company to the Trustee under
Section 707, the obligations of the Trustee to any Authenticating Agent under Section 715 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 502 and the last paragraph of Section 1103 shall survive.

   SECTION 502. Application of Trust Money. Subject to the provisions of the last paragraph of Section 1103, all money deposited with the Trustee pursuant to Sections 501 and 503 (and all money received as payment in connection with U.S. Government Obligations and Foreign Government Securities deposited pursuant to Section 503) shall be held in trust and applied by it, in accordance with the provisions of the Securities and Coupons, if any, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee.

   SECTION 503. Satisfaction, Discharge and Defeasance of Securities of Any Series. (a) If this Section is specified, as contemplated by Section 202 or
Section 301, as the case may be, to be applicable to Securities and Coupons, if any, of any series, at the Company's option, either

     (i) the Company will be deemed to have been Discharged (as defined below) from its obligations with respect to Securities and Coupons, if any, of such series or

     (ii) the Company will cease to be under any obligation with respect to such series to comply with any term, provision or condition set forth in
   (x) Sections 901 or 902, or (y) the instrument or instruments setting forth the terms, provisions or conditions of such series pursuant to
   Section 202 or Section 301, as the case may be (provided, in the case of this subclause (y), that such instrument or instruments specify which terms, provisions or conditions, if any, are subject to this clause (a)(ii) and that no such instrument may specify that the Company may cease to comply with any obligations as to which it may not be Discharged pursuant to the definition of "Discharged").

   (b) A Discharge pursuant to clause (a)(i) above shall be effective with respect to the Securities and Coupons, if any, of such series on the 91st day after the applicable conditions set forth below in (i) and either (ii) or (iii) have been satisfied, and the Company's release from its obligations to comply with certain obligations with respect to such series pursuant to clause (a)(ii) above shall be effective with respect to the Securities and Coupons, if any, of such series on the first day after the applicable conditions set forth below in (i) and either (ii) or (iii) have been satisfied:

     (i) the Company has:

        (A) paid or caused to be paid all other sums payable with respect to the Outstanding Securities and Coupons, if any, of such series (in addition to any required under clause (b)(ii) or (b)(iii)); and

        (B) delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Outstanding Securities and Coupons, if any, of any such series have been complied with;

     (ii) (A) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities and Coupons, if any, of such series (1) money in an amount (in such currency, currencies or currency unit or units in which any Outstanding Securities and Coupons, if any, of such series are payable) or (2) in the case of Securities and Coupons, if any, denominated in Dollars, U.S. Government Obligations (as defined below) or, in the case of Securities and Coupons, if any, denominated in a Foreign Currency, Foreign Government Securities (as defined below), which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under the Securities and Coupons, if any, of such series, money in an amount or (3) a combination of (1) and (2), which in any case of clauses (1), (2) and (3) is sufficient (in the opinion with respect to (2) and (3) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) to pay and discharge each installment of principal of (including premium, if any, on), and interest, if any, on, the Outstanding Securities and Coupons, if any, of such series on the dates such installments of interest or principal are due, in the currency, currencies or currency unit or units, in which such Securities and Coupons, if any, are payable;

     (B)(1) no Event of Default or event (including such deposit) which with notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of such deposit, (2) no Event of Default as defined in clause (5) or (6) of Section 601, or event which with notice or lapse of time or both would become an Event of Default under either such clause, shall have occurred within 90 days after the date of such deposit, and (3) such deposit and the related intended consequence under clause (a)(i) or (a)(ii) above will not result in any default or event of default under any material indenture, agreement or other instrument binding upon the Company or any Subsidiary or any of their properties;

     (C) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities and Coupons, if any, of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its


















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                                     42


   option under this Section 503 and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such option had not been exercised; and

     (D) if the Securities of such series are then listed on the New York Stock Exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such Securities will not be delisted as the result of the Company's exercise of its option under this Section 503;

     (iii) the Company has properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by
   Section 202 or Section 301, as the case may be, to be applicable to the Securities and Coupons, if any, of such series.

   (c) Any deposits with the Trustee referred to in clause (b)(ii)(A) above will be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. If any Outstanding Securities and Coupons, if any, of such series are to be redeemed prior to their Stated Maturity, whether pursuant to any mandatory redemption provisions or in accordance with any mandatory sinking fund requirement, the applicable escrow trust agreement will provide therefor and the Company will make arrangements for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

   SECTION 504. Reinstatement. If the Trustee is unable to apply any money, U.S. Government Obligations or Foreign Government Securities in accordance with Section 501 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities and Coupons, if any, of such series shall bc revived and reinstated as though no deposit had occurred pursuant to Section 501 until such time as the Trustee is permitted to apply all such money, U.S. Government Obligations or Foreign Government Securities in accordance with Section 50 provided, however, that if the Company has made any payment of interest on or principal of (and premium, if any) on any Securities and Coupons, if any, of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such series of Securities and Coupons, if any, to receive such payment from the money, U.S. Government Obligations or Foreign Government Securities held by the Trustee.

   SECTION 505. Definitions. The following terms, as used in this Article, shall have the following meanings:

     "Discharged" means that the Company will be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and Coupons, if any, of the series as to which this Section is specified as applicable as aforesaid and to have satisfied all the obligations under this Indenture relating to the Securities and Coupons, if any, of such series (and the Trustee, at the request and expense of the Company, will execute proper instruments acknowledging the same), except (A) the rights of Holders thereof to receive, from the trust fund described in Section 503(b)(ii)(A), payment of the principal of (and premium, if any) and the interest, if any, on such Securities and Coupons, if any, when such payments are due, (B) the Company's obligations with respect to such Securities and




















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                                     43


   Coupons, if any, under Sections 404 and 405 (insofar as applicable to Securities of such series), 502, 1102 and 1103 (last paragraph only) and the Company's obligations to the Trustee under Section 707, (C) the rights of Holders of Securities of any series with respect to the currency or currency units in which they are to receive payments of principal, premium, if any, and interest, if any, and (D) the rights, powers, trusts, duties and immunities of the Trustee hereunder, will survive such discharge. The Company will reimburse the trust fund for any loss suffered by it as a result of any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or Foreign Government Securities, as the case may be, or any principal or interest paid on such obligations, and, subject to the provisions of
   Section 707, will indemnify the Trustee against any claims made against the Trustee in connection with any such loss.

     "Foreign Government Securities" means, with respect to Securities and Coupons, if any, of any series that are denominated in a Foreign Currency, securities that are (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clause (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case under clause (i) or
   (ii), are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                                ARTICLE SIX

                                 Remedies

   SECTION 601. Events of Default. "Event of Default" with respect to any series of Securities means each one of the events specified below in this
Section 601, unless it is either inapplicable to a particular series or is specifically deleted or modified in or pursuant to the supplemental























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                                     44


indenture, Board Resolution or Medium-Term Debt Securities Certificate establishing such series of Securities:

     (1) default in the payment of any installment of interest upon any of the Securities of such series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

     (2) default in the payment of the principal of or premium, if any, on any of the Securities of such series, as and when the same shall become due and payable (subject to clause (3) below) either at maturity, upon redemption, by declaration or otherwise; or

     (3) default in the making of any payment for a sinking, purchase or analogous fund provided for in respect of such series of Securities, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

     (4) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in respect of the Securities of such series, or in this Indenture contained with respect to such series, for a period of 90 days after the date on which written notice of such failure requiring the Company to remedy the same and stating that such notice is a `Notice of Default' hereunder, shall have been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities of such series at the time Outstanding; or

     (5) entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     (6) commencement by the Company of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of its property, or any general assignment by the Company for the benefit of creditors, or failure by the Company generally to pay its debts as they become due, or the taking by the Company of any corporate action in furtherance of any of the foregoing; or

     (7) any other Event of Default provided with respect to Securities of that series.

   SECTION 602. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series or, in the case of an Event of Default specified in Clause (5) or (6) of Section 601, of all series (voting as a class) with respect to which



















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                                     45


such Event of Default has occurred and is continuing, may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series, together with accrued interest thereon, if any, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount), together with accrued interest thereon, if any, shall become immediately due and payable.

   At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

        (A) all overdue interest on all Securities of that series,

        (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

        (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

        (D) in Dollars all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

   and

     (2) all Events of Default with respect to Securities of that series, other than the nonpayment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 613.

No such rescission shall affect any subsequent default or impair any right consequent thereon,

   SECTION 603. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if

     (1) default shall be made in the payment of any installment of interest on any Security or Coupon as and when the same shall become due and payable, and such default shall have continued for the period of grace provided for with respect to such Security or Coupon, as the case may be,

     (2) default shall be made in the payment of the principal of or premium, if any, on any Security as and when the same shall have become due and payable (subject to clause (3) below), whether at maturity of the Security or upon redemption or by declaration or otherwise, and





















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                                     46


   such default shall have continued for any period of grace provided for with respect to such Security, or

     (3) default shall be made in the payment for any sinking, purchase or analogous fund provided for in respect of any Security as and when the same shall become due and payable, and such default shall have continued for any period of grace provided for with respect to such Security, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities and Coupons, if any, the whole amount then due and payable on such Securities and Coupons, if any, for principal (and premium, if any) and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue installments of interest, if any, at the rate or rates prescribed therefor in such Securities and Coupons, if any, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

   If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and Coupons, if any, and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities and Coupons, if any, wherever situated.

   If an Event of Default with respect to Securities and Coupons, if any, of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities and/or Coupons of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

   SECTION 604. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 707.

   Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities and/or Coupons or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

   SECTION 605. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities and Coupons, if any, may be prosecuted and enforced by the Trustee without the possession of any of the Securities or Coupons, if any, or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and Coupons, if any, in respect of which such judgment has been recovered.

   SECTION 606. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and Coupons, if any, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: to the payment of all amounts due the Trustee under
   Section 707;

     SECOND: to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities and Coupons, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and/or Coupons for principal (and premium, if any) and interest, if any, respectively; and

     THIRD: the balance, if any, to the Person or Persons entitled thereto.

   SECTION 607. Limitation on Suits. No Holder of Securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless



















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                                     48


     (1) an Event of Default with respect to Securities of such series shall have occurred and bc continuing and such Holder has previously given written notice to the Trustee of such continuing Event of Default;

     (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series or, in the case of an Event of Default specified in Clause (5) or (6) of Section 601, of all series (voting as a class) with respect to which such Event of Default has occurred and is continuing, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series or, in the case of an Event of Default specified in Clause (5) or (6) of
   Section 601, of all series (voting as a class) with respect to which such Event of Default has occurred and is continuing;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture (including without limitation the provisions of Section 612) to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

  SECTION 608. Unconditional Right of Holders To Receive Principal,
Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security or any Coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 406) interest, if any, on such Security or Coupon on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

   SECTION 609. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to and determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

   SECTION 610. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and/or Coupons,



















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                                     49


if any, in the last paragraph of Section 405, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

   SECTION 611. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities and/or Coupons to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Subject to the provisions of Section 607, every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

   SECTION 612. Control by Holders. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that

     (1) such direction shall not be in conflict with any rule of law or with this Indenture.

     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

     (3) subject to the provisions of Section 701, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Trust Officer or Officers of the Trustee, determine that the action so directed would involve the Trustee in personal liability.

   SECTION 613. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

     (1) in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series, or

     (2) in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

   Upon any such waiver, such default shall cease to exist with respect to such series, and any Event of Default with respect to such series arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.























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                                     50


   SECTION 614. Undertaking for Costs. All parties to this Indenture agree, and each Holder of a Security and/or Coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security or the payment of interest on any Coupon on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

   SECTION 615. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                               ARTICLE SEVEN

                                The Trustee

   SECTION 701. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,

   (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

   (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

   (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.





















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   (c) No provision of this Indenture shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

     (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, given pursuant to Section 612, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

     (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

   (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

   SECTION 702. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit to the Holders of Securities of such series notice as provided in Section 106 of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; provided further that in the case of any default of the character specified in Section 601(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence of such default. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

   SECTION 703. Certain Rights of Trustee. Subject to the provisions of
Section 701:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or

















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                                     52


   other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

     (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or counsel, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or counsel appointed with due care (and, in the case of any agent, with the prior written consent of the Company; provided, however, that the Company's prior written consent shall not be required in connection with the appointment of an agent as a result of or in connection with a default or an Event of Default) by it hereunder; and

     (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

   SECTION 704. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

   SECTION 705. May Hold Securities. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner



















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                                     53


or pledgee of Securities or warrants to purchase Securities and, subject to Sections 708 and 713, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

   SECTION 706. Money Held in Trust. Except as provided in Section 114, money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee or any Paying Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

   SECTION 707. Compensation and Reimbursement. The Company agrees

     (1) to pay to the Trustee from time to time in Dollars such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (2) except as otherwise expressly provided herein, to reimburse the Trustee in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (3) to indemnify the Trustee in Dollars for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, or measured or determined by, the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

   As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any, or interest, if any, on particular Securities.

   When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 601(5) and Section 601(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law. The provisions of this Section shall survive the termination of this Indenture.

   SECTION 708. Disqualification; Conflicting Interests. If the Trustee has or shall acquire any conflicting interest, as defined in Section 310(b) of the Trust Indenture Act, with respect to the Securities of any series, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign with respect to the Securities of that series in the manner and with the effect provided by, and subject to the provisions of, Section 310(b) of the Trust Indenture Act and this Indenture.


















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                                     54


   In the event that the Trustee shall fail to comply with the provisions of the preceding sentence with respect to the Securities of any series, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit, in the manner and to the extent provided in Section 106, to all Holders of Securities of that series notice of such failure.

   Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.

   To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest with respect to the Securities of any series by virtue of being Trustee with respect to the Securities of any particular series of Securities other than that series.

   SECTION 709. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee for each series of Securities hereunder which shall be either (1) a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority and having its Corporate Trust Office located in The City of New York or (2) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees; in either case having a combined capital and surplus of at least $50,000,000. If such corporation or Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as trustee for the Securities of any series issued hereunder. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

   SECTION 710. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 711.

   (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 711 shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.





















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   (c)  The Trustee may be removed at any time with respect to the
Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

   (d)  If at any time:

     (1) the Trustee shall fail to comply with Section 708 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of a series as to which the Trustee has a conflicting interest for at least six months, or

     (2) the Trustee for a series shall cease to be eligible under
   Section 709 and shall fail to resign after written request therefor by the Company or by any Holder of Securities of such series, or

     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 614, any Holder who has been a bona fide Holder of a Security for at least six months (and, in the case of Clause (1) above, who is a holder of a Security of a series as to which the Trustee has a conflicting interest) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

   (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more of or all such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and such successor Trustee or Trustees shall comply with the applicable requirements of Section 711. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 711, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 711, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.





















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                                     56


   (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by giving notice of such event to all Holders of Securities of such series as provided by Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

   SECTION 711. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

   (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and
(3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees cotrustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

   (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all















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                                     57


such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

   (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

   SECTION 712. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

   SECTION 713. Preferential Collection of Claims Against Company.
(a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and Coupons, if any, and the holders of other indenture securities, as defined in Subsection (c) of this Section:

     (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

     (2) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.
   Nothing herein contained, however, shall affect the right of the
   Trustee:

        (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company



















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                                     58


     in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;

        (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three-month period;

        (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (c) of this Section, would occur within three months; or

        (D) to receive payment on any claim referred to in paragraph (B) or
     (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

   For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

   If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership for proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in

















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                                     59


accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

   Any Trustee which has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

     (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three-month period; and

     (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

   (b) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:

     (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

     (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

     (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

     (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (c) of this Section;

     (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and






















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                                     60


     (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (c) of this Section.

   (c) For the purposes of this Section only:

     (1) the term "default" means any failure to make payment in full of the principal of (or premium, if any, on) or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

     (2) the term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture
   (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and
   (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

     (3) the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

     (4) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security; provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

     (5) the term "Company" means any obligor upon the Securities; and

     (6) the term "Federal Bankruptcy Act" means the Bankruptcy Act or Title 11 of the United States Code.

   SECTION 714. Judgment Currency. If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Company hereunder or under any Security or Coupon, it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Security or Coupon, then such conversion shall be made at the Conversion Rate (as defined below) as in effect on the date the Company shall make payment to any Person in satisfaction of such judgment. If pursuant to any such judgment, conversion shall be made on a date other than the date payment is made and there shall occur a change between such Conversion Rate and the Conversion Rate as in effect on the date of payment or distribution, the Company agrees to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is the amount in such other currency or currency unit which, when converted at the Conversion Rate as in effect on the date of payment or distribution, is the amount then due hereunder or under such Security or Coupon. Any amount due from the Company under



















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                                     61


this Section 714 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Security or Coupon so that in any event the Company's obligations hereunder or under such Security or Coupon will be effectively maintained as obligations in such currency or currency unit. In no event, however, shall the Company be required to pay more in the currency or currency unit stated to be due hereunder or under such Security or Coupon.

   For purposes of this Section 714, "Conversion Rate" shall mean, as of any date, for any currency or currency unit into which an amount due hereunder or under any Security or Coupon is to be converted, the noon buying rate in the other currency or currency unit for that currency or currency unit for cable transfers quoted in New York City on such date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies or currency units for which a Conversion Rate is required, the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in a currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a nonresident issuer of securities designated in such currency or currency unit would, as determined in its sole discretion and without liability on the part of the Exchange Rate Agent, purchase such currency or currency unit in order to make payments in respect of such Securities. If there does not exist a quoted exchange rate in any currency or currency unit (the "First Currency") for another currency unit (the "Second Currency"), then the Conversion Rate for the Second Currency shall be equal to equivalent amount in the First Currency obtained by converting the Specified Amount of each Component Currency of the Second Currency into the First Currency at the Conversion Rate (determined as provided above) for each such Component Currency on such date (or, if the First Currency is a currency unit for which there is no quoted exchange rate in any Component Currency, by converting the Specified Amount of each Component Currency of the Second Currency into the Specified Amount of each Component Currency of the First Currency at the Conversion Rate (determined as provided above) for each such Component Currency on such date).

   SECTION 715. Appointment of Authenticating Agent. The Company may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue or upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 405, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Trustee and shall at all times be a corporation having a combined capital and surplus of not less than the equivalent of $50,000,000 and subject
















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to supervision or examination by Federal, state or District of Columbia authority or the equivalent foreign authority, in the case of an Authenticating Agent who is not organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

   Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

   An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Company may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Trustee. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Company may appoint a successor Authenticating Agent which shall be acceptable to the Trustee and shall mail, or cause to be mailed, written notice of such appointment by first-class mail, postage prepaid, to all Holders of Registered Securities, if any, of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

   The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

   If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:



























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                                     63


   This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.
                                                       , As Trustee


                                        By
                                           ---------------------------
                                            As Authenticating Agent


                                        By
                                           ---------------------------
                                         Authorized [Officer] [Signatory]

   If all the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment or other place where the Company wishes to have Securities of such series authenticated upon original issuance, the Company shall appoint in accordance with this Section an Authenticating Agent (which may be an Affiliate of the Company if eligible to be appointed as an Authenticating Agent hereunder) having an office in such Place of Payment or other place designated by the Company with respect to such series of Securities.

                               ARTICLE EIGHT

             Holders' Lists and Reports by Trustee and Company

   SECTION 801. Company To Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

     (a) semiannually, not later than January 15 and July 15 in each year, a list in such form as the Trustee may reasonably require, of the names and addresses of the Holders of each series of Registered Securities as of the preceding January 1 or July 1, as the case may be, and such information concerning the Holders of Bearer Securities which is known to the Company or any Paying Agent other than the Company; provided, however, that the Company and such Paying Agents shall have no obligation to investigate any matter relating to any Holder of a Bearer Security or a Coupon; and

     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content, such list to be dated as of a date not more than 15 days prior to the time such list is furnished, and such information concerning the Holders of Bearer Securities which is known to the Company or any such Paying Agent; provided, however, that the Company and such Paying Agents shall have no obligation to investigate any matter relating to any Holder of a Bearer Security or a Coupon;

notwithstanding the foregoing subsections (a) and (b), at such times as the Trustee is the Security Registrar and Paying Agent with respect to a particular series of Securities, no such list shall be required to be furnished in respect of such series.























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                                     64


   SECTION 802. Preservation of lnformation; Communications to Holders.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of each series contained in the most recent list furnished to the Trustee as provided in Section 801 and the names and addresses of Holders of each series received by the Trustee in any capacity as Security Registrar or Paying Agent. The Trustee may destroy any list furnished to it as provided in Section 801 upon receipt of a new list so furnished.

   (b) If three or more Holders of Securities of any series (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such series with respect to their rights under this Indenture or under such Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

     (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 802(a), or

     (ii) inform such applicants as to the approximate number of Holders of Securities of such series whose names and addresses appear in the information preserved at the time by the Trustee in accordance with
   Section 802(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

   If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of Securities of such series whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 802(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders of such series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

   (c) Every Holder of Securities or Coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and
















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                                     65


addresses of the Holders in accordance with Section 802(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 802(b).

   SECTION 803. Reports by Trustee. (a) Within 60 days after September 15 of each year commencing with the September 15 occurring after the initial issuance of Securities hereunder, the Trustee shall transmit by mail to the Holders of Securities, as provided in Subsection (d) of this Section, a brief report dated as of such September 15 with respect to any of the following events which may have occurred during the twelve months preceding the date of such report (but if no such event has occurred within such period, no report need be transmitted):

     (1) any change to its eligibility under Section 609 and its qualifications under Section 608;

     (2) the creation of or any material change to a relationship specified in Section 310(b)(1) through Section 310(b)(10) of the Trust Indenture Act;

     (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities Outstanding on the date of such report;

     (4) any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 713(b)(2), (3),
   (4) or (6);

     (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

     (6) any additional issue of Securities which the Trustee has not previously reported; and

     (7) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.

   (b) The Trustee shall transmit by mail to all Holders, as provided in Subsection (d) of this Section, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report















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                                     66


such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities Outstanding at such time, such report to be transmitted within 90 days after such time.

   (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each United States stock exchange upon which any Securities are listed, with the Commission and with the Company.

   (d) Reports pursuant to Section 803(a) and 803(b) shall be transmitted by mail (i) to all Holders, as their names and addresses appear in the Security Register, (ii) to all Holders as have, within two years preceding such transmission, filed their names and addresses with the Trustee for such purpose, and (iii) except in the case of reports pursuant to
Section 803(b), to all Holders whose names and addresses have been furnished or received by the Trustee pursuant to Sections 801 and 802.

   SECTION 804. Reports by Company. The Company shall:

     (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or
   Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
   Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

     (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time in such rules and regulations;

     (3) transmit by mail to all Holders of Securities, in the manner and to the extent provided in Section 803(d) with respect to reports to be transmitted pursuant to Section 803(a), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraph
   (1) of (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

     (4) promptly notify the Trustee when any Securities are listed on any stock exchange.

                                ARTICLE NINE

               Consolidation, Merger, Conveyance or Transfer

   SECTION 901. Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

     (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

     (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

     (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

   SECTION 902. Successor Corporation Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 901, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this instrument or any successor corporation which shall have theretofore become such in the manner prescribed in Section 901) shall be discharged from all liability under this Indenture and in respect of the Securities and may be dissolved and liquidated.































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                                     68


                                ARTICLE TEN

                          Supplemental Indentures

   SECTION 1001. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

     (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

     (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

     (3) to add any additional Events of Default with respect to all or any series of the Securities (and, if such Event of Default is applicable to less than all series of Securities, specifying the series to which such Event of Default is applicable);

     (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons; to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations; provided that any such addition or change shall not adversely affect the interests of the Holders of Securities of any series or any related Coupons in any material respect;

     (5) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is adversely affected by such change in or elimination of such provision;

     (6) to establish the form or terms of Securities of any series as permitted by Sections 202 and 301;

     (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 711(b);

     (8) if allowed under applicable laws and regulations, to permit payment in the United States of principal, premium or interest on Bearer Securities or Coupons, if any;

     (9) to provide for the issuance of uncertificated Securities of one or more series in additionto or in place of certificated Securities;

     (10) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or

     (11) to make any other provisions with respect to matters or questions arising under this Indenture; provided such other provisions as may be made shall not adversely affect the interests of the Holders of outstanding Securities of any series in any material respect.

   SECTION 1002. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture (acting as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Security affected thereby,

     (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 602, or change any Place of Payment where, or the currency, currencies or currency unit or units in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
   Date), or affect adversely the terms, if any, of conversion of any Security into stock or other securities of the Company or of any other corporation,

     (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture,

     (3) change any obligation of the Company, with respect to Outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in Section 1102 for such series, or

     (4) modify any of the provisions of this Section or Section 613, except to increase any such percentage or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the Holders of a specified percentage of the aggregate principal amount of Outstanding Securities of such series (which provision may be made pursuant to Section 202 or Section 301, as the case may be, without the consent of any Holder) or to provide that certain other provisions of this

   Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 711(b) and 1001(7).

   For purposes of this Section 1002, if the Securities of any series are issuable upon the exercise of warrants, each holder of an unexercised and unexpired warrant with respect to such series shall be deemed to be a Holder of Outstanding Securities of such series in the amount issuable upon the exercise of such warrant. For such purposes, the ownership of any such warrant shall be determined by the Company in a manner consistent with customary commercial practices. The Trustee for such series shall be entitled to rely on an Officers' Certificate as to the principal amount of Securities of such series in respect of which consents shall have been executed by holders of such warrants.

   A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

   It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

   SECTION 1003. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive (in addition to the opinion which the Trustee is entitled to receive pursuant to Section 202), and (subject to Section 701) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties, immunities or liabilities under this Indenture or otherwise.

   SECTION 1004. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

   SECTION 1005. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

   SECTION 1006. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

                               ARTICLE ELEVEN

                                 Covenants

   SECTION 1101. Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Securities and Coupons, if any, that it will duly and punctually pay the principal of (and premium, if any, on) and interest. if any, on the Securities and Coupons, if any, of that series in accordance with the terms of the Securities and Coupons, if any, of such series and this Indenture.

   SECTION 1102. Maintenance of Office or Agency. If Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for such series an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as both Registered or Bearer Securities or only as Bearer Securities, the Company will maintain (A) in the Borough of Manhattan, The City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related Coupons may be presented or surrendered for payment in the circumstances described in the proviso contained in the last sentence of this first paragraph of
Section 1102 (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related Coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Securities of that series pursuant to Section 1105); provided, however, that if the Securities of that series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in any required city located outside the United States, so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States, an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee and the Holders of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Securities of that series may be made and notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related

















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Coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Bearer Securities of that series pursuant to Section 1105) at the London office of the Trustee (or an agent with a London office appointed by the Trustee and acceptable to the Company), and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands. No payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Securities of a series are denominated and payable in Dollars, payment of principal of and any premium and interest on any Bearer Security (including any additional amounts payable on Securities of such series pursuant to
Section 1105) shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

   The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee and the Holders of any such designation or rescission and of any change in the location of any such other office or agency.

   SECTION 1103. Money for Securities Payments To Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any, on) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the relevant currency (or a sufficient number of currency units, as the case may be) sufficient to pay the principal (and premium, if any, on) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

   Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, at or prior to the opening of business on each due date of the principal of (and premium, if any, on) or interest, if any, on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.























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   The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

     (1) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest, if any, on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in making of any payment of principal (and premium, if any, on) or interest, if any, on the Securities of that series; and

     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

   The Company may at any time, for the purpose of obtaining the satisfaction and charge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

   Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest, if any, on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security and Coupons, if any, shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense and at the direction of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified herein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company. All moneys payable to the Company by the Trustee or any Paying Agent as provided in the preceding sentence shall be paid to the Company on May 31 of each year.

   SECTION 1104. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a written certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that:

     (1) a review of the activities of the Company during such year and of performance under this Indenture has been made under such officer's supervision; and

















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     (2) to such officer's knowledge, based on such review, the Company has fulfilled all its obligations, and has complied with all conditions and covenants, under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, condition or covenant, specifying each such default known to him and the nature and status thereof. For purposes of this Section 1104, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

   SECTION 1105. Additional Amounts. If the Securities of a series provide for the payment of additional amounts, the Company will pay to the Holder of any Security of such series or any related Coupon additional amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or payment of any related Coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

   If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series or any related Coupons who are United States Aliens (as defined in such Securities) without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such Payments to such Holders of Securities or Coupons and the Company will pay to the Trustee or such Paying Agent the additional amounts required by this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

                               ARTICLE TWELVE

                          Redemption of Securities

   SECTION 1201. Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise



















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specified as contemplated by Section 202 or Section 301, as the case may be, for Securities of any series) in accordance with this Article.

   SECTION 1202. Election To Redeem; Notice to Trustee. If the Company shall desire to exercise the right to redeem all, or, as the case may be, any part of the Securities of any series, the Company shall, at least
60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notifying the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

   SECTION 1203. Selection by Trustee of Securities To Be Redeemed. If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

   The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

   For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

   SECTION 1204. Notice of Redemption. Notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, as provided in Section 106.

   Each such notice of redemption shall specify the Redemption Date, the Redemption Price, the Place or Places of Payment, that the Securities of such series are being redeemed at the option of the Company pursuant to provisions contained in the terms of the Securities of such series or in a supplemental indenture establishing such series, if such be the case, together with a brief statement of the facts permitting such redemption, that on the Redemption Date the Redemption Price will become due and payable upon each Security redeemed, that payment will be made upon presentation and surrender of the applicable Securities, that all Coupons, if any, maturing subsequent to the date fixed for redemption shall be void, that any interest accrued to the Redemption Date will be paid as specified in said notice, that the redemption is pursuant to the sinking fund, if such is the case, and that on and after said Redemption Date any interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Securities of any series are to be redeemed, the notice of redemption shall specify the registration and, if any, CUSIP




















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numbers of the Securities of such series to be redeemed, and, if only
Bearer Securities of any series are to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities, the last date on which exchanges of Bearer Securities for Registered Securities not subject to redemption may be made. In case any Security of any series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the Redemption Date, upon surrender of such Security and any Coupons appertaining thereto, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof and with appropriate Coupons will be issued, or, in the case of Registered Securities providing appropriate space for such notation, at the option of the Holders, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

   Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

   SECTION 1205. Deposit of Redemption Price. On or before the opening of business on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own paying Agent, segregate and hold in trust as provided in Section 1103) an amount of money in the relevant currency (or a sufficient number of currency units, as the case may be) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

   SECTION 1206. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the Coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all Coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except otherwise provided in Section 1102) and, unless otherwise specified as contemplated by
Section 202 or Section 301, as the case may be, only upon presentation and surrender of Coupons for such interest; provided further that, unless otherwise specified as contemplated by Section 202 or Section 301, as the case may be, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 406.

   If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the Redemption Date, such Security may be paid after deducting from the



















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                                     77


Redemption Price an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing Coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by Coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1102) and, unless otherwise specified as contemplated by
Section 202 or Section 301, as the case may be, only upon presentation and surrender of those coupons.

   If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

   SECTION 1207. Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities (with appropriate Coupons) of the same series and Stated Maturity, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered or, in the case of Registered Securities providing appropriate space for such notation, at the option of the Holder, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the Payment of the redeemed portion thereof.

                              ARTICLE THIRTEEN

                               Sinking Funds

   SECTION 1301. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 202 or
Section 301, as the case may be, for Securities of such series.

  The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1302. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

   SECTION 1302. Satisfaction of Sinking Fund Payments with Securities. The Company (1) may deliver Outstanding Securities (including all unmatured Coupons appertaining thereto) of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a


















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series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and the outstanding principal amount thereof credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

   SECTION 1303. Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1302 and will also deliver to the Trustee any Securities (including all unmatured Coupons appertaining thereto) to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1203 and cause notice of the redemption thereof to given in the name of and at the expense of the Company in the manner provided in Section 1204. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 1206 and 1207.

                              ARTICLE FOURTEEN

                     Meetings of Holders of Securities

   SECTION 1401. Purposes for Which Meetings May Be Called. A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

   SECTION 1402. Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1401, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in London, as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

   (b) In case at any time the Company, by or pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1401, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such



















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meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in London, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

   SECTION 1403. Persons Entitled To Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series or
(2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

   SECTION 1404. Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1402(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

   Except as limited by the proviso to Section 1002, and subject to the provisions described in the next succeeding paragraph, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is equal to or less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related Coupons, whether or not present or represented at the meeting.

   With respect to any consent, waiver or other action which this Indenture expressly provides may be given by the Holders of a specified percentage of Outstanding Securities of all series affected thereby (acting as one class), only the principal amount of Outstanding Securities of any


















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series represented at a meeting or adjourned meeting duly reconvened at which a quorum is present, held in accordance with this Section, and voting in favor of such action, shall be counted for purposes of calculating the aggregate principal amount of Outstanding Securities of all series affected thereby favoring such action.

   SECTION 1405. Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holder of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

   (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1402(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Securities of such series represented at the meeting.

   (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 (or the equivalent thereof) principal amount of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

   (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1402 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

   SECTION 1406. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1402 and, if applicable, Section 1404. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                              ARTICLE FIFTEEN

                               Subordination

   SECTION 1501. Agreement To Subordinate. The Company agrees, and each Holder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article Fifteen, to the prior payment of all Senior Indebtedness, and that such subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. Only indebtedness of the Company which is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article Fifteen shall be subject to Section 1512.

   SECTION 1502. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its respective properties:

     (1) holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before the Holders of Securities shall be entitled to receive any payment of principal of or interest on other amounts with respect to the Securities; and

     (2) until the Senior Indebtedness is paid in full, any distribution to which the Holders of Securities would be entitled but for this Article Fifteen shall be made to holders of Senior Indebtedness as their interests may appear, except that Holders of Securities may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities and do not provide for the payment of principal prior to the Stated Maturity of all Senior Indebtedness.

   SECTION 1503. Default on Senior Indebtedness. The Company may not pay the principal of or interest on or other amounts with respect to the Securities, make any deposit pursuant to Section 1103 or repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if
(i) any Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the

Trustee receive written notice approving such payment from the Representatives of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred or is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Senior Indebtedness, pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Senior Indebtedness, or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Senior Indebtedness, the Company may resume payments on the Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period.

   SECTION 1504. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Senior Indebtedness (or their Representatives) of the acceleration. If any Senior Indebtedness is outstanding, the Company may not pay the Securities until five Business Days after Representatives of the Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Article Fifteen otherwise permits payments at that time.

   SECTION 1505. When Distributions Must Be Paid Over. If a distribution is made to the Holders of Securities that because of this Article Fifteen should not have been made to them, the Holders of Securities who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

   SECTION 1506. Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Holders of Securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article Fifteen to holders of Senior Indebtedness which otherwise would have been made to Holders of Securities is not, as between the Company and Holders of Securities, a payment by the Company on Senior Indebtedness.

   SECTION 1507. Relative Rights. This Article Fifteen defines the relative rights of Holders of Securities and holders of Senior Indebtedness. Nothing in this Indenture shall:

     (1) impair, as between the Company and Holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

     (2) prevent the Trustee or any Holder of Securities from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders of Securities.

   SECTION 1508. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by the failure of the Company to comply with this Indenture.

   SECTION 1509. Rights of Trustee and Paying Agent. Notwithstanding
Section 1503, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a trust officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article Fifteen. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issuer of Senior Indebtedness has a Representative, only the Representative may give the notice.

   The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Fifteen with respect to any Senior Indebtedness, which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article Seven shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Fifteen shall apply to claims of, or payments to, the Trustee under or pursuant to Article Seven.

   SECTION 1510. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior
Indebtedness, the distribution may be made and the notice given to their Representatives (if any).

   SECTION 1511. Article Fifteen Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article Fifteen shall not be construed as preventing the occurrence of an Event of Default. Nothing in this Article Fifteen shall have any effect on the right of the Holders of Securities or the Trustee to accelerate the maturity of the Securities.

   SECTION 1512. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. government obligations held in trust under Section 1103 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness, or subject to the restrictions set forth in this Article Fifteen, and none of the Holders of Securities shall be obligated to pay over any such amount to the Company, or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

   SECTION 1513. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article Fifteen, the Trustee and the Holders of Securities shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 1502 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders of Securities or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness, and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Fifteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Fifteen, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

   SECTION 1514. Trustee To Effectuate Subordination. Each Holder of Securities by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Securities and the holders of Senior Indebtedness as provided in this Article Fifteen and appoints the Trustee as attorney-in-fact for any and all such purposes.

   SECTION 1515. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Securities, the Company, or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Fifteen or otherwise.

   SECTION 1516. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder of Securities by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

   IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        INTERNATIONAL BUSINESS
                                        MACHINES CORPORATION,

                                          by

                                           ----------------------------
                                           Name:
                                           Title:
[SEAL]


Attest:


---------------------
Name:
Title:


                                                       , as Trustee,

                                          by

                                           ----------------------------
                                           Name:
                                           Title:

[SEAL]


Attest:


------------------------
Name:
Title:

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF WESTCHESTER)

   On the     day of          , 199 , before me personally came
          ---        ---------
                     , to me known, who, being by me duly sworn, did depose
---------------------
and say that he is a                 of INTERNATIONAL BUSINESS MACHINES
                     ---------------
CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                        ------------------------------
                                                 Notary Public
                                        Name:
                                        Notary Public, State of New York
                                        No.:
                                        Qualified in:
                                        Commission Expires:


STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)

   On the     day of           , 199 , before me personally came
          ---        ----------
                    , to me known, who, being by me duly sworn, did depose
--------------------
and say that he is a                 of , one of the corporations described
                     ---------------
in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                        ------------------------------
                                                 Notary Public
                                        Name:
                                        Notary Public, State of New York
                                        No.:
                                        Qualified in:
                                        Commission Expires:

                                                                Exhibit A.1





                INTERNATIONAL BUSINESS MACHINES CORPORATION

                              MEDIUM-TERM NOTE

                 (Due 9 months or more from date of issue)
                        (Fixed Rate Non-Redeemable)

                               [Form of Face]

Registered No.                        Original Issue Date:

Designation:                          Maturity Date:

Principal Amount: $                   Regular Record Dates:  Each

Interest Rate:                        Issue Price (as a percentage of Principal
                                      Amount):

Interest Payment Dates:  Each         CUSIP No.:

          INTERNATIONAL BUSINESS MACHINES CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to or registered assigns the principal sum of



Dollars, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, on the Maturity Date specified above in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the Interest Payment Dates specified above of each year on said principal sum at said office or agency, in like coin or currency, at the Interest Rate per annum specified above, from the Interest Payment Date next preceding the date of authentication of this Note to which interest has been paid, unless the date of authentication of this
Note is a date to which interest has been paid, in which case from the date of authentication of this Note, or unless no interest has been paid on this Note, in which case from the Original Issue Date specified above, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date of authentication of this Note is after a Regular Record Date specified above and before the next following Interest Payment Date, this Note shall bear interest from such Interest Payment Date, unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or unless no interest has been paid on this Note, in which case this Note shall bear interest from the original Issue Date. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date, unless the original Issue Date is after a Regular Record Date and before the next following

Interest Payment Date, in which case interest so payable on such Interest Payment Date will be paid to the person in whose name this Note was initially registered on the original Issue Date, or unless the company shall default in the payment of interest due on any such Interest Payment Date, in which case such defaulted interest, at the option of the Company, may be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered holders of Notes (as defined on the reverse hereof) not less than 10 days preceding such special record date or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the person entitled thereto. Notwithstanding the foregoing, interest payable at maturity shall be payable to the person to whom the principal is payable. Interest on the Notes shall be calculated on the basis of a 360-day year composed of twelve 30-day months. In any case where the date for any payment on the Notes is not a Business Day, such payment shall be made on the next succeeding Business Day. A Business Day is any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close.

          Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                          INTERNATIONAL BUSINESS MACHINES
                                CORPORATION


               [SEAL]

     TRUSTEE'S CERTIFICATE           by
     OF AUTHENTICATION
                                  -----------------------------------------
                                           [Title]

     This is one of the Securities
of the Series designated herein
issued under the within-mentioned
indenture.                              by

                                          --------------------------------
                                          [Title]
                      ,
as Trustee

  by

    ---------------------------
    Authorized Signatory

                             [Form of reverse]

                INTERNATIONAL BUSINESS MACHINES CORPORATION

                              MEDIUM-TERM NOTE
                        (Fixed Rate Non-Redeemable)

          This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities"), of the series hereinafter specified, all issued or to be issued under an indenture dated as of
(hereinafter called the "Indenture"), duly executed and delivered by the
Company to            ), as trustee (hereinafter called the "Trustee"), to
which Indenture reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the holders of the securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series designated on the face hereof (hereinafter called the "Notes") issued under the indenture.

          In case an Event of Default with respect to the Notes as defined in the Indenture shall have occurred and be continuing, the principal hereof together with accrued interest thereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (acting as one class) to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the Securities of such series; provided, however, that no such supplemental indenture shall, among other
--------  -------
things, (i) change the fixed maturity of the principal of, or any installment of principal of or interest on, any Security; (ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (iii) impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof (or, in the case of redemption, on or after the redemption date);
(iv) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (v) change any obligation of the Company, with respect to outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; or
(vi) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Outstanding Security affected thereby. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the holders of all the Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Security of such series or in respect of a covenant or provision which cannot be modified without the consent of the holder of each Outstanding Security of the series affected. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

          The Indenture permits the Company to Discharge its obligations with respect to the Notes on the 91st day following the satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding Notes.

          If the Company shall, in accordance with Section 901 of the Indenture, consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, the successor shall succeed to, and be substituted for, the Person named as the "Company" on the face of this Note, all on the terms set forth in the Indenture.

          The Notes are issuable in registered form without coupons in denominations of $1,000 or any multiple thereof. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge. Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City and State of New York.

          Upon due presentment for registration of transfer of this Note at the office or agency of the Company for such registration in the Borough of Manhattan, The City and State of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the registered holder hereof as the owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of the principal of and interest on this Note, as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

          No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          Unless otherwise defined in this Note, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Note shall be governed by and construed in accordance with the laws of the State of New York.

                            -------------------

                               ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM--as tenants in common
     TEN ENT--as tenants by the entireties
     JT TEN--as joint tenants with right of survivorship and not as tenants in common
     UNIF GIFT MIN ACT--        Custodian
                        --------         --------
                       (Cust)          (Minor)
                    Under Uniform Gifts to Minors Act
                                                      -----------
                                                                   (State)

Additional abbreviations may also be used though not in the above list.


                              ---------------------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE

---------------------------
|                          |
---------------------------------------------------------------------------



---------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

---------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer
----------------------------------------------------
said Note on the books of the Corporation, with full power of substitution in the premises.

Dated:
      ---------     -------------------------------------------------------
                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

                                                                Exhibit A.2





                INTERNATIONAL BUSINESS MACHINES CORPORATION

                              MEDIUM-TERM NOTE

                 (Due 9 months or more from date of issue)
                          (Fixed Rate Redeemable)

                               [Form of Face]

Registered No.                                    Original Issue Date:

Designation:                                      Maturity Date:

Principal Amount: $                               Regular Record Dates: Each

Interest Rate:                                    Issue Price (as a percentage
                                                  of Principal Amount):

Interest Payment Dates:  Each                     Initial Redemption Date:

CUSIP No.:

          The Optional Redemption Price shall initially be    % of the
principal amount of the Note to be redeemed and shall decline at each
anniversary of the Initial Redemption Date by    % of the principal amount
to be redeemed until the Optional Redemption Price is 100% of such principal amount.


          INTERNATIONAL BUSINESS MACHINES CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to or registered assigns the principal sum of



Dollars, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, on the Maturity Date specified above in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the Interest Payment Dates specified above of each year on said principal sum at said office or agency, in like coin or currency, at the Interest Rate per annum specified above, from the Interest Payment Date next preceding the date of authentication of this Note to which interest has been paid, unless the date of authentication of this
Note is a date to which interest has been paid, in which case from the date of authentication of this Note, or unless no interest has been paid on this Note, in which case from the Original Issue Date specified above, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date of authentication of this Note is after a Regular Record Date specified above and before the next following Interest Payment Date, this Note shall bear interest from such Interest Payment Date, unless the Company shall default in the payment of interest due on such Interest
Payment Date, in which case this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or unless no interest has been paid on this Note, in which case this Note shall bear interest from the Original Issue Date. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date, unless the Original Issue Date is after a Regular Record Date and before the next following Interest Payment Date, in which case interest so payable on such Interest Payment Date will be paid to the person in whose name this Note was initially registered on the Original Issue Date, or unless the Company shall default in the payment of interest due on any such Interest Payment Date, in which case such defaulted interest, at the option of the Company, may be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered holders of Notes (as defined on the reverse hereof) not less than 10 days preceding such special record date or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the person entitled thereto. Notwithstanding the foregoing, interest payable at maturity and upon redemption shall be payable to the person to whom the principal is payable. Interest on the Notes shall be calculated on the basis of a 360-day year composed of twelve 30-day months. In any case, where the date for any payment on the Notes is not a Business Day, such payment shall be made on the next succeeding Business Day. A Business Day is any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close.

          Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall, for all purposes, have the same effect as though fully set forth at this place.

          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                                    INTERNATIONAL BUSINESS MACHINES
                                          CORPORATION

                               [SEAL]


     TRUSTEE'S CERTIFICATE                by
     OF AUTHENTICATION                    -------------------------------
                                             [Title]

     This is one of the Securities
of the Series designated herein
issued under the within-mentioned
indenture.                                by
                                            -----------------------------


                   ,
as Trustee

  by
   --------------------------
   Authorized Signatory

                             [Form of reverse]

                INTERNATIONAL BUSINESS MACHINES CORPORATION

                              MEDIUM-TERM NOTE
                          (Fixed Rate Redeemable)

          This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities"), of the series hereinafter specified, all issued or to be issued under an indenture dated as of October 1, 1993 (hereinafter called the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank (National Association), as trustee (hereinafter called the "Trustee"), to which Indenture reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series designated on the face hereof (hereinafter called the "Notes") issued under the Indenture.

          In case an Event of Default with respect to the Notes as defined in the Indenture shall have occurred and be continuing, the principal hereof together with accrued interest thereon, if-any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (acting as one class) to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the Securities of such series; provided, however, that no such supplemental indenture shall, among other
--------  -------
things, (i) change the fixed maturity of the principal of, or any installment of principal of or interest on, any Security; (ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (iii) impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof (or, in the case of redemption, on or after the redemption date);
(iv) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (v) change any obligation of the Company, with respect to outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; or
(vi) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the holders of all the Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Security of such series or in respect of a covenant or provision which cannot be modified without the consent of the holder of each outstanding Security of the series affected. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

          The Indenture permits the Company to Discharge its obligations with respect to the Notes on the 91st day following the satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding Notes.

          If the Company shall, in accordance with Section 901 of the Indenture, consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, the successor shall succeed to, and be substituted for, the Person named as the "Company" on the face of this Note, all on the terms set forth in the Indenture.

          The Notes are issuable in registered form without coupons in denominations Of $1,000 or any multiple thereof. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City and State of New York.

          The Notes may be redeemed at the option of the Company as a whole, or from time to time in part, on any date on or after the Initial Redemption Date specified above and prior to the Maturity Date, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Notes at their last registered addresses, all as provided in the Indenture, at the Optional Redemption Price; specified above (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption.

          Upon due presentment for registration of transfer of this Note at the office or agency of the Company for such registration in the Borough of Manhattan, The City and State of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered holder hereof as the owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of the principal of, premium, if any, and interest on this Note, as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

          No recourse for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or role of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          Unless otherwise defined in this Note, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Note shall be governed by and construed in accordance with the laws of the State of New York.

                             -----------------

                               ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM--as tenants in common
     TEN ENT--as tenants by the entireties
     JT TEN--as joint tenants with right of survivorship and not as tenants in common
     UNIF GIFT MIN ACT--________Custodian________
                        (Cust)           (Minor)
                    Under Uniform Gifts to Minors Act ___________
                                                       (State)

Additional abbreviations may also be used though not in the above list.

                             -----------------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER
IDENTIFYING NUMBER OF
ASSIGNEE

----------------------
|                    |
|                    |
---------------------------------------------------------------------------

---------------------------------------------------------------------------
     PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE



---------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer
---------------------------------------------------
said Note on the books of the Corporation, with full power of substitution in the premises.

Dated:
      ---------     -------------------------------------------------------
                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

                                                                Exhibit A.3





                INTERNATIONAL BUSINESS MACHINES CORPORATION
                              MEDIUM-TERM NOTE
                 (Due 9 months or more from date of issue)
                       (Floating Rate Non-Redeemable)
                               [Form of face]


Registered No.                          Original Issue Date:

Designation:                            Maturity Date:

Principal Amount:  $                    Regular Record Dates:

Interest Rate Basis:                    Issue Price (as a percentage
                                        of Principal Amount):

Initial Interest Rate:                  Maximum Interest Rate:

Minimum Interest Rate:                  Interest Reset Dates:

Interest Reset Period:                  Interest Payment Period:

Spread:  q                              Spread Multiplier:

Interest Payment Dates:                 Interest Determination Dates:

Index Maturity:                         CUSIP No.:


          INTERNATIONAL BUSINESS MACHINES CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to or registered assigns the principal sum of


Dollars at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, on the Maturity Date specified above in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay interest on the Interest Payment Dates specified above of each year on said principal sum at said office or agency, in like coin or currency, at the Initial Interest Rate specified above until the first Interest Reset date specified above and thereafter monthly, quarterly, semi-annually or annually as specified above under Interest Payment Period at the Interest Rate Basis specified above in accordance with the applicable provisions set forth on the reverse hereof, from the Interest Payment Date next preceding the date of authentication of this Note to which interest has been paid, unless the date of authentication of this
Note is a date to which interest has been paid, in which case from the date of authentication of this Note, or unless no interest has been paid on this Note, in which case from the

Original Issue Date specified above, until payment of said principal sum has been made or duly provided for. In the case of Notes (as defined on the reverse hereof) with a weekly Interest Reset Period, interest payments will include accrued interest from the Original Issue Date or from the last date in respect of which interest has been paid, as the case may be, to and including the next preceding Regular Record Date, except that at the Maturity Date the interest payment will include accrued interest accrued to, but excluding, the Maturity Date. Notwithstanding the foregoing, if the date of authentication of this Note is after a Regular Record Date specified above and before the next following Interest Payment Date, this Note shall bear interest from such Interest Payment Date, unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or unless no interest has been paid on this Note, in which case this Note shall bear interest from the Original Issue Date. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date, unless the Original Issue Date is after a Record Date and before the next following Interest Payment Date, in which case interest so payable on such Interest Payment Date will be paid to the person in whose name this Note was initially registered on the Original Issue Date, or unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case such defaulted interest, at the option of the Company, may be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to registered holders of Notes not less than 10 days preceding such special record date or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the person entitled thereto. Notwithstanding the foregoing, interest payable at maturity shall be payable to the person to whom the principal is payable. In any case where the date for any payment on any Note is not a Business Day, such payment shall be made on the next succeeding Business Day, except that with respect to any LIBOR Note, if such date falls in the next calendar month, such Interest Payment Date will be the next preceding Business Day. A Business Day is any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close (and also, with respect to any LIBOR Note, is a day in which dealings in deposits of U.S. dollars are transacted in the London interbank market).

          Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                             INTERNATIONAL BUSINESS
                                   MACHINES CORPORATION

                         [SEAL]

     TRUSTEE'S CERTIFICATE
     OF AUTHENTICATION

     This is one of the Securities of
the Series designated herein issued
under the within-mentioned Indenture.


                                            ___________________________
          , as Trustee                      [Title]

by                                        by
  ________________________                  ___________________________
  Authorized Signatory                      [Title]

                             [Form of reverse]


                INTERNATIONAL BUSINESS MACHINES CORPORATION
                              Medium-Term Note
                       (Floating Rate Non-Redeemable)

          This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities"), or the series hereinafter specified, all issued or to be issued under an indenture dated as of October 1, 1993 (hereinafter called the "Indenture"), duly executed and delivered by the
Company to                                      , as trustee (hereinafter
called the "Trustee"), to which Indenture reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series designated on the face hereof (hereinafter called the "Notes") issued under the indenture.

          The Interest payable hereon on each Interest Payment Date will include accrued interest from the Original Issue Date or from the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date; provided, however, that if the
                                       --------  -------
Interest Reset Period is weekly, the interest payable on each Interest Payment Date, other than the Maturity Date, will include accrued interest from the Original Issue Date or from the last date in respect of which interest has been paid, as the case may be, to, and including, the next preceding Record Date and the interest payable on the Maturity Date will include accrued interest from the Original Issue Date or from the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Maturity Date. Accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor.
This accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (rounded to the nearest one-hundred thousandth of a percent) for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the Interest Rate Basis is LIBOR or Commercial Paper Rate, as indicated on the face hereof, or by the actual number of days in the year if the Interest Rate Basis is Treasury Rate, as indicated on the face hereof. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date; provided, however,
                                                      --------  -------
(i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate and (ii) the interest rate in effect for the ten calendar days immediately prior to the Maturity Date will be that in effect on the tenth calendar day preceding the Maturity Date. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. In addition, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York State law as the same may be modified by
United States law of general application. Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date and thereafter upon each succeeding Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be adjusted weekly, monthly, quarterly, semi-annually or annually as specified on the face hereof under Interest Reset Period; provided,
--------
however, that if any Interest Reset Date would otherwise be a day that is
-------
not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Interest Rate Basis is LIBOR and such Business Day is in the next succeeding calendar month such Interest Reset Date shall be the immediately preceding Business Day; and provided further, however, that if any action referred to below
         -------- ------   -------
under "Determination of Treasury Rate" falls on an Interest Reset Date for a Note with an Interest Rate Basis of Treasury Rate, such Interest Reset Date shall be the first Business Day succeeding such auction date. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

          Determination of LIBOR.  If the Interest Rate Basis is LIBOR, as
          -----------------------
indicated on the face hereof, such interest rate shall equal the arithmetic mean (as calculated by the Calculation Agent referred to below and rounded to the nearest one-hundred thousandth of a percent) of offered rates for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Business Day") immediately following the Interest Determination Date specified on the face hereof, which appear on the Reuters Screen LIBO Page as of
11:00 A.M., London time, on such Interest Determination Date, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than two such offered
                 --------  -------
rates so appear, the Calculation Agent shall request the principal London office of each or four major banks in the London interbank market selected by the Calculation Agent to provide a quotation of the rate at which such bank offered to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date, on deposits in U.S. dollars having the Index Maturity specified on the face hereof commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount equal to an amount not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time, and such rate of interest hereon shall equal the arithmetic mean (rounded to the nearest one-hundred thousandth of a percent) of (a) such quotations, if at least two quotations are provided, or (b) if fewer than two quotations are provided, the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks having the Index Maturity specified on the face hereof commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount as aforesaid, in either case adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the three banks
                              --------  -------
selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect on the Interest Determination Date.

          Determination of Treasury Rate.  If the Interest Rate Basis is
          -------------------------------
Treasury Rate as indicated on the face hereof, such interest rate shall equal the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity shown on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System, under the heading "Treasury bills--auction average (investment)" on the Interest Determination Date specified on the face hereof or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate, expressed as a Bond Equivalent Yield (as defined below), as otherwise announced by the United States Department of the Treasury, in either case adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. In the event that the results of the auction of Treasury bills having the Index Maturity shown on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held in a particular week, then the rate of interest hereon shall be calculated by the Calculation Agent and shall be a yield to maturity, expressed as a Bond Equivalent Yield, of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M.,
New York City time, on such Interest Determination Date of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity shown on the face hereof, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the dealers selected as
                 --------  -------
aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect on the Interest Determination Date. The Calculation Date pertaining to an Interest Determination Date shall be the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day.

          "Bond Equivalent Yield" means a yield (expressed as a percentage rounded to the nearest one-hundred thousandth of a percent) calculated in accordance with the following formula:

                                     D X N
          Bond Equivalent Yield = ______________ x 100
                                  360 - (D X M)

where "D" refers to the per annum rate for Treasury bills, quoted on a bank discount basis and expressed as a decimal; "N" refers to the actual number of days in the year for which interest is being calculated; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

          Determination of Commercial Paper Rate.  If the Interest Rate
          ---------------------------------------
Basis is Commercial Paper Rate, as indicated on the face hereof, such interest rate shall equal (a) the Money Market Yield (as defined below) on the Interest Determination Date specified on the face hereof of the rate for commercial paper having the Index Maturity specified on the face hereof (1) as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System, under the heading "Commercial Paper", or (2) if such rate is not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" under the heading "Commercial Paper" or (b) if neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, the Money Market Yield of the arithmetic mean (rounded to the nearest one-hundred thousandth of a percent) of the offered rates, as of 11:00 A.M., New York City time, on such Interest Determination Date, of three leading dealers of commercial paper in The City of New York, selected by the Calculation Agent, for commercial paper ofthe Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is AA or the equivalent, from a nationally recognized rating agency, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if such dealers are
                              --------  -------
not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect on the Interest Determination Date. The Calculation Date pertaining to an Interest Determination Date shall be the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day.

          "Money Market Yield" means a yield (expressed as a percentage rounded to the nearest one-hundred thousandth of a percent), calculated in accordance with the following formula:

                                     D X 360
          Bond Equivalent Yield = ______________ x 100
                                  360 - (D X M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

          All percentages resulting from any calculation will be rounded, if necessary, to the nearest one-hundred thousandth of a percent, with five one-millionths of a percent rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 09.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 09.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

           shall be the initial Calculation Agent. The Calculation Agent will, upon the request of the holder hereof, provide the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

          In case an Event of Default with respect to the Notes as defined in the Indenture shall have occurred and be continuing, the principal hereof together with accrued interest thereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (acting as one class) to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the Securities of such series; provided, however, that no such supplemental indenture shall, among other
--------  -------
things, (i) change the fixed maturity of the principal of, or any installment of principal of or interest on, any Security; (ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (iii) impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof (or, in the case of redemption, on or after the redemption date);
(iv) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (v) change any obligation of the

Company, with respect to outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; or (vi) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Securities the consent of the holders of which is required to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the holders of all the Securities of such series waive any past default under the Indenture with respect to such series and its consequences except as a default in the payment of the principal of, premium, if any, or interest, if any, on any Security of such series or in respect of a covenant or provision which cannot be modified without the consent or waiver by the Holder of each outstanding Security of the series affected. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

          The Indenture permits the Company to Discharge its obligations with respect to the Notes on the 91st day following the satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding Notes.

          If the Company shall, in accordance with Section 901 of the Indenture, consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, the successor shall succeed to, and be substituted for, the Person named as the "Company" on the face of this Note, all on the terms set forth in the Indenture.

          The Notes are issuable in registered form without coupons in denominations of $1,000 or any multiple thereof. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City and State of New York.

          Upon due presentment for registration of transfer of this Note at the office or agency of the Company for such registration in the Borough of Manhattan, The City and State of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the registered holder hereof as the owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of the principal and interest on this Note, as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

          No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          Unless otherwise defined in this Note, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                                                Exhibit A.4





     [Form of Temporary Global Fixed Rate Bearer Euro Medium-Term Note]


                               [Form of Face]


          Temporary Global Fixed Rate Bearer Euro Medium-Term Note


          NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, RESOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, TO ANY PERSON INSIDE THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION (THE "UNITED STATES") OR TO OR FOR THE ACCOUNT OF ANY CITIZEN OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED
STATES, OR ANY ESTATE OR TRUST THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE (A "UNITED STATES PERSON"), OTHER THAN A FINANCIAL INSTITUTION, AS DEFINED IN TREASURY REGULATION Sec. 1.165-12(c)(1)(v), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A CUSTOMER THAT HAS AGREED TO COMPLY WITH THE REQUIREMENTS OF
SECTION 165(j)(3)(A), (B) OR (C) OF THE INTERNAL REVENUE CODE OF 1986, AND THE REGULATIONS THEREUNDER, AND THAT IS NOT PURCHASING FOR OFFER TO RESELL OR FOR RESALE INSIDE THE UNITED STATES.

          THIS TEMPORARY GLOBAL NOTE IS A TEMPORARY GLOBAL BEARER SECURITY, WITHOUT COUPONS, EXCHANGEABLE FOR A DEFINITIVE GLOBAL BEARER SECURITY (THE "DEFINITIVE NOTE"), WITHOUT COUPONS, AT THE PRINCIPAL OFFICE OF THE TRUSTEE (AS DEFINED HEREIN) IN LONDON ON OR AFTER 45 DAYS FROM THE ISSUE DATE HEREOF (THE "EXCHANGE DATE") UPON PRESENTATION OF THE CERTIFICATION SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR THE DEFINITIVE NOTE, ARE AS SPECIFIED HEREIN AND IN THE INDENTURE.

          NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

          [If an Original Issue Discount Security, insert--FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS TEMPORARY GLOBAL
NOTE IS      % OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS      , 19  , THE
YIELD TO MATURITY IS      %, THE METHOD USED TO DETERMINE THE YIELD IS
     , AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT
ACCRUAL PERIOD OF      , 19  , TO      , 19  , IS      % OF THE PRINCIPAL
AMOUNT OF THIS TEMPORARY GLOBAL NOTE.]

                INTERNATIONAL BUSINESS MACHINES CORPORATION

                           EURO MEDIUM-TERM NOTE

                 (Due 9 months or more from date of issue)

                                (Fixed Rate)

               Temporary Global Bearer Euro Medium-Term Note


No. B-                   Principal Amount: [U.S.$]
      --------------                               ------------------------

Original Issue Date:
                      -----------------------

Interest Rate:                %    Maturity Date:
               ---------------                    -------------------------

Interest Payment Dates:        [and          ] of each year
                        ------      ---------

          This Temporary Global Note is a temporary global Bearer Security in respect of a duly authorized issue of Bearer Securities (the "Notes") of International Business Machines Corporation, a corporation duly organized and existing under the laws of New York (herein called the "Company", which term includes any successor Person under the Indenture, as defined below), of the Principal Amount specified above (as adjusted on Schedule A hereto), with the original Issue Date specified above and the Maturity Date specified above and bearing interest on said Principal Amount at the per annum Interest Rate specified above. This Temporary Global Note is issued under an Indenture dated as of October 1, 1993 (the "Indenture"), between
the Company and                                     , as Trustee (the
"Trustee", which term includes any additional or successor Trustees with respect to the Notes). Unless the context otherwise requires, all terms used in this Temporary Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Company, for value received, hereby promises to pay to the bearer upon presentation and surrender of this Temporary Global Note, the principal amount set forth above, as reduced from time to time by the exchanges set forth on Schedule A hereto, on the Maturity Date, and to pay interest thereon, in arrears, on the Interest Payment Dates specified above, at a rate per annum equal to the Interest Rate specified above, from the Interest Payment Date next preceding the date of authentication of this Temporary Global Note to which interest has been paid, unless such date of authentication is a date to which interest has been paid, in which case from such date of authentication, or unless no interest has previously been paid on this Temporary Global Note, in which case from the Original Issue Date specified above, until the principal hereof is paid or made available for payment[, and (to the extent that the payment of such interest shall be
legally enforceable) at the rate of          % per annum on any overdue
principal and premium and on any overdue installment of interest], but only after the exchange of this Temporary Global Note for a definitive global Bearer Security, and, in the case of interest due on or before the Exchange Date, only upon interim certification as provided in the Indenture.

          The provisions of the form of definitive global Note are hereby incorporated by reference herein mutatis mutandis and, except as otherwise
                                 ----------------
provided herein, shall be binding on the Company and the Holder hereof as if fully set forth herein. Except as otherwise provided herein, the Company shall make all payments as and when provided in the form of definitive global Note and shall be bound by all its covenants set forth therein.

          This Temporary Global Note is exchangeable in whole or from time to time in part for a definitive global Note with the same Issue Date, Maturity Date and Interest Rate and, if this Temporary Global Note is an original Issue Discount Note, with the same Issue Price specified in the legend above, upon the request of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euro-clear System ("Euro-clear"), or Centrale de Livraisons de Valeurs Mobilieres, S.A. ("Cedel"), at the office of the Trustee in London only (i) on or after the Exchange Date and
(ii) upon compliance with the procedures and certification requirements set forth herein and in the Indenture. Upon exchange of any portion of this Temporary Global Note for a definitive global Note, the Trustee shall endorse Schedule A of this Temporary Global Note to reflect the reduction of its Principal Amount by an amount equal to the aggregate principal amount to be entered on the grid attached to the definitive global Note, whereupon the Principal Amount hereof shall be reduced for all purposes by the amount as exchanged and noted. Except as otherwise provided herein or in the Indenture, until exchanged in full for a definitive global Note, this Temporary Global Note shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as the duly authenticated and delivered definitive global Note.

          [If this Note is not interest-bearing, make appropriate changes to the foregoing.]

          [If this Note is denominated in a currency other than U.S. dollars, make appropriate changes to the foregoing.]

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature of an authorized officer, this Temporary Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Attest:                            INTERNATIONAL BUSINESS
                                   MACHINES CORPORATION


                         [SEAL]

                                   By
--------------------                 --------------------------------------
[Assistant] Secretary                Title:



Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the
Series designated herein issued under
the within-mentioned Indenture.



                               , as Trustee


By
   --------------------------
   Authorized Signatory

                                 SCHEDULE A

                              EXCHANGES FOR A
                       DEFINITIVE GLOBAL BEARER NOTE

          The following exchanges of a part of this Temporary Global Note for all or a portion of a definitive global bearer Note have been made:


                                       Principal
                                         Amount                Notation
                   Principal           Outstanding            Made by or
  Date of           Amount                After              on Behalf of
 Exchange          Exchanged            Exchange                Trustee
 --------          ---------           -----------           -------------

 --------          ---------           -----------           -------------

 --------          ---------           -----------           -------------

 --------          ---------           -----------           -------------

 --------          ---------           -----------           -------------

 --------          ---------           -----------           -------------

 --------          ---------           -----------           -------------

 --------          ---------           -----------           -------------

 --------          ---------           -----------           -------------

 --------          ---------           -----------           -------------

 --------          ---------           -----------           -------------

 --------          ---------           -----------           -------------

 --------          ---------           -----------           -------------

 --------          ---------           -----------           -------------

 --------          ---------           -----------           -------------

                                                                Exhibit A.5


    [Form of Definitive Global Fixed Rate Bearer Euro Medium-Term Note]

                               [Form of Face]
               Definitive Global Bearer Euro Medium-Term Note

          NEITHER THIS GLOBAL NOTE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, RESOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, TO ANY PERSON INSIDE THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION (THE "UNITED STATES") OR TO OR FOR THE ACCOUNT OF ANY CITIZEN OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES, OR ANY ESTATE OR TRUST THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE (A "UNITED STATES PERSON"), OTHER THAN A FINANCIAL INSTITUTION, AS DEFINED IN TREASURY REGULATION Sec. 1.165-12(c)(1)(v), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A CUSTOMER THAT HAS AGREED TO COMPLY WITH THE REQUIREMENTS OF
SECTION 165(j)(3)(A), (B) OR (C) OF THE INTERNAL REVENUE CODE OF 1986, AND THE REGULATIONS THEREUNDER, AND THAT IS NOT PURCHASING FOR OFFER TO RESELL OR FOR RESALE INSIDE THE UNITED STATES.

          THIS GLOBAL NOTE IS A GLOBAL BEARER SECURITY, WITHOUT COUPONS. INTERESTS IN THIS GLOBAL NOTE ARE EXCHANGEABLE FOR DEFINITIVE BEARER NOTES, WITH COUPONS, AT THE PRINCIPAL OFFICE OF THE TRUSTEE (AS DEFINED HEREIN) IN LONDON UPON 30 DAYS' NOTICE TO THE TRUSTEE. THE RIGHTS ATTACHING TO THIS GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR THE DEFINITIVE BEARER NOTES, ARE AS SPECIFIED HEREIN AND IN THE INDENTURE (AS DEFINED HEREIN).

          NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE
BY [             ], THE COMMON DEPOSITARY, TO A NOMINEE OF THE COMMON
DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY.

          [If an Original Issue Discount Security, insert--FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE
AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS GLOBAL NOTE IS       % OF ITS
PRINCIPAL AMOUNT, THE ISSUE DATE IS
            , 19  , THE YIELD TO MATURITY IS    %, THE METHOD USED TO
DETERMINE THE YIELD IS          , AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT
APPLICABLE TO THE SHORT ACCRUAL PERIOD OF             , 19  , TO
              19  , IS   % OF THE PRINCIPAL AMOUNT OF THIS GLOBAL NOTE.]

          ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

                INTERNATIONAL BUSINESS MACHINES CORPORATION

                           EURO MEDIUM-TERM NOTE
                 (Due 9 months or more from date of issue)
                                (Fixed Rate)
               Definitive Global Bearer Euro Medium-Term Note

No. B-                                                 Principal Amount:
      -----------------------------------
[U.S.$]
        --------------------

Original Issue Date:
                     -------------------

Interest Rate:              %                Maturity Date:
               -------------                                -----

----------------------------

Interest Payment Dates:                   [and                   ] of each year
                        -----------------       ------------------

          This Global Note is a global Bearer Security in respect of a duly authorized issue of Bearer Securities (the "Notes") of International Business Machines Corporation, a corporation duly organized and existing under the laws of New York (herein called the "Company", which term includes any successor Person under the Indenture), of the Principal Amount specified above (as adjusted on Schedule A hereto), with the Original Issue Date specified above and the Maturity Date specified above and bearing interest on said Principal Amount at the per annum Interest Rate specified above. This Global Note is issued under an Indenture dated as of October 1, 1993 (the "Indenture"), between the Company and
                             , as Trustee (the "Trustee", which term
includes any additional or successor Trustees with respect to the Notes). Unless the context otherwise requires, all terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Company, for value received, hereby promises to pay to the bearer upon presentation and surrender of this Global Note, the principal
sum of                                [U.S. DOLLARS], on the Maturity Date,
       ------------------------------
and to pay interest thereon, in arrears, on the Interest Payment Dates specified above, at a rate per annum equal to the Interest Rate specified above, from the Interest Payment Date next preceding the date of authentication of this Global Note to which interest has been paid, unless such date of authentication is a date to which interest has been paid, in which case from such date of authentication, or unless no interest has previously been paid on this Global Note, in which case from the Original Issue Date specified above, until the principal hereof is paid or made available for payment[, and (to the extent that the payment of such
interest shall be legally enforceable) at the rate of        % per annum on
any overdue principal and premium and on any overdue installment of interest]. Unless otherwise provided herein, such payments (including premium, if any) shall be made to each of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euro-clear System ("Euro-clear"), or Cedel Bank Societe Anonyme ("CEDEL") with respect to that portion of this Global Note held for its account, by [United States dollar] check drawn on a bank in The City of New York or by transfer of [United States dollars] to an account maintained by the payee with a bank located outside the United States. No payment of principal, premium or interest on this Global Note shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; [If this Note is denominated and payable in United States dollars,
         -----------------------------------------------------------------
insert-provided, however, unless otherwise provided herein, that payment of
---------------  -------
principal of (and premium, if any) and interest on this Note (including any additional amounts that may be payable as provided below) shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment in United States dollars of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for that purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.]

          Upon exchange of any portion of the temporary global Note for a portion of this definitive Global Note, the Trustee shall cause Schedule A of this Global Note to be endorsed to reflect the increase of its aggregate principal amount by an amount equal to the principal amount of the portion of such temporary global Note so exchanged.

          This Global Note is exchangeable upon not less than 30 days' notice to the Trustee, in whole or from time to time in part for definitive Notes in bearer form, with coupons attached, if any, or in registered form, of any authorized denominations, upon the request of Euro-clear or CEDEL to the Trustee upon compliance with the procedures set forth in the Indenture. No definitive Note in bearer form delivered in exchange for a portion of this Global Note shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. Upon exchange of any portion of this Global Note for a definitive Note or Notes, the Trustee shall cause Schedule A of this Global Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such definitive Note or Notes, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except as otherwise provided herein, until exchange in full for definitive Notes, this Global Note shall in all respects be entitled to the same benefits under the Indenture as duly authenticated and delivered definitive Notes.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          [If this Note is not interest-bearing, make appropriate changes to the foregoing.]

          [If this Note is denominated in a currency other than U.S. dollars, make appropriate changes to the foregoing.]

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature of an authorized officer, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Attest:                       INTERNATIONAL BUSINESS MACHINES CORPORATION

               [SEAL)


                           By
--------------------          -------------------------
      [Assistant] Secretary                    Title:

Dated:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated herein issued under the within-mentioned Indenture.

                                          ,
                                           as Trustee


By
   ----------------------
   Authorized Signatory

    [Form of Definitive Global Fixed Rate Bearer Euro Medium-Term Note]

                             [Form of Reverse]

                INTERNATIONAL BUSINESS MACHINES CORPORATION

                           EURO MEDIUM-TERM NOTE

          This Global Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities"), of the series hereinafter specified, all issued or to be issued under an Indenture dated as of October 1, 1993 (hereinafter called the "Indenture"), duly executed and delivered by the
Company to                                                                ,
as trustee (hereinafter called the "Trustee"), to which Indenture reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may have different conversion prices (if any), may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be payable, as to principal, premium, if any, and interest, if any, in different currencies or currency units, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Global Note is a global note representing all or a portion of a series designated on the face hereof (hereinafter called the "Notes") issued under the Indenture.

          The Notes of this series are issuable as temporary or definitive Bearer Securities in global form, without coupons ("Global Notes"), or as definitive Bearer Securities, with interest coupons attached, in the
denomination of [U.S. $                    ,] ("Bearer Notes") and as
                       --------------------
definitive Registered Securities, without coupons, in denominations of
[U.S. $                 ] and any integral multiple thereof ("Registered
       -----------------
Notes"). As provided in the Indenture and subject to certain limitations therein set forth, Bearer Notes and Registered Notes of this series are exchangeable for a like aggregate principal amount of Registered Notes of this series and of like tenor, of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged, with all unmatured coupons and all matured coupons in default thereto appertaining, at any office or agency described below where Registered Notes of this series may be presented for registration of transfer; provided, however, that Bearer Notes surrendered
                          --------  -------
in exchange for Registered Notes between a (i) Regular Record Date and the relevant Interest Payment Date or (ii) a Special Record Date and the related proposed date for payment of Defaulted Interest shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment of Defaulted Interest.

          The Company will, subject to the limitations and exceptions set forth below, pay to a Holder of a Note or any coupon appertaining thereto who is a United States Alien (as defined below) such additional amounts ("Additional Amounts") as may be necessary so that every payment in respect of such Note or coupon, after deduction or withholding for or on account of any current or future tax, assessment or other governmental charge imposed upon such Holder, or by reason of the making of such payment, by the United States or any political subdivision or taxing authority thereof or therein will not be less than the amount provided for in such Note or coupon to be then due and payable. However, the Company shall not be required to make any payment of Additional Amounts for or on account of:

          (a) any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Note or coupon for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such Holder's past or present status as a passive foreign investment company, personal holding company or foreign personal holding company with respect to the United States, as a private foundation or other tax-exempt organization or as a corporation that accumulates earnings to avoid United States Federal income tax;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal of, or interest on, the Notes;

          (e) any tax, assessment or other governmental charge required to be deducted or withheld by any Paying Agent from any payment of principal of, or interest on, any Note, if such payment can be made without such deduction or withholding by any other Paying Agent;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the Holder or beneficial owner of such Note or coupon, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment or other governmental charge imposed on a Holder that actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote or that is a controlled foreign corporation related to the Company through stock ownership; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) and
     (g);

nor shall Additional Amounts be paid to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of the Note or coupon to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of the Note or coupon would not have been entitled to payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Note or coupon.

          The term "United States Alien" means any corporation, individual, fiduciary or partnership that is, as to the United States, a foreign corporation, nonresident alien individual, nonresident alien fiduciary of a foreign estate or trust, or foreign partnership to the extent that one or more members are, as to the United States, foreign corporations, nonresident alien individuals or nonresident alien fiduciaries of foreign estates or trusts and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          If the Company shall determine (the "Determination") that any payment made outside the United States by the Company or any of its Paying Agents of the full amount of the next scheduled payment of principal or interest due in respect of any Note or coupon appertaining thereto would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information, documentation or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity (other than status as a United States Alien) of a beneficial owner of such Note or coupon who is a United States Alien (other than such a requirement that (i) would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner or which can be satisfied by such a custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien; provided,
                                                            --------
however, in each case that payment by such custodian, nominee or agent to
-------
such beneficial owner is not otherwise subject to any requirement referred to in this sentence, (ii) is applicable only to a payment by a custodian, nominee or other agent of the beneficial owner to such beneficial owner or
(iii) would not be applicable to a payment made by any other Paying Agent of the Company), the Company shall redeem the Notes, as a whole but not in part, at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, such redemption to take place on such date, not later than one year after the publication of notice of the Determination, as the Company shall elect by notice to the Trustee at least 60 days before the date fixed for redemption. The Company shall make the Determination as soon as practicable and give prompt notice thereof in accordance with the Indenture, stating in the notice the effective date of such certification, information, documentation or other reporting requirement and the date by which the redemption shall take place. Upon receipt of the notice from the Company as to the redemption date, the Trustee shall cause notice thereof to be duly published as provided in the Indenture. Notwithstanding the foregoing, the Company shall not so redeem the Notes if the Company shall subsequently determine, not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Company shall give prompt notice of such determination in accordance with the Indenture and any earlier redemption notice given pursuant to this paragraph shall be revoked and of no further effect. Prior to the publication of any notice pursuant to this paragraph, the Company shall deliver to the Trustee an Officers' Certificate of the Company stating that the Company is obligated (or no longer obligated) to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the obligation of the Company so to redeem have occurred (or are no longer applicable) and an opinion of independent counsel, to such effect.

          Notwithstanding the foregoing, if and so long as the certification, information, documentation or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect, prior to publication of the notice of the Determination, to have the provisions of this paragraph apply in lieu of the provisions of the preceding paragraph. In such event, the Company will pay as Additional Amounts such amounts as may be necessary so that every payment made following the effective date of such requirement outside the United States by the Company or any of its Paying Agents of principal or interest due in respect of any Note or any coupon appertaining thereto to a Holder who is a United States Alien (but without any requirement that the nationality, residence or identity of the beneficial owner of such Note or coupon be disclosed to the Company, a Paying Agent or any governmental authority (other than certification of status as a United States Alien)), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the third parenthetical of the first sentence of the preceding paragraph, or (ii) is imposed as a result of presentation of such Note or coupon for payment more than 10 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Note or such coupon to be then due and payable. In the event that the

Company elects to pay Additional Amounts pursuant to this paragraph, the Company, at its option (subject to the provisions of the last two sentences of the preceding paragraph), may at any time redeem the Notes as a whole, but not in part, upon publication of a notice of redemption as described in the following paragraph, at a redemption price equal to 100% of the outstanding principal amount thereof, together with accrued interest to the date fixed for redemption. If the Company elects to pay Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph can no longer be satisfied, then the Company shall redeem the Notes as a whole at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, subject to the provisions of the last two sentences of the immediately preceding paragraph. Any redemption payments made by the Company pursuant to the two immediately preceding sentences shall be subject to the continuing obligation of the Company to pay Additional Amounts pursuant to this paragraph.

          The Company, at its option, may redeem the Notes as a whole, but not in part, upon publication of a notice of redemption as described below, at any time at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, if the Company shall determine that as a result of (a) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in application or official interpretation of such laws, regulations or rulings, or (b) any action taken by a taxing authority of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, which action is generally applied or is taken with respect to the Company, or (c) a decision rendered by a court of competent jurisdiction in the United States, or any political subdivision thereof, whether or not such decision was rendered with respect to the Company, or
(d) a technical advice memorandum issued by the National Office of the United States Internal Revenue Service on substantially the same facts as those affecting the Company, the Company has or will become obligated to pay Additional Amounts with respect to the Notes as described above and such obligation cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available to the Company. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee an Officers' Certificate, stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred, and an opinion of independent counsel to such effect.

          Notice of intention to redeem the Notes pursuant to the preceding paragraph shall not be given earlier than 90 days prior to the earliest date that the obligation to pay Additional Amounts referred to above would arise were a payment in respect of the Notes then due. Such notice shall be given by publication in accordance with the Indenture and shall be published at least once a week for two successive weeks prior to the date fixed for redemption, the first such publication to be not less than 30 days or more than 60 days prior to the date fixed for redemption. From and after any redemption date, if monies for the redemption of the Notes pursuant to this paragraph or the third preceding paragraph hereof shall have been made available for redemption on such redemption date, the Notes shall cease to bear interest and the only right of the Holders of such Notes and the coupons appertaining thereto shall be to receive payment of the redemption price of the Notes and all unpaid interest accrued to such redemption date. In the event of any redemption on a date other than an interest payment date, interest will be calculated on the basis of a 360-day year of twelve 30-day months.

          Interest payments for this Note will include interest accrued to but excluding the Interest Payment Date. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

          The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability. Under present New York law, the maximum rate of interest is 25% on a simple interest basis. This limit may not apply if $2,500,000 or more has been invested in this Note.

          In case an Event of Default with respect to the Notes as defined in the Indenture shall have occurred and be continuing, the principal hereof together with accrued interest thereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (acting as one class) to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the Securities of such series; provided, however, that no such supplemental indenture shall, among other
--------  -------
things, (i) change the fixed maturity of the principal of, or any installment of principal of or interest on, any Security; (ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (iii) impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof (or, in the case of redemption, on or after the redemption date);
(iv) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (v) change any obligation of the Company, with respect to outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; or
(vi) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the holders of all the Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Security of such series or in respect of a covenant or provision which cannot be modified without the consent of the holder of each outstanding Security of the series affected. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

          [If this Note is denominated in a currency other than U.S. dollars, make appropriate changes to the foregoing.]

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

          The Indenture permits the Company to Discharge its obligations with respect to the Notes on the 91st day following the satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding Notes.

          [If this Note is denominated in a currency other than U.S. dollars, make appropriate changes to the foregoing.]

          If the Company shall, in accordance with Section 901 of the Indenture, consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, the successor shall succeed to, and be substituted for, the Person named as the "Company" on the face of this Note, all on the terms set forth in the Indenture.

          Title to Bearer Notes and coupons appertaining thereto shall pass by delivery. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Notes is registrable in the Security Register, upon surrender of such Registered Note for registration of transfer at the Corporate Trust Office of the Trustee or such other office or agency as may be designated by it in the Borough of Manhattan, The City of New York, or, subject to any applicable laws or regulations and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at
the main offices of                      in                        or at
                    --------------------    ----------------------
such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar or any such transfer agent duly executed by, the holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of a Bearer Note of any series and any coupon appertaining thereto, and prior to due presentment of a Registered Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered, as the owner thereof for all purposes, whether or not such Note or such coupon is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Indenture, the Notes and any coupons appertaining hereto shall be governed by and construed in accordance with the laws of the State of New York.

          No recourse for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Indenture supplemental thereto or in any Note or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
                                  ---------

                                 SCHEDULE A

                       EXCHANGES FOR DEFINITIVE NOTES
                   AND FROM TEMPORARY GLOBAL BEARER NOTES


          The following exchanges of a part of this Global Note for one or more definitive Notes, and from one or more temporary global Notes have been made:



                                      Principal
                    Principal         Amount          Principal
                    Amount            Exchanged       Amount       Notation
                    Exchanged         from            Outstanding  Made by or
                    for Definitive    Temporary       After        on Behalf
 Date of Exchange   Notes             Global Notes    Exchange     of Trustee
 ---------------    -------------     ------------    ----------   ----------

 ---------------    -------------     ------------    ----------   ----------

 ---------------    -------------     ------------    ----------   ----------

 ---------------    -------------     ------------    ----------   ----------

 ---------------    -------------     ------------    ----------   ----------

 ---------------    -------------     ------------    ----------   ----------

 ---------------    -------------     ------------    ----------   ----------

 ---------------    -------------     ------------    ----------   ----------

 ---------------    -------------     ------------    ----------   ----------

 ---------------    -------------     ------------    ----------   ----------

 ---------------    -------------     ------------    ----------   ----------

 ---------------    -------------     ------------    ----------   ----------

 ---------------    -------------     ------------    ----------   ----------

 ---------------    -------------     ------------    ----------   ----------

 ---------------    -------------     ------------    ----------   ----------

 ---------------    -------------     ------------    ----------   ----------

                                                                Exhibit A.6



        [Form of Definitive Fixed Rate Bearer Euro Medium-Term Note]

                              [Form of  Face]

                     Definitive Fixed Rate Bearer Note

NOTE NUMBER                     AGENT'S NAME

                                                     INTERNATIONAL BUSINESS
                                                     MACHINES CORPORATION
---------------------------------------------
PRINCIPAL AMOUNT TRADE DATE      DATE OF NOTE



[U.S.$  ]    [ORIGINAL ISSUE DATE]

--------------------------------------------------------------------------------
MATURITY    TRUSTEE'S      TRUSTEE'S     TAXPAYER ID            TRANSFERRED
DATE        CUST.NO.       TICKET NO.    OR SOC.SEC. NO.
                                         OF PURCHASER

--------------------------------------------------------------------------------
                                        EURO MEDIUM-TERM
                                             NOTE
                                          CONFIRMATION

                                        TRUSTEE-PAYING AGENT

                                             _____________
--------------------------------------------------------------------------------
CUSTOMER'S     RETAIN FOR   THE TIME OF THE          PLEASE SIGN AND      SEE
  COPY           TAX        TRANSACTION WILL BE          RETURN          REVERSE
               PURPOSES     FURNISHED UPON REQUEST    ENCLOSED RECEIPT    SIDE
                            OF THE CUSTOMER
--------------------------------------------------------------------------------

     BEARER      ANY UNITED STATES PERSON WHO HOLDS                    BEARER
                 THIS OBLIGATION WILL BE SUBJECT TO
                 LIMITATIONS UNDER THE UNITED STATES
                 INCOME TAX LAWS, INCLUDING THE
                 LIMITATIONS PROVIDED IN SECTIONS
                 165(j) AND 1287(a) OF THE INTERNAL
                 REVENUE CODE.

          [If an Original Issue Discount Security, insert--FOR PURPOSES OF
           ----------------------------------------------
SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE IS ___% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS ____________, 19__, AND THE YIELD TO MATURITY IS ___%, THE METHOD USED TO DETERMINE THE YIELD IS __________, AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF ___________________19__ TO ______________19__ IS ___% OF THE
PRINCIPAL AMOUNT OF THIS NOTE.]


                INTERNATIONAL BUSINESS MACHINES CORPORATION

                           EURO MEDIUM-TERM NOTE
             (Due from 9 months to 30 years from date of issue)
                                (Fixed Rate)

No. B-                                              Original Issue Date:

Designation:                                        Maturity Date:

Principal Amount: $                                 Record Date[s]:   [Each]

Interest Rate:                                      Issue Price (as a percentage
                                                    of Principal Amount):

Interest Payment Dates: ______and______of
                        each year

If subject to optional redemption:

Initial Redemption Date:

CUSIP No.:

     The Optional Redemption Price shall initially be     % of the
     principal amount of the Note to be redeemed and shall decline at each
     anniversary of the Initial Redemption Date by    % of the principal
     amount to be redeemed until the Optional Redemption Price is 100% of such principal amount.


          INTERNATIONAL BUSINESS MACHINES CORPORATION, a corporation duly organized and existing under the laws of New York (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to bearer upon presentation and surrender of this Note, the principal sum of
                                                       [U.S. DOLLARS], on
the Maturity Date set forth above, and to pay interest thereon from the Original Issue Date set forth above or from the most recent Interest Payment Date preceding the date of authentication of this Note to which interest has been paid or duly provided for, on each Interest Payment Date
set forth above in each year, at the rate of      % per annum, until the
principal hereof is paid or made available for payment, [if applicable,
                                                         --------------
insert--and (to the extent that the payment of such interest shall be
------
legally enforceable) at the rate of      % per annum on any overdue
principal and premium and on any overdue installment of interest]; provided, however, that if the Original Issue Date falls between a Regular
--------  -------
Record Date and an Interest Payment Date, the first payment of interest will be made on the Interest Payment Date following the next succeeding Regular Record Date. Such payments (including premium, if any) shall be made, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such Paying Agent, at the main offices of ________________________in _________________, ________________________in
_________________, ________________________in _________________,
_______________________ in _______________ and ________________________in
_________________, or at such other offices or agencies outside the United States (as defined below) as the Company may designate by [United States dollar] check drawn on a bank in The City of New York. Interest on this Note due on or before the Stated Maturity shall be payable only upon presentation and surrender at such an office or agency of the interest coupons hereto attached as they severally mature. No payment of principal, premium or interest on this Note shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; [If Security is denominated and payable in United
                       ------------------------------------------------
States dollars, insert--provided, however, that payment of principal of
----------------------  --------  -------
(and premium, if any) and interest on this Note (including any additional amounts that may be payable as provided below) shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of Now York, if (but only if) payment in United States dollars of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for that purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.]

     [If this Note is not interest-bearing, make appropriate changes to the foregoing.]

     [If this Note is denominated in a currency other than U.S. dollars, make appropriate changes to the foregoing.]

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal and coupons bearing the facsimile signature of its authorized officer to be annexed hereto.


Attest:                                       INTERNATIONAL BUSINESS MACHINES
                                              CORPORATION
                          [SEAL]

                                                 By
--------------------                               -------------------------
[Assistant] Secretary                                     Title

Dated:

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities of
the Series designated herein issued
under the within-mentioned Indenture.


                                 , as
Trustee


By
  -----------------------
Authorized Signatory

                [Form of Definitive Fixed Rate Bearer Note]

                             [Form of Reverse]

                INTERNATIONAL BUSINESS MACHINES CORPORATION

                           EURO MEDIUM-TERM NOTE


     This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities"), of the series hereinafter specified, all issued or to be issued under an Indenture dated as of October 1, 1993 (hereinafter called the "Indenture"), duly executed and delivered by the Company to
                                                                  , as
trustee (hereinafter called "Trustee"), to which Indenture reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may have different conversion prices (if any), may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be payable, as to principal, premium, if any, and interest, if any, in different currencies or currency units, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series designated on the face hereof (hereinafter called the "Notes") issued under the Indenture.

     The Notes of this series are issuable as a definitive Bearer Security in global form, without coupons, or as Bearer Securities, with interest coupons attached, in the denomination of [U.S. $________________________] ("Bearer Notes") and as Registered Securities, without coupons, in denominations of [U.S. $________________________] and any integral multiple thereof ("Registered Notes"). As provided in the Indenture and subject to certain limitations therein set forth, Bearer Notes and Registered Notes of this series are exchangeable for a like aggregate principal amount of Registered Notes of this series and of like tenor, of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged, with all unmatured coupons and all matured coupons in default thereto appertaining, at any office or agency described below where Registered Notes of this series may be presented for registration of transfer; provided, however, that Bearer
                                        --------  -------
Notes surrendered in exchange for Registered Notes between a Record Date and the relevant Interest Payment Date shall be surrendered without the coupon relating to such Interest Payment Date.

     The Company will, subject to the limitations and exceptions set forth below, pay to a Holder of a Note or any coupon appertaining thereto who is a United States Alien (as defined below) such additional amounts ("Additional Amounts") as may be necessary so that every payment in respect of such Note or coupon, after deduction or withholding for or on account of any current or future tax, assessment or other governmental charge imposed upon such Holder, or by reason of the making of such payment, by the United States or any political subdivision or taxing authority thereof or therein will not be less than the amount provided for in such Note or coupon to be then due and payable. However, the Company shall not be required to make any payment of Additional Amounts for or on account of:

          (a) any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Note or coupon for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such Holder's past or present status as a passive foreign investment company, personal holding company or foreign personal holding company with respect to the United States, as a private foundation or other tax-exempt organization or as a corporation that accumulates earnings to avoid United States Federal income tax;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal of, or interest on, the Notes;

          (e) any tax, assessment or other governmental charge required to be deducted or withheld by any Paying Agent from any payment of principal of, or interest on, any Note, if such payment can be made without such deduction or withholding by any other Paying Agent;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the Holder or beneficial owner of such Note or coupon, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief of exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment of other governmental charge imposed on a Holder that actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote or that is a controlled foreign corporation related to the Company through stock ownership; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) and
     (g);

nor shall Additional Amounts be paid to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of the Note or coupon to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of the Note or coupon would not have been entitled to payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Note or coupon.

     The term "United States Alien" means any corporation, individual, fiduciary or partnership that is, as to the United States, a foreign corporation, nonresident alien individual, nonresident alien fiduciary of a foreign estate or trust, or foreign partnership to the extent that one or more members are, as to the United States, foreign corporations, nonresident alien individuals or nonresident alien fiduciaries of foreign estates or trusts and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     If the Company shall determine (the "Determination") that any payment made outside the United States by the Company or any of its Paying Agents of the full amount of the next scheduled payment of principal or interest due in respect of any Note or coupon appertaining thereto would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information, documentation or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity (other than status as a United States Alien) of a beneficial owner of such Note or coupon who is a United States Alien (other than such a requirement that
(i) would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner or which can be satisfied by such a custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien; provided, however, in each case
                                           --------  -------
that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any requirement referred to in this sentence,
(ii) is applicable only to a payment by a custodian, nominee or other agent of the beneficial owner to such beneficial owner or (iii) would not be applicable to a payment made by any other Paying Agent of the Company), the Company shall redeem the Notes, as a whole but not in part, at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, such redemption to take place on such date, not later than one year after the publication of notice of the Determination, as the Company shall elect by notice to the Trustee at least 60 days before the date fixed for redemption. The Company shall make the Determination as soon as practicable and give prompt notice thereof in accordance with the Indenture, stating in the notice the effective date of such certification, information, documentation or other reporting requirement and the date by which the redemption shall take place. Upon receipt of the notice from the Company as to the redemption date, the Trustee shall cause notice thereof to be duly published as provided in the Indenture. Notwithstanding the foregoing, the Company shall not so redeem the Notes if the Company shall subsequently determine, not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Company shall give prompt notice of such determination in accordance with the Indenture and any earlier redemption notice given pursuant to this paragraph shall be revoked and of no further effect.
Prior to the publication of any notice pursuant to this paragraph, the Company shall deliver to the Trustee an Officers' Certificate of the Company stating that the Company is obligated (or no longer obligated) to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the obligation of the Company so to redeem have occurred (or are no longer applicable) and an opinion of independent counsel, to such effect.

     Notwithstanding the foregoing, if and so long as the certification, information, documentation or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect, prior to publication of the notice of the Determination, to have the provisions of this paragraph apply in lieu of the provisions of the preceding paragraph. In such event, the Company will pay as Additional Amounts such amounts as may be necessary so that every payment made following the effective date of such requirement outside the United States by the Company or any of its Paying Agents of principal or interest due in respect of any Note or any coupon appertaining thereto to a Holder who is a United States Alien (but without any requirement that the nationality, residence or identity of the beneficial owner of such Note or coupon be disclosed to the Company, a Paying Agent or any governmental authority (other than certification of status as a United States Alien)), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the third parenthetical of the first sentence of the preceding paragraph, or (ii) is imposed as a result of presentation of such Note or coupon for payment more than 10 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Note or such coupon to be then due and payable. In the event that the Company elects to pay Additional Amounts pursuant to this paragraph, the Company, at its option (subject to the provisions of the last two sentences of the preceding paragraph), may at any time redeem the Notes as a whole, but not in part, upon publication of a notice of redemption as described in the following paragraph, at a redemption price equal to 100% of the outstanding principal amount thereof, together with accrued interest to the date fixed for redemption. If the Company elects to pay Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph can no longer be satisfied, then the Company shall redeem the Notes as a whole at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, subject to the provisions of the last two sentences of the immediately preceding paragraph. Any redemption payments made by the Company pursuant to the two immediately preceding sentences shall be subject to the continuing obligation of the Company to pay Additional Amounts pursuant to this paragraph.

     The Company, at its option, may redeem the Notes as a whole, but not in part, upon publication of a notice of redemption as described below, at any time at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the date, fixed for redemption, if the Company shall determine that as a result of (a) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in application or official interpretation of such laws, regulations or rulings, or (b) any action taken by a taxing authority of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, which action is generally applied or is taken with respect to the Company, or (c) a decision rendered by a court of competent jurisdiction in the United States, or any political subdivision thereof, whether or not such decision was rendered with respect to the Company, or
(d) a technical advice memorandum issued by the National Office of the United States Internal Revenue Service on substantially the same facts as those affecting the Company, the Company has or will become obligated to pay Additional Amounts with respect to the Notes as described above and such obligation cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available to the

Company. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee an Officers' Certificate, stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred, and an opinion of independent counsel to such effect.

     Notice of intention to redeem the Notes pursuant to the preceding paragraph shall not be given earlier than 90 days prior to the earliest date that the obligation to pay Additional Amounts referred to above would arise were a payment in respect of the Notes then due. Such notice shall be given by publication in accordance with the Indenture and shall be published at least once a week for two successive weeks prior to the date fixed for redemption, the first such publication to be not less than 30 days or more than 60 days prior to the date fixed for redemption. From and after any redemption date, if monies for the redemption of the Notes pursuant to this paragraph or the third preceding paragraph hereof shall have been made available for redemption on such redemption date, the Notes shall cease to bear interest and the only right of the Holders of such Notes and the coupons appertaining thereto shall be to receive payment of the redemption price of the Notes and all unpaid interest accrued to such redemption date. In the event of any redemption on a date other than an interest payment date, interest will be calculated on the basis of a 360-day year of twelve 30-day months.

     If subject to optional redemption, the Notes may be redeemed at the option of the Company as a whole, or from time to time in part, on any date on or after the Initial Redemption Date specified above and prior to the Maturity Date, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Notes at their last registered addresses, all as provided in the Indenture, at the Optional Redemption Prices specified above (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption.

     Interest payments for this Note will include interest accrued to but excluding the Interest Payment Date. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

     The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability. Under the present New York law, the maximum rate of interest is 25% on a simple interest basis. This limit may not apply if $2,500,000 or more has been invested in this Note.

     In case in Event of Default with respect to the Notes as defined in the Indenture shall have occurred and be continuing, the principal hereof together with accrued interest thereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (acting as one class) to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the Securities of such series; provided, however, that no such supplemental indenture shall, among other
--------  -------
things, (i) change the fixed maturity of the principal of, or any installment of principal of or interest on, any Security; (ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (iii) impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof (or, in the case of redemption, on or after the redemption date);
(iv) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (v) change any obligation of the Company, with respect to outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; or
(vi) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the holders of all the Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Security of such series or in respect of a covenant of provision which cannot be modified without the consent of the holder of each outstanding Security of the series affected. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     [If this Note is denominated in a currency other than U.S. dollars, make appropriate changes to the foregoing.]

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Indenture permits the Company to Discharge its obligations with respect to the Notes on the 91st day following the satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding Notes.

     If the Company shall, in accordance with Section 901 of the Indenture, consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, the successor shall succeed to, and be substituted for, the Person named as the "Company" on the face of this Note, all on the terms set forth in the Indenture.

     [If this Note is denominated in a currency other than U.S. dollars, make appropriate changes to the foregoing.]

     Title to Bearer Notes and coupons appertaining thereto shall pass by delivery. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities is registrable in the Security Register, upon surrender of such Registered Note for registration of transfer at the Corporate Trust Office of the Trustee or such other office or agency as may be designated by it in the Borough of Manhattan, The City of New York, or, subject to any applicable laws or regulations and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the main offices of ___________________ in _____________ or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar or any such transfer agent duly executed by, the holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of a Bearer Note of any series and any coupon appertaining thereto, and prior to due presentment of a Registered Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered, as the owner thereof for all purposes, whether or not such Note or such coupon is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Indenture, the Notes and any coupons appertaining hereto shall be governed by and construed in accordance with the laws of the State of New York.

     No recourse for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Indenture supplemental thereto or in any Note or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Unless the context otherwise requires, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



                           --------------------------

                              [Form of Coupon]

                               [Form of Face]


     ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

          INTERNATIONAL BUSINESS MACHINES CORPORATION       Principal Amount:

          Note No.:                                       [U.S. $        I

          Interest Payment Date:                          Issue Date of Note:

          Interest Amount:                                Maturity Date of
          Note:

     This coupon appertains to an International Business Machines
Corporation Medium-Term Note of the Principal Amount and with the Issue Date and the Maturity Date specified above (the "Note"), the number of which is set forth above.

     Unless the Note shall have been called for previous redemption and payment thereof shall have been duly provided for, on the Interest Payment Date set forth above, International Business Machines Corporation (herein called the "Company") will pay to bearer, upon surrender hereof, the Interest Amount shown above (together with any additional amounts in respect thereof that the Company may be required to pay according to the terms of said Note and the Indenture referred to therein) at the offices of the Paying Agents set out on the reverse hereof or at such other offices or agencies (which, except as otherwise provided in the Note to which this coupon appertains, shall be located outside the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States"))as the Company may designate from time to time, at the option of the Holder, by United States dollar check drawn on a bank in The City of New York or by transfer of United States dollars to an account maintained by the payee with a bank located outside the United States, being [one year's] [six months'] [other period as applicable] interest then payable on said Note.

     This coupon shall be governed by, and construed in accordance with, the laws of the State of New York.

     [If this coupon is payable in a currency other than U.S. dollars, make appropriate changes to the foregoing.]



                                   INTERNATIONAL BUSINESS MACHINES
                                   CORPORATION


                                   By
                                     ------------------------------
                                         Title:

                             [Form of Reverse]

                    [Identify Trustee and Paying Agents]


Interest Payment Dates: ___________and___________of
                        each year

If subject to optional redemption:

Initial Redemption Date:

CUSIP No.:



     The Optional Redemption Price shall initially be     % of the
     principal amount of the Note to be redeemed and shall decline at each
     anniversary of the Initial Redemption Date by    % of the principal
     amount to be redeemed until the Optional Redemption Price is 100% of such principal amount.


          INTERNATIONAL BUSINESS MACHINES CORPORATION, a corporation duly organized and existing under the laws of New York (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to bearer upon presentation and surrender of this Note, the principal sum of

          [U.S. DOLLARS], on the Maturity Date set forth above, and
to pay interest thereon from the Original Issue Date set forth above or from the most recent Interest Payment Date preceding the date of authentication of this Note to which interest has been paid or duly provided for, on each Interest Payment Date set forth above in each year,
at the rate of      % per annum, until the principal hereof is paid or made
available for payment, [if applicable, insert--and (to the extent that the
                        ---------------------
payment of such interest shall be legally enforceable) at the rate of
     % per annum on any overdue principal and premium and on any overdue installment of interest]; provided, however, that if the Original Issue
                          --------  -------
Date falls between a Regular Record Date and an Interest Payment Date, the first payment of interest will be made on the Interest Payment Date following the next succeeding Regular Record Date. Such payments (including premium, if any) shall be made, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such Paying Agent, at the main offices of ________________________in _________________,
________________________in _________________, ________________________in
_________________ and ________________________in _________________, or at
such other offices or agencies outside the United States (as defined below) as the Company may designate by [United States dollar] check drawn on a bank in The City of New York. Interest on this Note due on or before the Stated Maturity shall be payable only upon presentation and surrender at such an office or agency of the interest coupons hereto attached as they severally mature. No payment of principal, premium or interest on this Note shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; [If Security is denominated and payable in United States dollars, insert--
 -----------------------------------------------------------------------
provided, however, that payment of principal of (and premium, if any) and
--------  -------
interest on this Note (including any additional amounts that may be payable as provided below) shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment in United States dollars of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for that purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.]

     [If this Note is not interest-bearing, make appropriate changes to the foregoing.]

     [If this Note is denominated in a currency other than U.S. dollars, make appropriate changes to the foregoing.]

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal and coupons bearing the facsimile signature of its authorized officer to be annexed hereto.


Attest:
INTERNATIONAL BUSINESS MACHINES CORPORATION


                                                            [SEAL]




By__________________________________________________
           [Assistant] Secretary                              Title:



Dated:


                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the
Series designated herein issued under
the within-mentioned Indenture.


                                , as
Trustee



By______________________________________
     Authorized Signatory

                                                                EXHIBIT A.7





                                             (Form of Fixed Rate
                                             Security with Optional
                                             Redemption Provisions)

(Form of Face of [Note] 1/ Due     )
                        -


No.:                                              $
    -----------                                    ---------

                                        CUSIP No.:
                                                  -------------------------

               % [Note] Due
                            -------

          INTERNATIONAL BUSINESS MACHINES CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received,
hereby promises to pay to          or registered assigns, the principal sum
of        Dollars, at the office or agency of the Company in the Borough of
Manhattan, The City of New York, on          , in such coin or currency of
the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest
semiannually on          and       of each year, on said principal sum at
said office or agency, in like coin or currency, at the rate of    % per
annum, from the          or the         , as the case may be, next
preceding the date of this [Note] to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this [Note], or unless no interest has been paid on the
[Notes] due          (as defined on the reverse hereof), in which case from
            --------
           until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after
     or        ,as the case may be, and before the following           or
      , this [Note] shall bear interest from such
           or                      , provided, however, that if the Company
                                     --------  -------
shall default in the payment of interest due on such
  or                     , then this [Note] shall bear interest from the
next preceding                    or                    to which interest
has been paid, or, if not interest has been paid on the [Notes] due
_______, from                     .   The interest so payable on any
       or                will, subject to certain exceptions provided in
the Indenture referred to on the reverse hereof, be paid to the person in whose name this [Note] is registered at the close of business on next
such            or       , as the case may be, next preceding such
or        , unless the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest, at the option of the Company, may be paid to the person in whose name this [Note] is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered holders of [Notes] not less than 10 days preceding such special record date or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the [Notes] due may be listed. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the person entitled thereto.

--------------------
     1/ Bracketed references to "Note" or "Notes" should be changed to
     -
reflect the designation of the series of Securities being issued.

          Reference is made to the further provisions of this [Note] set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This [Note] shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                             INTERNATIONAL BUSINESS MACHINES
                                    CORPORATION,
                    [Seal]
                                    by
                                       --------------------------



                                    by
                                       --------------------------




     TRUSTEE'S CERTIFICATE
     OF AUTHENTICATION

     This is one of the Securities of the
Series designated herein issued under the within-mentioned indenture.



                                   , as
 Trustee,

by

  -----------------------
  Authorized Signatory

(Form of Reverse of [Note] Due               )

          This [Note] is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities"), of the series hereinafter specified, all issued or to be issued under an indenture dated as of October 1, 1993 (hereinafter called the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank (National Association), a New York banking corporation, as trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This [Note] is one of a
series designated as the    % [Notes] due            of the Company
(hereinafter called the "[Notes] due            ") issued under the
Indenture, limited in aggregate  principal amount to $          .

          In case an Event of Default with respect to the [Notes] due
           , as defined in the Indenture, shall have occurred and be continuing, the principal hereof together with interest accrued thereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (acting as one class) to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of such series to be affected; provided, however, that no such
                                          --------  -------
supplemental indenture shall, among other things, (i) change the fixed maturity of the principal of, or any installment of principal of or interest on, any Security; (ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (iii) impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof (or, in the case of redemption, on or after the redemption date), (iv) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (v) change any obligation of the Company, with respect to outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; or (vi) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the holders of all the Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Security of such series or in respect of a covenant or provision which cannot be modified without the consent of the Holder of each outstanding Security of the series affected. Any such consent or waiver by the holder of this [Note] shall be conclusive and binding upon such which may be issued in exchange or substitution herefor, irrespective or whether or not any notation
thereof is made upon this [Note) or such other [Notes] due          .

          No reference herein to the Indenture and no provision of this [Note] or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this [Note] at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

          The Indenture permits the Company to Discharge its obligations
with respect to the [Notes] due            on the 91st day following the
satisfaction of the conditions act forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the
outstanding [Notes] due           .

          If the Company shall, in accordance with Section 901 of the Indenture, consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, the successor shall succeed to, and be substituted for, the Person named as the "Company" on the face of this [Note], all on the terms set forth in the Indenture.

          The [Notes] due            are issuable in registered form
without coupons in denominations of $1,000 or any multiple thereof. In the manner and subject to the limitations provided in the Indenture, but
without the payment of any service charge, [Notes] due            may be
exchanged for an equal aggregate principal amount of [Notes] due of other authorized denominations at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City and State of New York.

          The [Notes] may be redeemed at the option of the Company as a whole, or from time to time in part, on any date on or after
                , and prior to maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Securities at their last registered addresses, all as provided in the Indenture, at the following optional redemption price (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption.

          If redeemed during the twelve-month period beginning

          Year                     Percentage
          ----                     ----------


          Upon due presentment for registration of transfer of this [Note] at the office or agency of the Company for such registration in the Borough of Manhattan, the City and State of New York, a new [Note] or [Notes] of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          Prior to due presentment for registration of transfer of this [Note], the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner of this [Note] (whether or not this [Note] shall be overdue) for the purpose of receiving payment of the principal of, premium, if any, and interest on this Note, as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this [Note].

          No recourse for the payment of the principal of, premium, if any, or interest on this [Note], or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any [Note], or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration of the issue hereof, expressly waived and released.

          Unless otherwise defined in this [Note], all terms used in this [Note] which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This [Note] shall be governed by and construed in accordance with the laws of the State of New York.

                                                                EXHIBIT A.8





                                                       (Form of Fixed Rate
                                                    Security with Optional
                                     Redemption and Sinking Fund Provision)


(Form of Face of [Note] 1/ Due                             )
                        -

No.:                                        $
                                             ------------------------------

                                      CUSIP No.:
                                                ---------------------------
          % [Note] Due

          INTERNATIONAL BUSINESS MACHINES CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received,
hereby promises to pay to                     or registered assigns, the
principal sum of           Dollars, at the office or agency of the Company
in the Borough of Manhattan, The City and State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay
interest, semiannually on           and          of each year, on said
principal sum at said office or agency, in like coin or currency, at the
rate of    % per annum, from the     or the      , as the case may be, next
preceding the date of this [Note] to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this [Note], or unless no interest has been paid on the
[Notes] due                     (as defined on the reverse hereof), in
which case from          , until payment of said principal sum has been
made or duly provided for.  Notwithstanding the foregoing, if the date
hereof is after      , and before the following       or     this [Note]
shall bear interest from such                          or           ;
provided, however, that if the Company shall default in the payment of
--------  -------
interest due on such                            or     , then this [Note]
shall bear interest from the next preceding      or        to which
interest has been paid, or, if no interest has been paid on the [Notes]
due,
from                                 .  The interest so payable on any
          or      will, subject to certain exceptions provided in the
Indenture referred to on the reverse hereof, be paid to the person in whose name this [Note] is registered at the close of business on
such        or      as the case may be, next preceding such        or
          , unless the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest, at the option of the Company, may be paid to the person in whose name this [Note] is registered at the close of business on a special record date for the payment of such Defaulted Interest established by notice to the registered holders of [Notes] not less than 10 days preceding such Special Record Date or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the [Notes] due may be listed. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the person entitled thereto.















--------------------

     1/ Bracketed references to "Note" or "Notes" should be
     -
changed to reflect the designation of the series of Securities being issued.

          Reference is made to the further provisions of this [Note] set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This [Note] shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                                  INTERNATIONAL BUSINESS
                                        MACHINES CORPORATION,

                                          by

                                            ----------------

                    [Seal]
                                          by

                                            ----------------

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

     This is one of the Securities
of the Series designated herein issued
under the within-mentioned Indenture.


                                       , as Trustee


  by
     -----------------------------
      Authorized Signatory

          (Form of Reverse of [Note] Due             )

          This [Note] is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities"), of the series hereinafter specified, all issued or to be issued under an indenture dated as of October 1, 1993 (hereinafter called the "Indenture"), duly executed and delivered by the
Company to                                                            , as
trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This [Note] is one of a series designated as the
  % [Notes] due                              of the Company (hereinafter
called the "[Notes] due                        ") issued under the
Indenture, limited in aggregate principal amount to $           .

          In case an Event of Default with respect to the [Notes]
due            , as defined in the Indenture, shall have occurred and be
continuing, the principal hereof together with interest accrued thereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (acting as one class) to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of such series to be affected; provided, however, that no such
                                          --------  -------
supplemental indenture shall, among other things, (i) change the fixed maturity of the principal of, or any installment of principal of or interest on, any Security; (ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (iii) impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof (or, in the case of redemption, on or after the redemption date); (iv) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provision of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (v) change any obligation of the Company, with respect to outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; or (vi) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the holders of all the Securities of such series waive any past default with respect to the Securities of such series under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Securities of such series or in respect of a covenant or provision which cannot be modified without the consent of the Holder of each outstanding Security of the series affected. Any such consent or waiver by the holder of this [Note] shall be conclusive and binding upon such holder and upon all future
holders and owners of this [Note] and any [Notes] due       which may be
issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this [Note] or such other [Note]
due           .

          No reference herein to the Indenture and no provision of this [Note] or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this [Note] at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

          The Indenture permits the Company to Discharge its obligations
with respect to the [Notes] due         on the 91st day following the
satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the
outstanding [Notes] due             .

          If the Company shall, in accordance with Section 901 of the Indenture, consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, the successor shall succeed to, and be substituted for, the Person named as the "Company" on the face of this [Note], all on the terms set forth in the Indenture.

          The [Notes] due         are issuable in registered form without
coupons in denominations of $1,000 or any multiple thereof. In the manner and subject to the limitations provided in the Indenture, but without the
payment of any service charge, [Notes] due         may be exchanged for an
equal aggregate principal amount of [Notes] due      of other authorized
denominations at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City and State of New York.

          The [Notes] due           may be redeemed at the option of the
Company as a whole, or from time to time in part, on any date on or after
            , and prior to maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Securities at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption:

          If redeemed during the twelve-month period beginning            ,



                     Year          Percentage
                     ----          ----------





          The Company also will pay on or before the day next
preceding                which is a day of the year in The City of New
York, State of New York, which is not a legal holiday or a day on which banking institutions are authorized by law to close (a "Business
Day"), and at least one Business Day before each           thereafter to
and including      , to the Trustee in trust as and for a mandatory sinking
fund (the "Mandatory Sinking Fund") for the redemption of [Notes], an amount in cash (a "Mandatory Sinking Fund Payment") sufficient in each instance to redeem, at 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption hereunder (said percentage of principal amount and accrued interest being hereinafter
called the "Sinking Fund Redemption Price"), [Notes] due     , in the
principal amount of $     (or such lesser amount equal to the total
principal amount of [Notes] due         then outstanding); provided,
                                                           --------
however, that the obligation of the Company to make any Mandatory Sinking
-------
Fund Payment in cash may, at the option of the Company and as specified by
it in writing to the Trustee on or before the      next preceding any such
      , be reduced and satisfied to the extent of the aggregate principal
amount of either or both (a) any [Notes] due      delivered to the Trustee
by the Company for cancelation prior to such    or (b) any [Notes] due
            acquired or redeemed prior to such Mandatory Redemption Date otherwise than through the operation of the Mandatory Sinking Fund, and in either case not theretofore made the basis for the reduction of a Mandatory Sinking Fund Payment.

          At its option, the Company may pay, as an Optional Sinking Fund (the "Optional Sinking Fund"; the Mandatory Sinking Fund and the Optional Sinking Fund being hereinafter collectively referred to as the "Sinking
Fund") for the redemption of [Notes] due       , at least one Business Day
before       of any one or more of the years      to     , inclusive, an
additional amount in cash (hereinafter called an "Optional Sinking Fund Payment") sufficient to redeem at the Sinking Fund Redemption Price [Notes]
due       in a principal amount up to but not exceeding $     .  If the
Company intends to exercise its right to make an Optional Sinking Fund Payment in any year, it shall deliver to the Trustee not later than in such year a Company Request stating that the Company intends to
make before the next ensuing        a specified Optional Sinking Fund
Payment. To the extent that such right is not exercised in any year, it shall not be cumulative or carried forward (except as provided in the following paragraph) to any subsequent year.

          The Trustee shall not redeem any [Notes] due      with Sinking
Fund moneys or mail any notice of redemption of [Notes] due
by operation of the Sinking Fund or through optional redemption in part during the continuance of a default in payment of interest on the [Notes]
due                 or of any Event of Default (other than an Event of
Default occurring as a consequence of this paragraph), except that if the
notice of redemption of any [Notes] due       shall theretofore have been
mailed in accordance with the provisions hereof, the Trustee shall redeem
such [Notes] due      if moneys sufficient for that purpose shall be
deposited with the Trustee for that purpose in accordance with the provisions hereof. Except as aforesaid, any moneys in the Sinking Fund or held by the Trustee with respect to an optional redemption in part at the time when any such default or Event of Default shall occur and any moneys thereafter paid into the Sinking Fund shall, during the continuance of such default or Event of Default, be held as security for the payment of all the
[Notes] due      ; provided, however, that in case such Event of Default or
                   --------  -------
default shall have been cured or waived as provided herein and in the Indenture, such moneys shall thereafter be applied on the next date on which such moneys may be applied pursuant to the provisions hereof and of the Indenture.

          As soon as practicable after    in each year commencing with
     , the Trustee shall take the action specified in the Indenture to call
for redemption on the next succeeding          , at the Sinking Fund
Redemption Price, an amount of [Notes] due        sufficient to exhaust, as
nearly as practicable, the sums then held by it in the Sinking Fund or to
be paid to it prior to such                  for the Sinking Fund pursuant
to the terms hereof; provided, however, that if such sums
                     --------- -------
aggregate less than $        , such action shall not be taken except upon a
Company Request. The Company hereby irrevocably authorizes the Trustee to give notice in the name of the Company of the redemption of such [Notes]
due           , in the manner and with the effect specified herein and in the Indenture.

          Upon due presentment for registration of transfer of this [Note] at the office or agency of the Company for such registration in the Borough of Manhattan, The City and State of New York, a new [Note] or [Notes] due
      of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          Prior to due presentment for registration of transfer of this [Note], the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner of this [Note] (whether or not this [Note] shall be overdue) for the purpose of receiving payment of the principal of, premium, if any, and interest on this [Note] as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this [Note].

          No recourse for the payment of the principal of, premium, if any, or interest on this [Note], or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental
thereto or in any [Note] due           or because of the creation of any
indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          Unless otherwise defined in this [Note], all terms used in this [Note] which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This [Note] shall be governed by and construed in accordance with the laws of the State of New York.

                                                                Exhibit A.9





                                                        (Form of Extendible
                                                     Security with Optional
                                                      Redemption Provision)

(Form of Face of [   -Year] Extendible Note [Due           ])

No.:                                                           $ __________

                                                         CUSIP No._________

     [     -Year) Extendible Note [Due           ]

          INTERNATIONAL BUSINESS MACHINES CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received,
hereby promises to pay to                            or registered assigns,
the principal sum of                             Dollars, at the office or
agency of the Company in the Borough of Manhattan, The City and State of
New York, on             ,            , in such coin or currency of the
United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest (at the rate per annum from time to time in effect as described below),
semiannually on the             and           , of each year, on said
principal sum at said office or agency, in like coin or currency, from the
           or the           , as the case may be, next preceding the date
of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on the Notes of this series, in
which case from           , until payment of said principal sum has been
made or duly provided for, with interest on any overdue principal and (to the extent legally enforceable) overdue installment of interest at the rate
borne by this Note during the [     -month period) [Interest Period] in
which such principal or interest, as the case may be, became due and payable. Notwithstanding the foregoing, if the date hereof is after
           or           , as the case may be, and before the following
    or           , this Note shall bear interest from
such                   or                              ; provided, however,
                                                         --------  -------
that if the Company shall default in the payment of interest due on such
           or            , then this Note shall bear interest from the next
preceding            or            to which interest has been paid, or, if
no interest has been paid on the Notes of this series, from           .
The interest so payable on any                or            will be paid to
the person in whose name this Note is registered at the close of business
on such            or           , as the case may be, next preceding such
           or           , unless the Company shall default in the payment
of interest due on such interest payment date, in which case such defaulted interest, at the option of the Company, may be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the holders of Notes not less than 10 days preceding such special record date or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the person entitled thereto.

          [Interest on the Notes of this series is payable at the rate
of     % per annum for the Interest Period from             through
          , and at a rate per annum established by the Company for each Interest Period thereafter. The Company shall establish the Interest Period or Periods, and the interest rates for such Interest Period or Periods and certain other terms, in its discretion without limitation, in the manner described on the reverse hereof.]

          [Interest on the Notes of this series is payable at the rate of
     % per annum from            through            , and for each      -
month period beginning                               , and           , at a
rate per annum (rounded to the nearest five hundredths of a percentage
point) equal to a percentage (not less than      %), established by the
Company on the           , preceding each such           , of the Effective
Interest Rate on U.S.      -Year Treasury Obligations  [insert alternate
method or basis for interest rate] (as defined on the reverse side hereof)
determined as of the                     following such
                             .  In the event that the Company determines on
the                     preceding such                              that
during the 10 calendar days preceding such            no Weekly
                   -Year Treasury Rate (as defined on the reverse side hereof) has been published and the Alternate Treasury Rate (as defined on the reverse side hereof) could not be determined, the Company shall on
such                     establish an interest rate in its discretion
without limitation. The Company shall establish such percentage or, if it has determined an interest rate pursuant to the preceding sentence, the interest rate by delivery to the Trustee of an Officers' Certificate on
such           which Officers' Certificate shall specify the percentage
established by the Company, the method to be used in ascertaining the
interest rate on the following            and the interest rate that would
have been applicable to such      -month period had such determination been
made as of such            or, if the Company has established an interest
rate pursuant to the preceding sentence, shall certify as to the reason why it did not establish a percentage and shall specify the interest rate established by the Company. Upon delivery to the Trustee of the Officers' Certificate, the percentage or interest rate so established shall be binding upon the Company and the holders of the Notes.

          On or before the            prior to the commencement of the
     -month period to which it applies, the Trustee shall cause notice to be mailed to each holder of the Notes of this series, which notice shall specify such percentage, the method to be used in ascertaining the interest
rate on the following            and the interest rate that would have been
applicable to such      -month period had such determination been made as
of such            or, in the absence of such percentage, the interest rate
established by the Company, all as specified in the aforesaid Officers' Certificate.

          The interest rate for any such      -month period will be
determined as of the                                   preceding such
    -month period based on the percentage established by the Company on the
preceding                              or, in the absence of such
percentage, will be the interest rate established on such           .  The
Company shall establish such interest rate based on the aforesaid
percentage applicable to any                              -month period by
delivery to the Trustee of an Officers' Certificate on or before such
          . The Officers' Certificate shall specify the interest rate so established by the Company and shall certify the method of ascertaining such rate. Upon delivery to the Trustee, the interest rate so established shall be binding upon the Company and the holders of the Notes. The Company shall cause notice of the interest rate established as of the
                    preceding the commencement of the       -month period
to be enclosed with the interest payment checks mailed to the holders of
the Notes for the period ending on the           following
such           .]

          The Notes of this series are subject to repayment on [insert payment dates], at the option of the holders thereof exercisable on or
before the           , but not prior to the
preceding such           , at a Repayment Price equal to the principal
amount thereof to be repaid, together with interest payable thereon to the Repayment Date, as described on the reverse side hereof.

          The Notes in this series are redeemable at the option of the
Company, in whole or in part, during the      -year period beginning
          , at      % of their principal amount plus accrued interest to
the date fixed for redemption. [The provisions for redemption of the Notes at the option of the Company (at not less than 100% of their principal amount) applicable to any Interest Period thereafter will be determined by the Company in its discretion without limitation, as described on the reverse hereof.]

          Reference is made to the further provisions of the Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                                              INTERNATIONAL BUSINESS
                                                    MACHINES CORPORATION

                                   [SEAL]

          TRUSTEE'S CERTIFICATE OF                   by
          AUTHENTICATION                             ___________________

     This is one of the Securities of the
Series designated herein issued under the            by
within-mentioned Indenture                           ___________________





               , as Trustee

by
  _______________________________
  Authorized Signatory

              (Form of Reverse of [     -Year] Extendible Note
                                [Due      ])

          This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities"), of the series hereinafter specified, all issued or to be issued under an indenture dated as of October 1, 1993 (hereinafter called the "Indenture"), duly executed and delivered by the Company to
, as trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different sinking, purchase or analogous funds (if any), may be subject to different redemption provisions (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series
designated as the "[     -Year] Extendible Notes [Due         ]" of the
Company issued under the Indenture, limited in aggregate principal amount
to $           (the "Notes").

          ["Effective Interest Rate on U.S.      -Year Treasury
Obligations" means as of any           (i) if available, the most recent
Weekly      -Year Treasury Rate published during the period beginning on
the            preceding such            and ending on such            or
(ii) if such Weekly      -Year Treasury Rate is not available, the
Alternate Treasury Rate as of such           .  "Weekly      -Year Treasury
Rate" means the weekly average yield to maturity values adjusted to a
constant maturity of      years as read from the yield curves of the most
actively traded marketable U.S. Treasury fixed interest rate securities constructed daily by the U.S. Treasury Department as published by the Federal Reserve Board or any Federal Reserve Bank or by any United States
Government department or agency.  Since February 1977, Weekly     -Year
Treasury Rates have been published by the Federal Reserve Board weekly in "Statistical Release H. 15 (519), Selected Interest Rates" as "U.S. Government securities--Treasury constant maturities". "Alternate Treasury Rate" means the average yields to maturity of the daily closing bids (or less frequently if daily quotations shall not be available), quoted by at least three recognized U.S. Government securities dealers selected by the Company, for all marketable U.S. Treasury securities with a maturity of at
least       months but not more than       months from such
                  (other than securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax) for the most recent five consecutive Business Days during which there had been at least three days on which daily closing bids are quoted within the
period beginning on the            preceding such            and ending
prior to such           .]

          [An "Interest Period" shall be a period of one or more whole
years ending on            of any year through           .  The initial
Interest Period shall be the      -year period ending           .  Interest
on the Notes is payable during the initial Interest Period at the rate of
     % per annum and for each Interest Period thereafter at a rate per annum established by the Company in its discretion without limitation as provided below. The Company shall establish in its discretion without limitation (except for the percentage limitation set forth in clause (iv) below) (i) subject to modification as provided in the second succeeding paragraph, the interest rate or the formula for determining the interest rate (the "Interest Rate Formula"), (ii) the length of the subsequent Interest Period, (iii) the period, if any, during such subsequent Interest Period, in which the Notes are redeemable at the option of the Company (a "Redeemable Period") and (iv) the percentage or percentages (not less than 100%) of principal amount of the Notes at which the Notes are redeemable during such Redeemable Period, all by delivery to the Trustee of an Officers' Certificate on or before the preceding the commencement of such Interest Period. Any Interest Rate Formula shall provide for determining the interest rate for
such Interest Period on or prior to the            preceding such Interest
Period. If the Company fails to deliver to the Trustee an Officers' Certificate in the manner described above, (x) the length of the next Interest Period shall be one year, and (y) the interest rate (subject to modification as provided in the second succeeding paragraph) and the redemption provisions applicable during the year in which such failure occurred shall be applicable during such next Interest Period.]

          [On or before the second Business Day following the preceding commencement of the next Interest Period, the Trustee shall cause notice, as provided in the Indenture, to be mailed to each holder of the Notes of
(i) the interest rate or the Interest Rate Formula, as the case may be, and, if the Interest Rate Formula is used, the interest rate that would be applicable to such Interest Period if such Interest Rate Formula had been
applied as of such                               , (ii) the length of such
Interest Period, (iii) the Redeemable Period, if any, and (iv) the percentage or percentages of principal amount of the Notes at which the Notes are redeemable during such Redeemable Period, all as determined above.]

          [Promptly after the           following the giving of the notice
referred to above (but not later than           ), the Company may, at its
option, establish an interest rate for the next succeeding Interest Period higher than the interest rate determined as provided above by causing to be published in The Wall Street Journal--Eastern Edition (or, if such
             -----------------------
newspaper is not then published, a comparable edition or publication) a notice (a "Wall Street Journal Notice") setting forth, with respect to the
Interest Period commencing on the next           , such higher interest
rate. The Wall Street Journal Notice shall be irrevocable and shall be deemed to amend the notice sent to the holders of the Notes, and the
interest rate for the Interest Period commencing on the next           ].

          [The Company shall cause notice of the interest rate determined as provided above to be enclosed with the interest payment checks mailed to the holders of the Notes for the semiannual period ending on the preceding the commencement of such Interest Period.]

          "Business Day" shall mean a day of the year which in The City of New York, State of New York, is not a legal holiday or a day on which banking institutions are authorized by law to close.

          The Notes may be redeemed at the option of the Company as a whole, or from time to time in part, on any date (i) on or after
          , and prior to            (ii) [during any Redeemable Period]
[insert additional redemption periods], upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Notes at their last registered addresses, all as provided in the Indenture. The redemption price [during the period
specified in clause (i) above] shall be      % of the principal amount [and
in each period specified in clause (ii) above shall be the percentage established by the Company] together with accrued interest to the date fixed for redemption. If this Note is redeemed in part, the principal
amount which remains outstanding shall not be less than $          .

          In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof together with interest accrued thereon, if any, may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (acting as one class) to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of such series to be affected; provided, however, that no such
                                          --------  -------
supplemental indenture shall, among other things, (i) change the fixed maturity of the principal of, or any installment of principal of or interest on, any Security; (ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (iii) impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof (or, in the case of redemption, on or after the redemption date); (iv) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provision of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (v) change any obligation of the Company, with respect to outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; or (vi) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the holders of all the Securities of such series waive any past default with respect to the Securities of such series under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Securities of such series or in respect of a covenant or provision which cannot be modified without the consent of the Holder of each outstanding Security of the series affected. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

          The Indenture permits the Company to Discharge its obligations with respect to the Notes on the 91st day following the satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding Notes.

          If the Company shall, in accordance with Section 901 of the Indenture, consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, the successor shall succeed to, and be substituted for, the Person named as the "Company" on the face of this Note, all on the terms set forth in the Indenture.

          The Notes are subject to repayment in whole, or in part, on [insert repayment dates] (individually a "Repayment Date"), in increments
of $           or integral multiples of $           in excess of
$          , provided that the portion of the principal amount of any Note
not being repaid shall be at least $          , at the option of the
holders thereof at a repayment price equal to the principal amount thereof to be repaid, together with interest payable thereon to the Repayment Date (the "Repayment Price"). For this Note to be repaid at the option of the holder, the Company must receive at its office or agency in the Borough of
Manhattan, The City and State of New York, on or before the           or,
if such                              is not a Business Day, the next
succeeding Business Day, but not earlier than the
                             prior to the            on which the Repayment
Price will be paid, (i) this Note, with the form entitled "Option to Elect Repayment" on the reverse side duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America setting forth the name of the holder of the Note, the principal amount of the Note, the amount of such Note to be repaid, a statement that the option to elect repayment is being made thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse side duly completed will be received by the Company no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Note and form duly completed are received by the Company by such fifth Business Day. Either form of notice duly received shall be irrevocable[; provided, however, that if a Wall Street Journal Notice has
              --------  -------
been published, such notice may be revoked by the person giving such notice, by telegram, telex, facsimile transmission or letter if received by the Company at its office or agency in the Borough of Manhattan, The City of New York, not later than 5:00 p.m., New York City time, on the first Business Day following publication of the Wall Street Journal Notice (or such greater number of Business Days, not exceeding four, as shall be set forth by the Company in the Wall Street Journal Notice). Such revocation shall be irrevocable.] All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repayment will be determined by the Company, whose determination shall be final and binding.

          The Company may elect, with respect to any Notes which the registered holders have surrendered for repayment, to designate a purchaser that will purchase the Notes at a price equal to their principal amount on the Repayment Date. The Purchaser may resell or otherwise dispose of the Notes. By surrendering the Notes the holder consents to sell such Notes to any such purchaser.

          The Notes are issuable in registered form without coupons in denominations of [$100,000] and integral multiples of $1,000 in excess of $[100,000]. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City and State of New York.

          Upon due presentment for registration of transfer of this Note at the office or agency of the Company for such registration in the Borough of Manhattan, The City and State of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of the principal of, premium, if any, and interest on this Note, as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.
All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

          No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          Unless otherwise defined in this Note, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Note shall be governed by and construed in accordance with the laws of the State of New York.

                    (Form of Option to Elect Repayment)


                         OPTION TO ELECT REPAYMENT


          The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Repayment Date, to the undersigned at

________________________________________________________________________

________________________________________________________________________

                         (Please Print or Typewrite
                    Name and Address of the Undersigned)


          For this Note to be repaid the Company must receive at its office
          -----------------------------------------------------------------
or agency in the Borough of Manhattan, The City and State of New York, or
-------------------------------------------------------------------------
at such additional place, or places of which the Company shall from time to
---------------------------------------------------------------------------
time notify the holder of the within Note, on or before the            or,
--------------------------------------------------------------------------
if such            is not a Business Day, the next succeeding Business Day,
---------------------------------------------------------------------------
but not earlier than the           , prior to [insert repayment dates],
-----------------------------------------------------------------------
(i) this Note with this "Option to Elect Repayment" form duly completed or
--------------------------------------------------------------------------
(ii) a telegram, telex, facsimile transmission or letter from a member of a
---------------------------------------------------------------------------
national securities exchange or the National Association of Securities
----------------------------------------------------------------------
Dealers Inc., or a commercial bank or a trust company in the United States
--------------------------------------------------------------------------
of America setting forth the name of the holder of the Note, the principal
--------------------------------------------------------------------------
amount of the Note, the amount of the Note to be repaid, a statement that
-------------------------------------------------------------------------
the option to elect repayment is being made thereby and a guarantee that
------------------------------------------------------------------------
the Note to be repaid with the form entitled "Option to Elect Repayment" on
---------------------------------------------------------------------------
the reverse of the Note duly completed will be received by the Company not
--------------------------------------------------------------------------
later than five Business Days after the date of such telegram, telex,
---------------------------------------------------------------------
facsimile transmission or letter, and such Note and form duly completed are
---------------------------------------------------------------------------
received by the Company by such fifth Business Day [; and, provided that,
-------------------------------------------------------------------------
if a Wall Street Journal Notice has been published, either form of notice
-------------------------------------------------------------------------
has not been revoked as provided in such Note.]
-----------------------------------------------

          If less than the entire principal amount of the within Note is to
be repaid, specify the portion thereof (which shall be $           or an
integral multiple of $           in excess of $          ) which the holder
elects to have repaid: $          ; and specify the denomination or
denominations (which shall be $           or an integral multiple of
$           in excess of $          ) of the Note or

Notes to be issued to the holder for the portion of the within Notes not being repaid (in the absence of any such specification, one such Note will
be issued for the portion not being repaid): $          .

Dated:


                              ______________________________
                              Note:  The signature to this Option to Elect
                              Repayment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement.

                                                               Exhibit A.10





                                             (Form of Zero Coupon
                                             Security with
                                             Optional Redemption
                                             Provision.)


(Form of Face of Zero Coupon Security Due      )

          For purposes of Sections 1273 and 1275 of the United States Internal Revenue Code of 1986, as amended, the amount of original issue
discount on this [Note] 1/ is                % of its principal amount,
                        -
and the issue date is            , 19   , and the yield to maturity is
   %.  The method used to determine the yield is      , and the amount of
original issue discount applicable to the short accrual period of
           , 19  , to            , 19  , is    % of the principal amount of
the [Note].

No.:                                                $
                                                     ----------------------

                                            CUSIP No.:
                                                      ---------------------

Zero Coupon [Note] Due


          INTERNATIONAL BUSINESS MACHINES CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received,
hereby promises to pay to                    or registered assigns, the
principal sum of                    Dollars, on            (such date being
hereinafter referred to as the "Stated Maturity" of this [Note]). The principal of this [Note] shall not bear interest except in the case of a default in payment of principal upon acceleration, redemption or Stated Maturity, and in such case the overdue principal of this [Note] shall bear
interest at the rate of    % per annum (to the extent that the payment of
such interest shall be enforceable by applicable law), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. The principal of and any such interest on this [Note] are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the office or agency maintained by the Company for such purposes in the Borough of Manhattan, The City and State of New York.

          Reference is made to the further provisions of this [Note] set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This [Note] shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.













--------------------

     1/ Bracketed references to "Note" or "Notes" should be changed to
     -
reflect the designation of the series of Securities being issued.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                                         INTERNATIONAL BUSINESS
                                               MACHINES CORPORATION,
                     [SEAL]
                                                 by

                                                   ---------------------
          TRUSTEE'S CERTIFICATE
          OF AUTHENTICATION

    This is one of the Securities of             by
the Series designated herein issued
under the within-mentioned Indenture.
                                                   ---------------------






                              , as Trustee

by

  ----------------------------------------
  Authorized Signatory

(Form of Reverse of Zero Coupon [Note] Due      )

          This [Note] is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness, of the Company (hereinafter called the "Securities"), of the series hereinafter specified, all issued or to be issued under an indenture dated as of October 1, 1993 (hereinafter called the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank National Association), as Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This [Note] is one of a series designated as the Zero Coupon
[Notes] due           of the Company (hereinafter called the "Zero Coupon
[Notes]") issued under the Indenture, limited in aggregate principal amount
to $          at Stated Maturity.

          If an Event of Default with respect to the Zero Coupon [Notes] shall occur and be continuing, the Trustee or the holders of not less than 25% in principal amount of the Zero Coupon [Notes] outstanding may declare to be due and payable immediately in the manner and with the effect provided in the Indenture an amount of principal equal to the sum of
(i) the initial public offering price of the Zero Coupon [Notes], (ii) the aggregate of the portions of the original issue discount which shall be
added cumulatively each          and              , computed as provided in
the next succeeding sentence, (iii) accrued amortization of original issue discount (computed in accordance with generally accepted accounting
practices in effect on           ) from the preceding             or
             to the date of declaration.  The portion of the original issue
discount added on each             and               for the six-month
period ended on such date shall be one-half the yield to maturity times the amount calculated in accordance with the immediately preceding sentence at
the             or                next preceding such            or
               .  For the purpose of this computation the initial public
offering price of the Zero Coupon [Notes] is    % of their principal amount
and the yield to maturity on the issue date is    %.  Upon any declaration
such principal together with accrued interest thereon, if any, shall become immediately due and payable. Upon payment of this amount, all the Company's obligations in respect of the payment of the principal of and interest on the Zero Coupon [Notes] shall terminate.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (acting as one class) to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of such series to be affected; provided, however, that no such
                                          --------  -------
supplemental indenture shall, among other things, (i) change the fixed maturity of the principal of, or any installment of principal of or interest on, any Security; (ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (iii) impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof (or, in the case of redemption, on or after the redemption date); (iv) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provision of the

Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (v) change any obligation of the Company, with respect to outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; or (vi) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby. It is also provided in the Indenture that the holders of a majority in aggregate principal amount the Securities of a series at the time outstanding may on behalf of the holders of all the Securities of such series waive any past default with respect to the Securities of such series under the Indenture and its consequences except a default in the payment of the principal of, premium, if any, or interest on any of the Securities of such series or in respect of a covenant or provision which cannot be modified without the consent of the Holder of each outstanding Security of the series affected. Any such consent or waiver by the holder of this [Note] shall be conclusive and binding upon such holder and upon all future holders and owners of this [Note] and any Zero Coupon [Notes] which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this [Note] or such other Zero Coupon [Notes].

          The Indenture permits the Company to Discharge its obligations with respect to the Zero Coupon [Notes] on the 91st day following the satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding Zero Coupon [Notes].

          If the Company shall, in accordance with Section 901 of the Indenture, consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, the successor shall succeed to, and be substituted for, the Person named as the "Company" on the face of this [Note], all on the terms set forth in the Indenture.

          No reference herein to the Indenture and no provisions of this [Note] or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this [Note] (or any interest on overdue principal) at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

          The Zero Coupon [Notes] are issuable in registered form without coupons in denominations of $1,000 or any multiple thereof. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Zero Coupon [Notes] may be exchanged for an equal aggregate principal amount at Stated Maturity of Zero Coupon [Notes] of other authorized denominations at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City and State of New York.

          The Zero Coupon [Notes] may be redeemed at the option of the Company as a whole, or from time to time in part, on [insert redemption dates] upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Zero

Coupon [Notes] at their last registered addresses, all as provided in the Indenture, at [insert redemption price or table].

          Upon due presentment for registration of transfer of this [Note] at the office or agency of the Company for such registration in the Borough of Manhattan, The City and State of New York, a new Zero Coupon [Note] or [Notes] of authorized denominations for an equal aggregate principal amount at Stated Maturity will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          Prior to due presentment for registration of transfer of this [Note], the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner of this [Note] (whether or not this [Note] shall be overdue) for the purpose of receiving payment of the principal of, premium, if any, and interest on this Note, as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this [Note].

          No recourse for the payment of the principal of or any interest on this [Note], or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Zero Coupon [Note], or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          Unless otherwise defined in this Note, all terms used in this [Note] which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This [Note] shall be governed by and construed in accordance with the laws of the State of New York.

                                                               Exhibit A.11





                                                          (Form of Original
                                                             Issue Discount
                                                        Fixed Rate Security
                                                              with Optional
                                                                 Redemption
                                                                Provision.)


(Form of Face of Original Issue Discount Security Due      )

          For purposes of Sections 1273 and 1275 of the United States Internal Revenue Code of 1986, as amended, the amount of original issue
discount on this Note is      % of its principal amount, the issue date is
            , 19  , and the yield to maturity is      %, the method used to
determine the yield is      , and the amount of original issue discount
applicable to the short accrual period of               19   to
             19   is      % of the principal amount of this Note.

No.:                                                         $_____________

                                                      CUSIP No.:___________

                                 [Note] Due

          INTERNATIONAL BUSINESS MACHINES CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received,
hereby promises to pay to                            or registered assigns,
the principal sum of                                     Dollars, at the
office or agency of the Company in the Borough of Manhattan, The City and
State of New York, on                    (such date being hereinafter
referred to as the "Stated Maturity" of this [Note]), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and to pay interest,
semi-annually, on                    and                    of each year,
on said principal sum at said office or agency, in like coin or currency,
at the rate of      % per annum, from the                 or the
              , as the case may be, next preceding the date of this [Note] to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this [Note], or unless no interest has been paid on the [Notes] (as defined on the reverse
hereof), in which case from               , until payment of said principal
sum has been made or duly provided for, with interest on any overdue principal and (to the extent legally enforceable) overdue installment of
interest at the rate of      % per annum.  Notwithstanding the foregoing,
if the date hereof is after             or                  , as the case
may be, and before the following                   or
                        , this [Note] shall bear interest from such
               or                ; provided, however, that if the Company
                                   --------  -------
shall default in the payment of interest due on such               or
             , then this [Note] shall bear interest from the next preceding
                           or                      to which interest has
been paid, or, if no interest has been paid on the [Notes], from
             .  The interest so payable on any                  or
will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this [Note] is
registered at the close of business on such             or             , as
the case may be, next preceding such             or             , unless
the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest, at the option of the Company, may be paid to the person in whose name this [Note] is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered holders of [Notes] not less than 10 days preceding such special record date. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the person entitled thereto or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the [Notes] may be listed.

          Reference is made to the further provisions of this [Note] set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This [Note] shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                             INTERNATIONAL BUSINESS MACHINES
                              CORPORATION,
                    [SEAL]


      TRUSTEE'S CERTIFICATE                 by
       OF AUTHENTICATION
                                                _______________________________

     This is one of the Securities of       by
                                                _______________________________
 the Series designated herein issued
 under the within-mentioned Indenture.




                                         , as Trustee


by
  _______________________________________
  Authorized Signatory

(Form of Reverse of [Note] Due            )

          This [Note] is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness, of the Company (hereinafter called the "Securities"), of the series hereinafter specified, all issued or to be issued under an indenture dated as of October 1, 1993 (hereinafter called the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank (National Association), as Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This [Note] is one of a series designated as the
[Notes]              due                  of the Company (hereinafter
called the "[Notes]") issued under the Indenture, limited in aggregate
principal amount to $     at Stated Maturity.

          If an Event of Default with respect to the [Notes] shall occur and be continuing, the Trustee or the holders of not less than 25% in principal amount of the [Notes] outstanding may declare to be due and payable immediately in the manner and with the effect provided in the Indenture an amount of principal and interest equal to the sum of (i) the initial public offering price of the [Notes], (ii) the aggregate of the portions of the original issue discount which shall be added cumulatively
each            and
            , computed as provided in the next succeeding sentence,
(iii) accrued amortization of original issue discount (computed in accordance with generally accepted accounting practices in effect on
            ) from the preceding              or               to the date
of declaration, and (iv) accrued and unpaid interest to the date of declaration. The portion of the original issue discount added on each
             and             for the six-month period ended on such date
shall be one-half the yield to maturity times the amount calculated in
accordance with the immediately preceding sentence at the     or     next
preceding such        or         .  For the purpose of this computation the
initial public offering price of the [Notes] is      % of their principal
amount and the yield to maturity on the issue date is      %.  Upon any
declaration such principal together with accrued interest, if any, shall become immediately due and payable. Upon payment of this amount, all the Company's obligations in respect of the payment of the principal of and interest on the [Notes] shall terminate.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (acting as one class) to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of such series to be affected; provided, however, that no such
                                          --------  -------
supplemental indenture shall, among other things, (i) change the fixed maturity of the principal of, or any installment of principal of or interest on, any security; (ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (iii) impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof (or, in the case of redemption, on or after the redemption date); (iv) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provision of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (v) change any obligation of the Company, with respect to outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; or
(vi) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the holders of all the Securities of a series waive any past default with respect to the Securities of such series under the Indenture and its consequences except a default in the payment of the principal of, premium, if any, or interest on any Securities of such series or in respect of a covenant or provision which cannot be modified without the consent of the Holder of each outstanding Security of the series affected. Any such consent or waiver by the holder of this [Note] shall be conclusive and binding upon such holder and upon all future holders and owners of this [Note] and any [Notes] which may be issued in exchange or substitution therefor, irrespective of whether or not any notation thereof is made upon this [Note] or such other [Notes].

          No reference herein to the Indenture and no provisions of this [Note] or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this [Note] at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

          The Indenture permits the Company to Discharge its obligations with respect to the [Notes] on the 91st day following the satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding [Notes].

          If the Company shall, in accordance with Section 901 of the Indenture, consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, the successor shall succeed to, and be substituted for, the Person named as the "Company" on the face of this [Note], all on the terms set forth in the Indenture.

          The [Notes] are issuable in registered form without coupons in denominations of $[100,000] and any integral multiple of $1,000 in excess of $[100,000]. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, [Notes] may be exchanged for an equal aggregate principal amount at Stated Maturity of [Notes] of other authorized denominations at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City and State of New York.

          The [Notes] may be redeemed at the option of the Company as a whole, or from time to time in part, on [insert redemption dates] upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of [Notes] at their last registered addresses, all as provided in the Indenture, at [insert redemption price or table], together in each case with accrued interest to the date fixed for redemption.

          Upon due presentment for registration of transfer of this [Note] at the office or agency of the Company for such registration in the Borough of Manhattan, The City and State of New York, a new [Note] or [Notes] of authorized denominations for an equal aggregate principal amount at Stated Maturity will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          Prior to due presentment for registration of transfer of this [Note], the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner of this [Note] (whether or not this [Note] shall be overdue) for the purpose of receiving payment of the principal of, premium, if any, and interest on this [Note], as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this [Note].

          No recourse for the payment of the principal of or any interest on this [Note], or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any [Note], or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          Unless otherwise defined in this [Note], all terms used in this [Note] which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This [Note] shall be governed by and construed in accordance with the laws of the State of New York.

                                                                EXHIBIT B.1






                          [FORMS OF CERTIFICATION]




                    [FORM OF CERTIFICATE TO BE GIVEN BY
                PERSON ENTITLED TO RECEIVE BEARER SECURITY]


                                CERTIFICATE

                INTERNATIONAL BUSINESS MACHINES CORPORATION


                  [Insert title or sufficient description
                       of Securities to be delivered]

          This is to certify that the above-captioned Securities are not being acquired by or on behalf of a United States person, or for offer to resell or for resale to a United States person or any person inside the United States, or, if a beneficial interest in the Securities is being acquired by a United States person, that such United States person is a financial institution as defined in Section 1.165-12(c)(1)(v) of the United States Treasury Regulations, or is acquiring through a financial institution, and that the Securities are held by a financial institution that has agreed to comply with the requirements of Section 165(j)(3)(A),
(B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder and that it is not purchasing for offer to resell or for resale inside the United States.

          As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          We undertake to advise you by telex if the above statement as to beneficial ownership is not correct on the date of delivery of the above-captioned Securities in bearer form as to all such Securities.

          We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:                   , 19
       ------------------    --
[To be dated on or after

                    , 19   the
--------------------    --
date determined as provided in
the Indenture]

                                                  [Name of Person Entitled
                                                  to Receive Bearer
                                                  Security]



                                                  -------------------------
                                                    (Authorized Signatory)
                                                  Name:
                                                  Title:

                                                                EXHIBIT B.2






               [FORM OF CERTIFICATE TO BE GIVEN BY EURO-CLEAR
                       AND CEDEL BANK SOCIETE ANONYME
             IN CONNECTION WITH THE EXCHANGE OF A PORTION OF A
                         TEMPORARY GLOBAL SECURITY]


                                CERTIFICATE

                INTERNATIONAL BUSINESS MACHINES CORPORATION


                  [Insert title or sufficient description
                       of Securities to be delivered]

          This is to certify with respect to $___________ principal amount of the above-captioned Securities (i) that we have received from each of the persons appearing in our records as persons entitled to a portion of such principal amount (our "Qualified Account Holders") a certificate with respect to such portion substantially in the form attached hereto and
(ii) that we are not submitting herewith for exchange any portion of the temporary global Security representing the above-captioned Securities excepted in such certificates.

          We further certify that as of the date hereof we have not received any notification from any of our Qualified Account Holders to the effect that the statements made by such Qualified Account Holders with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.


Date: ____________, 19__
[To be dated no earlier
than the Exchange Date]

                              [MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                              BRUSSELS OFFICE, as Operator of the
                              Euro-clear System]
                              [CEDEL BANK SOCIETE ANONYME]

                              By ___________________________

                                                                EXHIBIT B.3






               [FORM OF CERTIFICATE TO BE GIVEN BY EURO-CLEAR
                  AND CEDEL BANK SOCIETE ANONYME TO OBTAIN
                    INTEREST PRIOR TO AN EXCHANGE DATE]


                                CERTIFICATE

                INTERNATIONAL BUSINESS MACHINES CORPORATION


                        [Insert title or sufficient
                         description of Securities]

          We confirm that the interest payable on the Interest Payment Date on [Insert Date] will be paid to each of the persons appearing in our records as being entitled to interest payable on such date from whom we have received a written certification, dated not earlier than such Interest Payment Date, substantially in the form attached hereto. We undertake to retain certificates received from our member organizations in connection herewith for four years from the end of the calendar year in which such certificates are received.

          We undertake that any interest received by us and not paid as provided above shall be returned to the Trustee for the above Securities immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid by such Trustee to the above issuer at the end of two years after such Interest Payment Date.


Date:____________, 19__
[To be dated on or after the
relevant Interest Payment Date]

                              [MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK, BRUSSELS OFFICE,
                              as Operator of the Euro-clear
                              System]
                              [CEDEL BANK SOCIETE ANONYME]

                              By ___________________________

                                                                EXHIBIT B.4






           [FORM OF CERTIFICATE TO BE GIVEN BY BENEFICIAL OWNERS
               TO OBTAIN INTEREST PRIOR TO AN EXCHANGE DATE]


                                CERTIFICATE

                INTERNATIONAL BUSINESS MACHINES CORPORATION


                        [Insert title or sufficient
                         description of Securities]

          This is to certify that as of the Interest Payment Date on [Insert Date] and except as provided in the third paragraph hereof, the above-captioned Securities held by you for our account are not beneficially owned by a United States person, and have not been acquired by or on behalf of a United States person, or for offer to resell or for resale to a United States person or any person inside the United States, or, if any of such Securities held by you for our account are beneficially owned by a United States person, (i) such United States person is a financial institution within the meaning of Section 1.165-12(c)(1)(v) of the United States Treasury Regulations purchasing for its own account or has acquired such Securities through a financial institution and (ii) such Securities are held by a financial institution that has agreed to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder and that it did not purchase for offer to resell or for resale inside the United States.

          As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          This certificate excepts and does not relate to U.S. $_________ principal amount of the above-captioned Securities appearing in your books as being held for our account as to which we are not yet able to certify and as to which we understand interest cannot be credited unless and until we are able to so certify.

          We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Date:____________, 19__
[To be dated on or after
the 15th day before the
relevant Interest Payment Date]

                                   [Name of Person Entitled
                                   to Receive Interest]

                                   _________________________
                                    (Authorized Signature)
                                   Name:
                                   Title:

                                                                EXHIBIT B.5






                    [FORM OF CONFIRMATION TO BE SENT TO
                      PURCHASERS OF BEARER SECURITIES]

          By your purchase of the securities referred to in the accompanying confirmation (the "Securities"):

          You represent that you are not a United States person or, if you are a United States person, you are a financial institution as that term is defined in Section 1.165-12(c)(1)(v) of the United States Treasury Regulations, or are acquiring through a financial institution, and that the Securities will be held by a financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder and are not purchasing the Securities on behalf of any United States person other than such a financial institution or for offer to resell or for resale inside the United States.

          If you are a dealer, (a) you also represent that you have not offered, sold or delivered, and agree that you will not offer, sell, resell or deliver, any of such Securities, directly or indirectly, in the United States or to any United States person other than such a financial institution and (b) you agree that you will deliver to all purchasers of such Securities from you a written statement in this form.

          As used herein, "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction and "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.